                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission only (as permitted by
      Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                 PROSOURCE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

[ ]   No Filing Fee Required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)   Title of each class of securities to which transaction applies:
            Class A Common Stock and Class B Common Stock
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:
[X]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                                 PROSOURCE, INC.
                              1500 San Remo Avenue
                           Coral Gables, Florida 33146

                                 April 30, 1998


Dear Stockholder:

            You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of ProSource, Inc. (the "Company") to be held at 11:30 a.m., local time, on May 20, 1998 at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, 19th Floor, New York, New York 10022.

            As described in the accompanying Proxy Statement, at the Special Meeting you will be asked to consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated as of January 29, 1998 (the "Merger Agreement"), among AmeriServe Food Distribution, Inc., a Delaware corporation ("AmeriServe"), Steamboat Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of AmeriServe ("Merger Sub"), and the Company and to approve the transactions contemplated thereby, including the Merger (as defined below). On the terms and subject to the conditions of the Merger Agreement, if the stockholders of the Company approve and adopt the Merger Agreement, (i) Merger Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of AmeriServe, and (ii) all of the presently issued and outstanding shares of the Company's Class A common stock, par value $0.01 per share ("Class A Common Stock"), and Class B common stock, par value $0.01 per share ("Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock"), including fractional shares, will be converted into the right to receive $15.00 per share in cash (or a pro-rata portion thereof, in the case of fractional shares), without interest (the "Merger Consideration") (other than shares held by the Company as treasury stock or shares owned by AmeriServe, Merger Sub or any subsidiary of the Company, AmeriServe or Merger Sub, which will be canceled, and shares held by the stockholders of the Company, if any, who properly exercise their appraisal rights under Delaware law). The Merger Consideration was determined by negotiations between the Company and AmeriServe, and is not subject to adjustment. No third party valuations or appraisals were obtained in connection with the determination of the Merger Consideration. The same per share valuation was used in determining the consideration payable in respect of whole and fractional shares. The aggregate Merger Consideration to be paid in the Merger, including amounts paid by the Company in respect of the cancellation of options to purchase Common Stock and amounts paid in respect of fractional shares, is approximately $144 million. Detailed information concerning the Merger is set forth in the accompanying Proxy Statement which you are urged to read carefully. A copy of the Merger Agreement is attached as Annex I to the accompanying Proxy Statement.

            Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of shares of Common Stock entitled to cast a majority of the votes of all outstanding shares of Common Stock held by stockholders of record on April 1, 1998 (the "Record Date"). On the Record Date, the Company had outstanding 9,383,591 shares of Common Stock (3,526,835 shares of Class A Common Stock and 5,856,756 shares of Class B Common Stock). Holders of the Class A Common Stock will be entitled to one vote for each share of Class A Common Stock so held and holders of the Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock so held. Pursuant to a Voting Agreement, dated as of January 29, 1998 (the "Voting Agreement"), among AmeriServe, Merger Sub and Onex DHC LLC,

Onex OMI LLC, ProSource Executive Investco LLC and Onex Ohio LLC (collectively, the "Onex Stockholders"), the Onex Stockholders have agreed, among other things, to vote their shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement. The Onex Stockholders are controlled by Onex Corporation. The Onex Stockholders beneficially own approximately 14.1% of the outstanding shares of Class A Common Stock and 89.1% of the outstanding shares of Class B Common Stock entitled to vote at the Special Meeting, representing in the aggregate approximately 84.8% of the total votes entitled to be cast at the Special Meeting and thus have sufficient voting power to approve and adopt the Merger Agreement without regard to the votes of other stockholders. A copy of the Voting Agreement is attached as Annex II to the accompanying Proxy Statement.

            Holders of Common Stock who comply with the applicable requirements of Delaware law will be entitled to appraisal rights under Delaware law in connection with the Merger as described in the accompanying Proxy Statement.

            The Company's Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement and has determined that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its stockholders AND HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. In reaching its determination, the Board of Directors considered, among other things, the opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), that as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of Class A Common Stock in the Merger, was fair from a financial point of view. The opinion of Morgan Stanley is included as Annex III to the accompanying Proxy Statement. You are urged to read the opinion in its entirety for further information with respect to the assumptions made, matters considered and limits of the review undertaken by Morgan Stanley.

            We urge you to read the enclosed material carefully and request that you promptly complete and return the enclosed proxy in the enclosed return envelope, which requires no postage if mailed in the United States. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy.

                                   Sincerely,


      /s/ David R. Parker                  /s/ Thomas C. Highland
      -----------------------              -------------------------------------
      David R. Parker                      Thomas C. Highland
      Chairman of the Board                President and Chief Executive Officer

                                 PROSOURCE, INC.
                              1500 San Remo Avenue
                           Coral Gables, Florida 33146

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1998


To Our Stockholders:

            NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (including any adjournments or postponements thereof, the "Special Meeting") of ProSource, Inc., a Delaware corporation (the "Company"), will be held on May 20, 1998, at 11:30 a.m., local time, at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, 19th Floor, New York, New York 10022 for the following purposes, which are more fully described in the accompanying Proxy
Statement:

                  (a) To consider and vote on a proposal (the "Merger Proposal")
            to approve and adopt an Agreement and Plan of Merger, dated as of January 29, 1998 (the "Merger Agreement"), among AmeriServe Food Distribution, Inc., a Delaware corporation ("AmeriServe"), Steamboat Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of AmeriServe ("Merger Sub"), and the Company pursuant to which, (i) Merger Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of AmeriServe, and (ii) each outstanding share of the Company's Class A common stock, par value $0.01 per share ("Class A Common Stock"), and Class B Common Stock, par value $0.01 per share ("Class B Common Stock" and collectively with the Class A Common Stock the "Common Stock"), including fractional shares, will be converted into the right to receive $15.00 in cash (or a pro-rata portion thereof, in the case of fractional shares), without interest (the "Merger Consideration") (other than shares held by the Company as treasury stock or shares owned by AmeriServe, Merger Sub or any subsidiary of the Company, AmeriServe or Merger Sub, which will be canceled, and shares held by the stockholders of the Company, if any, who properly exercise their appraisal rights under Delaware law), and to approve the transactions contemplated by the Merger Agreement, including the Merger. A copy of the Merger Agreement is attached as Annex I to the accompanying Proxy Statement.

                  (b) To transact such other business as may properly come
            before the Special Meeting, including any adjournments or postponements thereof.

            Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of shares of Common Stock entitled to cast a majority of the votes of all outstanding shares of Common Stock held by stockholders of record on April 1, 1998 (the "Record Date"). On the Record Date, the Company had outstanding 9,383,591 shares of Common Stock (3,526,835 shares of Class A Common Stock and 5,856,756 shares of Class B Common Stock). Holders of the Class A Common Stock will be entitled to one vote for each share of Class A Common Stock so held and holders of the Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock so held.

            Pursuant to a Voting Agreement, dated as of January 29, 1998 (the "Voting Agreement"), among AmeriServe, Merger Sub and Onex DHC LLC, Onex OMI LLC, ProSource Executive Investco LLC and Onex Ohio LLC (collectively, the "Onex Stockholders"), the Onex Stockholders have agreed to vote their shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, and against certain other corporate actions, including any such actions that relate to any competing transaction, and the Onex Stockholders have granted AmeriServe and Merger Sub an irrevocable proxy to vote all shares of Common Stock beneficially owned by them and all other shares of Common Stock of which the Onex Stockholders acquire beneficial ownership after January 29, 1998 and during the term of the Voting Agreement, if any (such shares collectively, the "Subject Shares"), in such manner. The Onex Stockholders have also agreed, pursuant to the Voting Agreement, to comply with certain restrictions on the transfer of the Subject Shares, to waive any rights of appraisal available in connection with the Merger and to take or refrain from taking certain other actions. Pursuant to the Voting Agreement, the Onex Stockholders have granted to Merger Sub an irrevocable option (the "Merger Sub Option") to purchase the Subject Shares at $15.00 per share (the "Exercise Price") if the Merger Agreement is terminated under certain circumstances subject to the terms and conditions of the Voting Agreement. In the event that Merger Sub purchases the Subject Shares pursuant to the Merger Sub Option, it will be required to make a cash tender offer for the remaining shares of Common Stock not held by it at a price of $15.00 per share, subject to certain conditions set forth in the Voting Agreement. If Merger Sub exercises the option, purchases the Subject Shares and has not acquired the remaining shares of Common Stock, then Merger Sub will be obligated to pay the Onex Stockholders one-half of any consideration in excess of the Exercise Price (net of taxes, expenses and other specified amounts) received by Merger Sub in respect of the Subject Shares in connection with certain business combinations during the one year period following the closing of the Merger Sub Option exercise. The Onex Stockholders are controlled by Onex Corporation. The Onex Stockholders beneficially own approximately 14.1% of the outstanding shares of Class A Common Stock and 89.1% of the outstanding shares of Class B Common Stock entitled to vote at the Special Meeting, representing in the aggregate approximately 84.8% of the total votes entitled to be cast at the Special Meeting and thus have sufficient voting power to approve and adopt the Merger Agreement without regard to the votes of other stockholders. None of the Onex Stockholders received any consideration in exchange for agreeing to enter into the Voting Agreement. A copy of the Voting Agreement is attached as Annex II to the accompanying Proxy Statement. For a more detailed summary of the foregoing provisions and certain other provisions of the Voting Agreement, see "The Voting Agreement."

            Upon consummation of the Merger, all outstanding shares of Common Stock (other than shares held by the Company as treasury stock or shares owned by AmeriServe, Merger Sub or any subsidiary of the Company, AmeriServe or Merger Sub, which will be canceled, and shares held by the stockholders of the Company, if any, who properly exercise their appraisal rights under Delaware law), including fractional shares, will be converted into the right to receive the $15.00 per share Merger Consideration (or a pro-rata portion thereof, in the case of fractional shares). The Merger Consideration was determined by negotiations between the Company and AmeriServe, and is not subject to adjustment. No third party valuations or appraisals were obtained in connection with the determination of the Merger Consideration. The same per share valuation was used in determining the consideration payable in respect of whole and fractional shares. The aggregate Merger Consideration to be paid in the Merger, including amounts paid by the Company in respect of the cancellation of options to purchase Common Stock and amounts paid in respect of fractional shares, is approximately $144 million.

            At the Effective Time, outstanding options to purchase shares of Common Stock granted under any of the Company's option plans, whether or not then vested or exercisable ("Options"), surrendered by the holder thereof for cash, will be canceled, and in consideration of such cancellation (except to the extent that AmeriServe or Merger Sub and the holder of any such Option otherwise agree), the Company will pay to each such holder of Options an amount in cash in respect thereof equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Options and (ii) the number of shares of Common Stock subject to such Options, less applicable withholding taxes. As of the Record Date, there were approximately 639,650 Options outstanding, all of which were held by current or former directors, officers or employees of the Company. Each Option represents the right to purchase one share of Common Stock. Approximately $1.9 million will be paid by the Company to Option holders in respect of the cancellation of such Options in connection with the Merger, including approximately $1.3 million to executive officers and directors of the Company, less applicable withholding taxes. See "The Merger Agreement -- The Merger -- Options."

            The Company's 1997 Employee Stock Purchase Plan (the "ESPP") permits full-time employees of the Company and its subsidiaries who have been employed for at least three months prior to July 1 each year (the first day of the ESPP plan year) to purchase shares of Class A Common Stock, through payroll deductions, at 85% of the fair market value of a share of Class A Common Stock on the first business day of the plan year. Amounts withheld are held in participant accounts until the last business day of each quarter, at which time the shares of Class A Common Stock are purchased. Pursuant to the Merger Agreement, the Company has agreed to amend the ESPP such that, if the Effective Time occurs prior to the end of the current plan year, the date on which the Effective Time occurs will be deemed the last day of the current plan year for purposes of the ESPP. Such amendment will have the effect that on such date, immediately prior to the Effective Time, in accordance with the ESPP, all amounts previously withheld from the participants' pay pursuant to the ESPP will be used to purchase shares of Class A Common Stock from the Company at a purchase price of $6.035 (85% of the fair market value of the Class A Common Stock on July 1, 1997 (as determined in accordance with the ESPP), the first business day of the current plan year). The shares purchased will thereafter be converted in the Merger into the right to receive the Merger Consideration. See "The Merger Agreement -- The Merger -- Employee Stock Purchase Plan."

            The Company's Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement and has determined that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its stockholders AND HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. See "The Merger - Background of the Merger" for a detailed description of negotiations between AmeriServe and the Company, and "The Merger - Reasons for the Merger; Recommendation of the Board of Directors" for a detailed discussion of the principal factors considered by the Board of Directors in reaching its determination that the Merger Agreement and the Merger are fair to and in the best interest of the Company and its stockholders.

            Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Special Meeting will be available for examination, for proper purposes, during ordinary business hours at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, 19th Floor, New York, New York 10022 during the ten days prior to the Special Meeting.

            The accompanying Proxy Statement describes the Merger Agreement, the proposed Merger and certain actions to be taken in connection with the Merger. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Special Meeting. You may revoke your proxy at any time before it is voted at the Special Meeting by giving due notice of such revocation to the Secretary of the Company, by signing and delivering a proxy bearing a later date or by attending the Special Meeting and voting in person. See "The Special Meeting - Voting and Revocation of Proxies; Adjournments" for a detailed discussion of the procedure for revoking proxies.

            All shares of Common Stock which are represented at the Special Meeting by a properly executed proxy received and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Proxies that do not contain any instruction to vote for or against or to abstain from voting on the Merger Proposal will be voted For the Merger Proposal.

            In connection with the proposed Merger, appraisal rights will be available to those stockholders of the Company who meet and comply with the requirements of Section 262 of the General Corporation Law of the State of Delaware (the "DGCL"), a copy of which is included as Annex IV to the Proxy Statement. See "The Merger - Appraisal Rights" in the Proxy Statement for a detailed discussion of the appraisal rights available to stockholders under
Section 262 of the DGCL in connection with the proposed Merger. Stockholders electing to exercise appraisal rights may receive more or less than the $15.00 per share Merger Consideration to be paid to stockholders who do not exercise appraisal rights.

                             By Order of the Board Of Directors,



                             /s/ Paul A. Garcia de Quevedo
                             -------------------------------
                             Paul A. Garcia de Quevedo
                             Secretary

Coral Gables, Florida
April 30, 1998

            TO VOTE YOUR SHARES OF COMMON STOCK, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

            PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, AFTER THE EFFECTIVE TIME OF THE MERGER, YOU WILL BE SENT A LETTER OF TRANSMITTAL REGARDING THE SURRENDER OF YOUR CERTIFICATES. SEE "THE MERGER AGREEMENT -- THE MERGER -- EXCHANGE OF CERTIFICATES" IN THE ACCOMPANYING PROXY STATEMENT.

            IF YOU HAVE ANY QUESTIONS OR REQUIRE ADDITIONAL MATERIAL, PLEASE CONTACT THE COMPANY'S CORPORATE SECRETARY, PAUL A. GARCIA DE QUEVEDO, AT (305) 740-1000.

                                 PROSOURCE, INC.
                              1500 San Remo Avenue
                           Coral Gables, Florida 33146

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------

                         SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1998

                             -----------------------

                                  INTRODUCTION

            This Proxy Statement (this "Proxy Statement") is being furnished to holders of Class A common stock, par value $0.01 per share (the "Class A Common Stock") and holders of Class B common stock, par value $0.01 per share (the "Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock"), of ProSource, Inc., a Delaware corporation (together with its subsidiaries, except where the context otherwise requires, "ProSource" or the "Company"), in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors (the "Board" or the "Board of Directors") for use at a Special Meeting of stockholders to be held at 11:30 a.m., local time, on May 20, 1998, at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, 19th Floor, New York, New York 10022, and at any adjournments or postponements thereof (the "Special Meeting").

            At the Special Meeting, holders of Common Stock will be asked to consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated as of January 29, 1998 (the "Merger Agreement"), among AmeriServe Food Distribution, Inc., a Delaware corporation ("AmeriServe"), Steamboat Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of AmeriServe ("Merger Sub"), and the Company and to approve the transactions contemplated by the Merger Agreement, including the Merger (as defined below). On the terms and subject to the conditions of the Merger Agreement, if the stockholders of the Company approve and adopt the Merger Agreement, (i) Merger Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation") and becoming a wholly-owned subsidiary of AmeriServe, and (ii) each outstanding share of Common Stock, including fractional shares, will be converted into the right to receive $15.00 in cash (or a pro-rata portion thereof, in the case of fractional shares), without interest (the "Merger Consideration") (other than shares held by the Company as treasury stock or shares owned by AmeriServe, Merger Sub or any subsidiary of the Company, AmeriServe or Merger Sub, which will be canceled, and shares held by the stockholders of the Company, if any, who properly exercise their appraisal rights under Delaware law). A copy of the Merger Agreement is attached as Annex I to this Proxy Statement. This Proxy Statement describes the material portions of the Merger Agreement. The description of the Merger Agreement set forth herein is subject to, and is qualified in its entirety by reference to, the text of the Merger Agreement.

                  The Merger Consideration was determined by negotiations between the Company and AmeriServe, and is not subject to adjustment. No third party valuations or appraisals were obtained in connection with the determination of the Merger Consideration. The same per share valuation was used in determining the consideration payable in respect of whole and fractional shares. The aggregate Merger Consideration to be paid in the Merger, including amounts paid by the Company in respect of the cancellation of options to purchase Common Stock and amounts paid in respect of fractional shares, is approximately $144 million.

            Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of shares of Common Stock entitled to cast a majority of the votes of all outstanding shares of Common Stock held by stockholders of record on April 1, 1998 (the "Record Date"). Pursuant to a Voting Agreement, dated as of January 29, 1998 (the "Voting Agreement"), among AmeriServe, Merger Sub and Onex DHC LLC, Onex OMI LLC, ProSource Executive Investco LLC and Onex Ohio LLC (collectively, the "Onex Stockholders"), the Onex Stockholders have agreed, among other things, to vote their shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement. The Onex Stockholders are controlled by Onex Corporation ("Onex"). The Onex Stockholders beneficially own approximately 14.1% of the outstanding shares of Class A Common Stock and 89.1% of the outstanding shares of Class B Common Stock entitled to vote at the Special Meeting, representing in the aggregate approximately 84.8% of the total votes entitled to be cast at the Special Meeting and thus have sufficient voting power to approve and adopt the Merger Agreement without regard to the votes of other stockholders. None of the Onex Stockholders received any consideration in exchange for agreeing to enter into the Voting Agreement. A copy of the Voting Agreement is attached as Annex II to this Proxy Statement. This Proxy Statement describes the material portions of the Voting Agreement. The description of the Voting Agreement set forth herein is subject to, and is qualified in its entirety by reference to, the text of the Voting Agreement.

            The Company's Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement and has determined that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its stockholders AND HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. In reaching its determination, the Board of Directors considered, among other things, the opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), that as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of Class A Common Stock in the Merger, was fair from a financial point of view. The opinion of Morgan Stanley is included as Annex III to this Proxy Statement. You are urged to read the opinion in its entirety for further information with respect to the assumptions made, matters considered and limits of the review undertaken by Morgan Stanley.

            All information contained in this Proxy Statement concerning AmeriServe and its subsidiaries, including Merger Sub, has been supplied by AmeriServe and has not been independently verified by the Company. Except as otherwise indicated, all other information contained in this Proxy Statement has been supplied or prepared by the Company.

            This Proxy Statement and the accompanying form of proxy (the "Proxy") and the other enclosed documents are being mailed on or about April 30, 1998 to holders of Common Stock entitled to notice of, and to vote at, the Special Meeting.

              The date of this Proxy Statement is April 30, 1998.

                                TABLE OF CONTENTS


SUMMARY  ......................................................................1
         THE COMPANIES.........................................................1
         THE SPECIAL MEETING...................................................1
         THE MERGER............................................................5

THE SPECIAL MEETING...........................................................11
         GENERAL  ............................................................11
         MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING......................11
         REQUIRED VOTES.......................................................11
         VOTING AND REVOCATION OF PROXIES; ADJOURNMENTS.......................12
         RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM..........................12
         APPRAISAL RIGHTS.....................................................13
         SOLICITATION OF PROXIES..............................................13

THE MERGER....................................................................14
         BACKGROUND OF THE MERGER ............................................14
         REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF
                  DIRECTORS...................................................17
         OPINION OF MORGAN STANLEY............................................18
         INTERESTS OF CERTAIN PERSONS IN THE MERGER...........................21
         SOURCE AND AMOUNT OF FUNDS...........................................23
         ACCOUNTING TREATMENT.................................................23
         CERTAIN FEDERAL INCOME TAX CONSEQUENCES..............................24
         REGULATORY APPROVALS.................................................25
         CERTAIN CONSEQUENCES OF THE MERGER...................................25
         APPRAISAL RIGHTS.....................................................25

THE MERGER AGREEMENT..........................................................28
         THE MERGER...........................................................28
         REPRESENTATIONS AND WARRANTIES.......................................31
         CERTAIN COVENANTS....................................................32
         CONDITIONS TO THE MERGER.............................................35
         TERMINATION OF THE MERGER AGREEMENT..................................37
         AMENDMENT............................................................37
         FEES AND EXPENSES....................................................38

THE VOTING AGREEMENT..........................................................38
         TERM AND TERMINATION.................................................38
         VOTING   ............................................................38
         RESTRICTIONS ON TRANSFER AND WAIVER OF APPRAISAL RIGHTS..............39
         NO SOLICITATION......................................................39
         MERGER SUB OPTION....................................................40
         FURTHER AGREEMENTS OF AMERISERVE AND MERGER SUB......................41

THE COMPANIES.................................................................42
         PROSOURCE............................................................42
         AMERISERVE...........................................................42


                                       (i)

SELECTED FINANCIAL DATA.......................................................44

MARKET PRICES OF COMMON STOCK.................................................46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
         OWNERS AND MANAGEMENT................................................48

STOCKHOLDER PROPOSALS.........................................................50

INDEPENDENT AUDITORS..........................................................50

OTHER MATTERS.................................................................50

AVAILABLE INFORMATION.........................................................51

ANNEX I--   Merger Agreement.................................................I-1
ANNEX II--  Voting Agreement................................................II-1
ANNEX III-- Morgan Stanley Opinion.........................................III-1
ANNEX IV--  Section 262 of the Delaware General Corporation Law.............IV-1
ANNEX V--   Certain Information Regarding ProSource, Inc.....................V-1


                                      (ii)

                                     SUMMARY

            The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement and the Annexes hereto. Stockholders are urged to read this Proxy Statement and the Annexes hereto carefully and in their entirety.


                                  THE COMPANIES

ProSource.......................   The Company provides foodservice distribution
                                   services to chain restaurants in North
                                   America and provides purchasing and logistics services to the foodservice market. The
                                   Company distributes a wide variety of items, including fresh and frozen meat and poultry, seafood, frozen foods, canned and dry goods, fresh and pre-processed produce, beverages, dairy products, paper goods and cleaning and other supplies. The Company serves a variety of restaurants, including Burger King, Red
                                   Lobster, Long John Silver's, Olive Garden,
                                   TGIFriday's, Chick-fil-A, Chili's, Sonic,
                                   TCBY and Wendy's. ProSource is an indirect subsidiary of Onex Corporation. See "The
                                   Companies -- ProSource."

AmeriServe......................   AmeriServe is one of the nation's largest
                                   foodservice distributors, distributing a wide variety of items, including meat, poultry, frozen foods, canned and dry goods, produce, beverages, dairy products, paper goods, cleaning and other supplies and small equipment. See "The Companies -- AmeriServe."

Merger Sub......................   Merger Sub is a newly incorporated Delaware
                                   corporation organized in connection with the Merger and is a wholly-owned subsidiary of AmeriServe. Upon the consummation of the Merger, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation and becoming a wholly-owned subsidiary of AmeriServe.


                               THE SPECIAL MEETING

Time, Date and Place;
Record Date.....................   The Special Meeting of the stockholders of
                                   the Company will be held at 11:30 a.m., local time, on May 20, 1998 at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425
                                   Park Avenue, 19th Floor, New York, New York
                                   10022. Stockholders of record at the close of business on April 1, 1998, the Record Date, will be entitled to notice of, and to vote at, the Special Meeting. The date of the mailing of this Proxy Statement to stockholders of the Company is on or about
                                   April 30, 1998.

Effective Time..................   The Merger Agreement provides that, on the
                                   second business day after satisfaction or waiver of the conditions to the Merger, the closing of the Merger shall take place
                                   (unless another time is agreed to by the parties), and at such time the Company and Merger Sub will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the Delaware General Corporation
                                   Law (the "DGCL") in connection with the
                                   Merger, and the Merger will become effective upon such filing or at such later time as is specified in such certificate of merger (the
                                   "Effective Time").

                                   The obligations of each of the Company,
                                   AmeriServe and Merger Sub to consummate the Merger are subject to various conditions, including, without limitation, obtaining requisite Company stockholder approval, the termination or expiration of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (see "The Merger -- Regulatory Approvals"), and the absence of any applicable law, injunction or other legal restraint prohibiting the consummation of the Merger. See "The Merger Agreement -- Conditions to the Merger." The Company has been informed by the Federal Trade Commission (the "FTC") that the waiting period under the HSR Act was terminated effective as of February 13, 1998.

                                   If the stockholders of the Company approve the Merger Proposal (as defined herein), the Effective Time is expected to occur as soon as practicable following the Special Meeting.

Matters to be Considered at
the Special Meeting.............   At the Special Meeting, the stockholders of
                                   the Company will consider and vote upon a proposal to approve and adopt the Merger
                                   Agreement and the transactions contemplated thereby, including the Merger (the "Merger
                                   Proposal"), pursuant to which Merger Sub will merge with and into the Company and the stockholders of the Company will receive
                                   $15.00 in cash, without interest, per share of Common Stock, other than shares held by the Company as treasury stock or shares owned by AmeriServe, Merger Sub or any subsidiary of the Company, AmeriServe or Merger Sub, which will be canceled, and shares held by the stockholders of the Company, if any, who properly exercise their appraisal rights under Delaware law. See "The Special
                                   Meeting -- Matters to be Considered at the Special Meeting."

Required Votes..................   The approval of the Merger Proposal will
                                   require the affirmative vote of the holders of shares of Common Stock entitled to cast a majority of the votes of all outstanding shares of Common Stock entitled to vote at the Special Meeting. On the Record Date, the
                                   Company had outstanding 9,383,591 shares of Common Stock (3,526,835 shares of Class A
                                   Common Stock and 5,856,756 shares of Class B
                                   Common Stock). Holders of the Class A Common
                                   Stock will be entitled to one vote for each share of Class A Common Stock so held and holders of the Class B Common Stock will be entitled to ten votes for each share of Class
                                   B Common Stock so held. The Onex Stockholders have agreed, pursuant to the terms of the Voting Agreement, to vote all shares of Common Stock beneficially owned by them and all other shares of Common Stock of which the Onex

                                   Stockholders acquire beneficial ownership after January 29, 1998 and during the term of the Voting Agreement, if any (such shares collectively, the "Subject Shares"), in favor of the Merger Proposal. The Onex Stockholders are controlled by Onex. The Onex Stockholders beneficially own approximately 14.1% of the outstanding shares of Class A Common Stock and 89.1% of the outstanding shares of Class B Common Stock entitled to vote at the Special Meeting, representing in the aggregate approximately 84.8% of the total votes entitled to be cast at the Special Meeting and thus have sufficient voting power to approve and adopt the Merger Agreement without regard to the votes of other stockholders. None of the Onex Stockholders received any consideration in exchange for agreeing to enter into the Voting Agreement. See "The Special Meeting -- Required Votes," "The Voting Agreement" and "Security Ownership of Certain Beneficial Owners and Management."

Voting and Revocation of
Proxies; Adjournments...........   This Proxy Statement is being furnished to
                                   stockholders of record at the close of
                                   business on the Record Date in connection with the solicitation of Proxies by and on behalf of the Board for use at the Special
                                   Meeting. All shares of Common Stock which are represented at the Special Meeting by a properly executed Proxy received and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Proxies that do not contain any instruction to vote for or against or to abstain from voting on the Merger Proposal will be voted For the Merger
                                   Proposal.

                                   The Board of Directors is not currently aware of any business to be acted upon at the Special Meeting other than the Merger Proposal. If, however, other matters are properly brought before the Special Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the Proxy. The persons appointed as proxies will not exercise their discretionary voting authority to vote any such Proxy in favor of any adjournments or postponements of the Special Meeting. If the Special Meeting is adjourned, for whatever reason, the approval of the Merger Proposal shall be considered and voted upon by the stockholders of the Company at the subsequent, reconvened meeting, if any.

                                   Any Proxy signed and returned by a
                                   stockholder may be revoked by such
                                   stockholder at any time before it is voted by giving due notice of such revocation to the Company's Corporate Secretary, Paul A. Garcia de Quevedo, at 1500 San Remo Avenue, Coral Gables, Florida 33146, by signing and delivering a Proxy bearing a later date or by attending the Special Meeting and voting in person. Attendance at the Special Meeting without taking other affirmative action as aforementioned will not constitute a revocation of a Proxy. See "The Special Meeting -- Voting and Revocation of Proxies; Adjournments."

Solicitation of Proxies.........   The cost of soliciting proxies, which will be
                                   undertaken by mail, telephone, personal
                                   contact or other means of communication, will be borne by the Company. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's
                                   Common Stock, and the Company will reimburse such forwarding parties for reasonable expenses incurred by them. The Company's regularly retained investor relations consultant, Corporate Communications, Inc., will assist in the solicitation of proxies from stockholders, and further solicitations may be undertaken by directors, officers and employees of the Company. Such persons will not be compensated for such services, but will be reimbursed for out of pocket expenses. See "The Special Meeting --
                                   Solicitation of Proxies."

                                   If you have any questions or require
                                   additional material, please call the
                                   Company's Corporate Secretary, Paul A. Garcia de Quevedo, at (350) 740-1000. HOLDERS OF COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. See "The Merger Agreement -- The Merger -- Exchange of Certificates."

Security Ownership of
Certain Beneficial
Owners and Management...........   As of the Record Date, the Onex Stockholders
                                   beneficially owned an aggregate of 496,583 shares of Class A Common Stock (representing approximately 14.1% of the outstanding shares of Class A Common Stock) and 5,218,072 shares of Class B Common Stock (representing approximately 89.1% of the outstanding shares of Class B Common Stock). Such shares represent in the aggregate approximately
                                   84.8% of the total votes entitled to be cast at the Special Meeting. The Onex Stockholders have agreed, pursuant to the terms of the Voting Agreement, to vote the Subject Shares in favor of the Merger Proposal.

                                   As of the Record Date, excluding shares held by Onex and its affiliates which are deemed beneficially owned by Gerald W. Schwartz, a director of the Company and Chairman of the Board, President and Chief Executive Officer of Onex, the directors and executive officers of the Company beneficially owned an aggregate of 17,645 shares of Class A Common Stock (representing approximately 0.5% of the outstanding shares of Class A Common Stock) and 439,200 shares of Class B Common Stock (representing approximately 7.5% of the outstanding shares of Class B Common Stock). Such shares represent in the aggregate approximately 7.1% of the total votes entitled to be cast at the Special Meeting. The directors and executive officers of the Company have indicated that they intend to vote their shares of Common Stock in favor of the Merger Proposal. See "Security Ownership of Certain Beneficial Owners and Management."

                                   THE MERGER

Effect of the Merger;
Merger Consideration............   Upon consummation of the Merger, (i) Merger
                                   Sub will be merged with and into the Company, with the Company continuing as the Surviving
                                   Corporation and becoming a wholly-owned
                                   subsidiary of AmeriServe, and (ii) each
                                   outstanding share of Common Stock, including fractional shares, will be converted into the right to receive $15.00 in cash (or a pro-rata portion thereof, in the case of fractional shares), without interest (other than shares held by the Company as treasury stock, or shares owned by AmeriServe, Merger
                                   Sub or any subsidiary of the Company,
                                   AmeriServe or Merger Sub, which will be
                                   canceled, and shares held by the stockholders of the Company, if any, who properly exercise their appraisal rights under Section 262 of the DGCL). The Merger Consideration was determined by negotiations between the
                                   Company and AmeriServe, and is not subject to adjustment. No third party valuations or appraisals were obtained in connection with the determination of the Merger
                                   Consideration. The same per share valuation was used in determining the consideration payable in respect of whole and fractional shares. The aggregate Merger Consideration to be paid in the Merger, including amounts paid by the Company in respect of the cancellation of options to purchase Common Stock and amounts paid in respect of fractional shares, is approximately $144 million.

Treatment of Stock
Options.........................   At the Effective Time, outstanding options to
                                   purchase shares of Common Stock granted under any of the Option Plans (as defined herein), whether or not then vested or exercisable
                                   ("Options"), surrendered by the holder
                                   thereof for cash, will be canceled, and in consideration of such cancellation (except to the extent that AmeriServe or Merger Sub and the holder of any such Option otherwise agree), the Company will pay to each such holder of Options an amount in cash in respect thereof equal to the product of (i) the excess, if any, of the Merger
                                   Consideration over the per share exercise price of such Options and (ii) the number of shares of Common Stock subject to such Options, less applicable withholding taxes.
                                   As of the Record Date, there were
                                   approximately 639,650 Options outstanding, all of which were held by current and former directors, officers or employees of the Company. Each Option represents the right to purchase one share of Common Stock.
                                   Approximately $1.9 million will be paid by the Company to Option holders in respect of the cancellation of such Options in connection with the Merger, including approximately $1.3 million to executive officers and directors of the Company, less applicable withholding taxes. See "The Merger
                                   Agreement -- The Merger -- Options."

Treatment of the
Company's Employee
Stock Purchase Plan.............   The Company's 1997 Employee Stock Purchase
                                   Plan (the "ESPP") permits full-time employees of the Company and its subsidiaries who have been employed for at least three months prior to July 1 each year (the first day of the ESPP plan year) to purchase shares of Class A
                                   Common Stock, through payroll deductions, at 85% of the fair market value of a share of Class A Common Stock on the first business day of the plan year. Amounts withheld are held in participant accounts until the last business day of each quarter, at which time the shares of Class A Common Stock are purchased. Pursuant to the Merger Agreement, the Company has agreed to amend the ESPP such that, if the Effective Time occurs prior to the end of the current plan year, the date on which the Effective Time occurs will be deemed the last day of the current plan year for purposes of the ESPP. Such amendment will have the effect that on such date, immediately prior to the Effective Time, in accordance with the ESPP, all amounts previously withheld from the participants' pay pursuant to the ESPP will be used to purchase shares of Class A Common Stock from the Company at a purchase price of $6.035
                                   (85% of the fair market value of the Class A
                                   Common Stock on July 1, 1997 (as determined in accordance with the ESPP), the first business day of the current plan year). The shares purchased will thereafter be converted in the Merger into the right to receive the Merger Consideration. At the Effective Time, the Company will terminate the ESPP, any cash held in participant accounts after the purchase described above will be distributed to the respective participants in the ESPP and no plan year that would otherwise commence on or after such date will commence.
                                   If the current plan year ends prior to the Effective Time, the ESPP will terminate as of the last day of the plan year. See "The
                                   Merger Agreement -- The Merger -- Employee
                                   Stock Purchase Plan."

Recommendation of the
Board of Directors..............   The Board, at a meeting duly called and held,
                                   has unanimously (i) determined that the
                                   Merger Agreement and the Merger are fair to and in the best interests of the Company and its stockholders and (ii) recommended that the Company's stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby. In reaching its determination that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, the Board considered a number of factors, as more fully described under "The Merger -- Reasons for the Merger;
                                   Recommendation of the Board of Directors."

Opinion of Morgan
Stanley.........................   Morgan Stanley has delivered to the Board of
                                   Directors a written opinion, dated January
                                   29, 1998 (the "Morgan Stanley Opinion"), to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger
                                   Consideration was fair, from a financial point of view, to the holders of Class A
                                   Common Stock. The full text of the Morgan
                                   Stanley Opinion which sets forth the
                                   assumptions made, matters considered and limitations on the review undertaken, is attached as Annex III to this Proxy Statement and should be read carefully in its entirety.
                                   The Morgan Stanley Opinion is directed to the Board of Directors and relates only to the fairness of the Merger Consideration to the holders of Class A Common

                                   Stock, from a financial point of view, does not address any other aspect of the Merger or any related transactions and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the Special Meeting. See "The Merger -- Opinion of Morgan Stanley."

Interests of Certain Persons
in the Merger...................   Certain directors and executive officers of
                                   the Company may have interests, described herein, that present them with potential conflicts of interest in connection with the Merger. The Board of Directors is aware of such conflicts and considered them in addition to the other matters described under "The Merger -- Reasons for the Merger;
                                   Recommendation of the Board of Directors."

                                   For example, as of the Record Date, excluding shares held by Onex and its affiliates which are deemed beneficially owned by Gerald W. Schwartz, a director of the Company and Chairman of the Board, President and Chief Executive Officer of Onex, the executive officers and directors of the Company (including one former director of the Company) owned an aggregate of 486,845 shares of Common Stock (or approximately 5.2% of the total outstanding shares of Common Stock). The aggregate consideration that will be received upon the consummation of the Merger by the executive officers and directors of the Company in respect of such shares will be $7,302,675. In addition, as of the Record Date, the current and former executive officers and directors of the Company had the right to acquire, in the aggregate, 355,100 shares of Common Stock upon the exercise of Options granted pursuant to the Option Plans at exercise prices less than the Merger Consideration. The cash that will be received by the executive officers and directors of the Company upon the consummation of the Merger pursuant to the surrender of Options will be approximately $1,255,175, less applicable withholding taxes. David R. Parker, the Company's Chairman of the Board, and Thomas C. Highland, the Company's President and Chief Executive Officer, are currently in discussions with AmeriServe regarding the possible extension of their employment agreements with the Company and the terms thereof. Further, pursuant to the Voting Agreement, the Onex Stockholders have agreed to vote the Subject Shares in favor of the Merger Proposal and have granted Merger Sub the Merger Sub Option (as defined herein) to purchase the Subject Shares at the Exercise Price (as defined herein), in each case, subject to the terms and conditions of the Voting Agreement. If Merger Sub exercises the option, purchases the Subject Shares and has not acquired the remaining shares of Common Stock, then Merger Sub will be obligated to pay the Onex Stockholders one-half of any consideration in excess of the Exercise Price (net of taxes, expenses and other specified amounts) received by Merger Sub in respect of the Subject Shares in connection with a Third Party Business Combination (as defined herein) during the one year period following the closing of the Option exercise. For detailed information concerning such conflicts, see "The Merger -- Interests of Certain Persons in the Merger."

Conditions to the Merger........   The obligations of each of the Company,
                                   AmeriServe and Merger Sub to consummate the Merger are subject to various conditions, including, without limitation, obtaining requisite Company stockholder approval, the termination or expiration of the relevant waiting period under the HSR Act (see "The
                                   Merger -- Regulatory Approvals"), and the absence of any applicable law, injunction or other legal restraint prohibiting the consummation of the Merger. The Company has been informed by the FTC that the waiting period under the HSR Act was terminated effective as of February 13, 1998.

                                   The conditions to closing relating to
                                   approval of the Merger Agreement by Company stockholders, compliance with the HSR Act and the absence of any laws, injunctions or other legal restraints prohibiting the consummation of the Merger may not be waived by the parties. The Company does not believe it could waive any other condition if the effect of such waiver would be to alter the consideration to be received by stockholders, unless the waiver was approved by stockholders. See "The Merger Agreement -- Conditions to the Merger."

Termination.....................   The Merger Agreement is subject to
                                   termination at any time prior to the
                                   Effective Time by the mutual consent of
                                   AmeriServe and the Company. The Merger
                                   Agreement is also subject to termination (i) by AmeriServe if the Company's stockholders fail to approve the Merger at the Special
                                   Meeting or if the Company's Board of
                                   Directors withdraws or modifies in a manner adverse to AmeriServe or Merger Sub its approval or recommendation of the Merger
                                   Agreement or the Merger (or resolves to do so) or (ii) by AmeriServe or the Company if there is any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree enjoining
                                   AmeriServe or the Company from consummating the Merger is entered (which, in the case of any action brought other than by a governmental entity, has become final and non-appealable), or if the Merger is not consummated by July 1, 1998. The Merger
                                   Agreement does not provide for the payment of monetary penalties to any party in the event that it is terminated. See "The Merger
                                   Agreement -- Termination of the Merger
                                   Agreement."

The Voting Agreement............   Pursuant to the Voting Agreement, the Onex
                                   Stockholders have agreed, among other things, to vote the Subject Shares, representing an aggregate of approximately 84.8% of the total votes entitled to be cast at the Special
                                   Meeting, in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, and against certain other corporate actions, including any such actions that relate to any competing transaction, and the Onex Stockholders have granted AmeriServe and Merger Sub an irrevocably proxy to vote the Subject Shares in such manner. The Onex
                                   Stockholders have also agreed, pursuant to the Voting Agreement, to comply with certain restrictions on the transfer of the Subject
                                   Shares, to waive any rights of appraisal available in connection with the Merger and to take or refrain from taking certain other actions. Pursuant to the Voting Agreement, the Onex Stockholders have granted to Merger
                                   Sub an irrevocable option (the "Merger Sub
                                   Option") to purchase the Subject Shares at $15.00 per share (the "Exercise Price") if the Merger Agreement is terminated under certain circumstances subject to the terms and conditions of the Voting Agreement. In the event that Merger Sub purchases the Subject Shares pursuant to the Merger Sub
                                   Option, it will be required to make a cash tender offer for the remaining shares of Common Stock not held by it at a price of $15.00 per share, subject to certain conditions set forth in the Voting Agreement.
                                   If Merger Sub exercises the option, purchases the Subject Shares and has not acquired the remaining shares of Common Stock, then Merger
                                   Sub will be obligated to pay the Onex
                                   Stockholders one-half of any consideration in excess of the Exercise Price (net of taxes, expenses and other specified amounts) received by Merger Sub in respect of the Subject Shares in connection with a Third
                                   Party Business Combination (as defined
                                   herein) during the one year period following the closing of the Merger Sub Option exercise. The Onex Stockholders are controlled by Onex. None of the Onex
                                   Stockholders received any consideration in exchange for agreeing to enter into the Voting Agreement. For a more detailed summary of the foregoing provisions and certain other provisions of the Voting Agreement, see "The
                                   Voting Agreement."

Appraisal Rights................   Holders of Common Stock on the Record Date
                                   that do not vote in favor of approving and adopting the Merger Agreement (including those who abstain with respect to the Merger
                                   Proposal and those who do not provide
                                   specific voting instructions to brokers who hold their shares of Common Stock in "street name") and that otherwise comply with the applicable statutory procedures of Section
                                   262 of the DGCL will be entitled to appraisal rights under Section 262 of the DGCL.
                                   Stockholders electing to exercise appraisal rights may receive more or less than the $15.00 per share Merger Consideration to be paid to stockholders who do not exercise appraisal rights. A summary of the provisions of Section 262 of the DGCL, including a summary of the requirements with which holders of Common Stock desiring to assert appraisal rights must comply, is contained herein under the heading "The Merger --
                                   Appraisal Rights." The entire text of Section
                                   262 of the DGCL is attached hereto as Annex
                                   IV.

Certain Federal Income
Tax Consequences................   The receipt of cash by a stockholder of the
                                   Company pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. In general, a stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the adjusted tax basis of his, her or its Common Stock and the amount of cash received in exchange therefor in the Merger. Such gain or loss generally will be capital gain or loss if the Common Stock is a capital asset in the hands of such stockholder. In the case of an individual, any such capital gain will be subject to federal income tax at a maximum rate of 28% if the holder's holding period in the Common
                                   Stock is more than one year
                                   but not more than 18 months and at a maximum rate of 20% if the holder's holding period is more than 18 months. The foregoing does not apply to individuals who are receiving a payment pursuant to the Merger in exchange for Options. Such individuals will recognize ordinary income equal to the full payment that they are entitled to receive in respect of such Options (i.e. the Merger
                                   Consideration less the exercise price of the Option). The foregoing is based on the opinion of Kaye, Scholer Fierman, Hays &
                                   Handler, LLP, counsel to the Company. See
                                   "The Merger -- Certain Federal Income Tax
                                   Consequences."

                                   BECAUSE CERTAIN TAX CONSEQUENCES OF THE
                                   MERGER MAY VARY DEPENDING ON THE PARTICULAR
                                   CIRCUMSTANCES OF EACH STOCKHOLDER, IT IS
                                   RECOMMENDED THAT HOLDERS OF COMMON STOCK
                                   CONSULT THEIR TAX ADVISORS CONCERNING THE
                                   FEDERAL (AND ANY STATE, LOCAL AND FOREIGN)
                                   TAX CONSEQUENCES OF THE MERGER IN THEIR
                                   PARTICULAR CIRCUMSTANCES.

Selected Financial
Data............................   Certain selected financial data of the
                                   Company are set forth under "SELECTED
                                   FINANCIAL DATA." The data should be read in conjunction with the financial statements and related notes included in "Certain
                                   Information Regarding ProSource, Inc."
                                   attached as Annex V to this Proxy Statement.

Certain Information in
Connection with the
Class A Common Stock............   The Class A Common Stock is quoted on the
                                   Nasdaq National Market. On January 29, 1998, the last trading date prior to the public announcement of the execution of the Merger
                                   Agreement, the closing price of the Class A
                                   Common Stock, as quoted on the Nasdaq
                                   National Market, was $6 15/16 per share. On
                                   April 1, 1998, the closing price of the Class
                                   A Common Stock, as quoted on the Nasdaq
                                   National Market, was $14 3/4 per share.
                                   Stockholders are urged to obtain current market quotations for the Common Stock prior to making any decision with respect to the Merger. See "Market Prices of Common Stock."

                               THE SPECIAL MEETING

GENERAL

            This Proxy Statement is being furnished to holders of Common Stock in connection with the solicitation of Proxies by and on behalf of the Board for use at the Special Meeting to be held at 11:30 a.m., local time, on May 20, 1998, at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, 19th Floor, New York, New York 10022, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

            At the Special Meeting, the stockholders of the Company will consider and vote on the Merger Proposal. The Merger Agreement is attached to this Proxy Statement as Annex I. See "The Merger" and "The Merger Agreement." The Board of Directors has determined that the Merger Agreement and the Merger are fair and in the best interests of the Company and its stockholders, has unanimously approved the Merger Agreement and recommends a vote FOR approval and adoption of the Merger Proposal. See "The Merger -- Background of the Merger" and "-- Reasons for the Merger; Recommendation of the Board of Directors."

REQUIRED VOTES

            The approval of the Merger Proposal will require the affirmative vote of the holders of shares of Common Stock entitled to cast a majority of the votes of all outstanding shares of Common Stock entitled to vote at the Special Meeting. On the Record Date, the Company had outstanding 9,383,591 shares of Common Stock (3,526,835 shares of Class A Common Stock and 5,856,756 shares of Class B Common Stock). Holders of the Class A Common Stock will be entitled to one vote for each share of Class A Common Stock so held and holders of the Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock so held. The Onex Stockholders have agreed, pursuant to the terms of the Voting Agreement, to vote all of the Subject Shares in favor of the Merger Proposal. The Onex Stockholders beneficially own approximately 14.1% of the outstanding shares of Class A Common Stock and 89.1% of the outstanding shares of Class B Common Stock entitled to vote at the Special Meeting, representing in the aggregate approximately 84.8% of the total votes entitled to be cast at the Special Meeting and thus have sufficient voting power to approve and adopt the Merger Agreement without regard to the votes of other stockholders. A copy of the Voting Agreement is attached to this Proxy Statement as Annex II. See "The Voting Agreement" and "Security Ownership of Certain Beneficial Owners and Management."

            As of the Record Date, excluding shares held by Onex and its affiliates which are deemed beneficially owned by Gerald W. Schwartz, a director of the Company and Chairman of the Board, President and Chief Executive Officer of Onex, the directors and executive officers of the Company beneficially owned an aggregate of 17,645 shares of Class A Common Stock (representing approximately 0.5% of the outstanding shares of Class A Common Stock) and 439,200 shares of Class B Common Stock (representing approximately 7.5% of the outstanding shares of Class B Common Stock). Such shares represent in the aggregate approximately 7.1% of the total votes entitled to be cast at the Special Meeting. The directors and executive officers of the Company have indicated that they intend to vote their shares of Common Stock in favor of the Merger Proposal. See "Security Ownership of Certain Beneficial Owners and Management."

VOTING AND REVOCATION OF PROXIES; ADJOURNMENTS

            This Proxy Statement is being furnished to stockholders of record at the close of business on the Record Date in connection with the solicitation of Proxies by and on behalf of the Board for use at the Special Meeting. All shares of Common Stock which are represented at the Special Meeting by a properly executed Proxy received and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein. If a Proxy is signed and returned without indicating any voting instructions, shares of Common Stock represented by such Proxy will be voted FOR the Merger Proposal. The Board of Directors is not currently aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the Proxy. The persons appointed as proxies will not exercise their discretionary voting authority to vote any such Proxy in favor of any adjournments or postponements of the Special Meeting.

            A Proxy signed and returned by a stockholder may be revoked prior to its being voted by (i) delivering to the Secretary of the Company, at or before the Special Meeting, a written instrument bearing a later date than the Proxy that by its terms revokes the Proxy, (ii) duly executing a subsequent Proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Special Meeting or (iii) attending the Special Meeting and giving notice of revocation to the Secretary of the Company or in open meeting prior to the Proxy being voted (although attendance at the Special Meeting without taking other affirmative action as aforementioned will not constitute a revocation of a Proxy). Any written instrument revoking a Proxy must be received before the taking of the votes at the Special Meeting and should be sent to: ProSource, Inc., 1500 San Remo Avenue, Coral Gables, Florida 33146, Attention: Paul A. Garcia de Quevedo, Corporate Secretary.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

            April 1, 1998 has been fixed as the Record Date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Special Meeting. Only holders of Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, there were 3,526,835 shares of Class A Common Stock outstanding and entitled to vote at the Special Meeting, held by approximately 36 stockholders of record and 5,856,756 shares of Class B Common Stock outstanding and entitled to vote of the Special Meeting, held by approximately 62 stockholders of record. The presence, in person or by properly executed Proxy, of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. Shares of Common Stock represented by Proxies that are marked "abstain" or that are not marked as to any particular matter or matters and Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters.

            Holders of Class A Common Stock on the Record Date are entitled to one vote per share of Class A Common Stock and holders of Class B Common Stock on the Record Date are entitled to ten votes per share of Class B Common Stock, in each case, exercisable in person or by properly executed Proxy, upon each matter properly submitted for the vote of stockholders at the Special Meeting. Abstentions and broker non-votes ("street name" shares for which brokers do not receive specific voting instructions from beneficial owners) will not be counted as votes cast in favor of the Merger Proposal. Because the vote on the Merger Proposal requires the approval of holders of shares of Common Stock entitled to cast a majority of the votes of all outstanding shares of Common Stock entitled to vote at the Special Meeting, abstentions and broker non-votes will have the same effect as a negative vote on the Merger Proposal.

APPRAISAL RIGHTS

            Holders of Common Stock on the Record Date who do not vote in favor of approving and adopting the Merger Agreement (including those who abstain with respect to the Merger Proposal and those who do not provide specific voting instructions to brokers who hold their shares of Common Stock in "street name") and who otherwise comply with the applicable statutory procedures of Section 262 of the DGCL will be entitled to appraisal rights under the DGCL in connection with the Merger. Stockholders of the Company who vote in favor of approving and adopting the Merger Agreement, including stockholders who return a signed Proxy without indicating any voting instructions as to the Merger Proposal, however, will thereby waive their appraisal rights. Stockholders electing to exercise appraisal rights may receive more or less than the $15.00 per share Merger Consideration to be paid to stockholders who do not exercise appraisal rights. The full text of Section 262 of the DGCL is attached as Annex IV to this Proxy Statement. See "The Merger -- Appraisal Rights" for a further discussion of such rights and legal consequences of voting shares of Common Stock in favor of the Merger Proposal.

SOLICITATION OF PROXIES

            The cost of soliciting proxies, which will be undertaken by mail, telephone, personal contact or other means of communication, will be borne by the Company. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's Common Stock, and the Company will reimburse such forwarding parties for reasonable expenses incurred by them. The Company's regularly retained investor relations consultant, Corporate Communications, Inc., will assist in the solicitation of proxies from stockholders, and further solicitation may be undertaken by directors, officers and employees of the Company. Such persons will not be compensated for such services, but will be reimbursed for out of pocket expenses.

            If you have any questions or require additional material, please call the Company's Corporate Secretary, Paul A. Garcia de Quevedo, at (305) 740-1000.

            STOCKHOLDERS ARE REQUESTED PROMPTLY TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. STOCKHOLDERS SHOULD NOT FORWARD ANY CERTIFICATES REPRESENTING COMMON STOCK WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS CONSUMMATED, CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL WHICH WILL BE SENT TO STOCKHOLDERS PROMPTLY AFTER THE EFFECTIVE TIME. SEE "THE MERGER -- THE MERGER AGREEMENT -- EXCHANGE OF CERTIFICATES."

                                   THE MERGER

BACKGROUND OF THE MERGER

            In recent years, the foodservice distribution industry in which the Company operates has been marked by continuing consolidation. From time to time, as opportunities to acquire other distributors have arisen, the Company has acquired or attempted to acquire other distributors in an effort to expand its customer base and improve its geographic customer density. These efforts have resulted in several acquisitions in recent years, including the acquisition in March 1995 of the National Accounts Division of The Martin-Brower Company. Not all of the Company's efforts to make acquisitions have been successful, however, including two attempts in 1997 to make what would have been significant acquisitions.

            Over a number of years and through October 1997 informal discussions were held from time to time involving Anthony R. Melman, Vice President of Onex and a director of the Company, Anthony Munk, Vice President of Onex and a director of the Company, John V. Holten, Chairman and Chief Executive Officer of AmeriServe, and, on several occasions, Benoit Jamar, a director of AmeriServe and a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), an affiliate of which is an investor in AmeriServe, regarding AmeriServe's interest in a possible merger or other transaction with ProSource. Such discussions included a conversation on July 15, 1997 between Messrs. Jamar and Munk, a meeting on August 1, 1997 involving, among others, Messrs. Holten, Jamar, Melman and Munk and a conversation in mid-August between Messrs. Jamar and Munk. During this time, no formal proposals were made.

            In November 1997, Mr. Munk, in the course of a conversation with Mr. Jamar, indicated that, as a result of interest in the food service distribution industry and in the Company engendered by the sale earlier that year of a significant competitor, Onex had received unsolicited indications of interest regarding its investment in the Company. In mid-December 1997, Mr. Jamar called Mr. Munk to arrange a meeting in early January 1998 to discuss the possibility of a potential transaction between AmeriServe and ProSource. In that conversation, Mr. Munk indicated that any proposal by AmeriServe would need to be made promptly in anticipation of a meeting of the Company's Board scheduled for late January, at which meeting Mr. Munk indicated the Company intended to review various strategic alternatives and determine in which direction to proceed. On January 8, 1998, Messrs. Holten and Jamar spoke with Messrs. Melman and Munk to discuss a potential transaction between AmeriServe and ProSource. On January 13, 1998, Holberg Industries, Inc., AmeriServe's indirect parent company ("Holberg") proposed to Onex a merger involving AmeriServe and ProSource under which each holder of Common Stock would receive $13.00 per share in cash, subject to, among other things, certain closing conditions and Onex's commitment to support the transaction. The Company believes that Holberg's determination to make this offer was based on its independent evaluation of ProSource's business. The following day Messrs. Jamar, Melman, Munk and Nigel S. Wright, a Principal of Onex, spoke by telephone and Onex indicated that the proposal was unacceptable. This determination was made because Onex and its affiliates, the Company's principal stockholders, were not prepared to vote in favor of a transaction at such price and believed that a higher per share price was obtainable through further negotiation.

            During the period from January 14 though January 18, 1998, the parties and their respective legal advisors had several telephone conversations regarding a possible transaction. On January 21, 1998, AmeriServe's counsel delivered draft merger and voting agreements to Onex. Messrs. Melman and Munk advised Mr. Jamar that they were not prepared to comment on or authorize counsel for Onex and the Company to comment on the draft agreements unless a satisfactory price were proposed.

            On January 24, 1998, Holberg proposed to Onex a price of $14.50 per share in cash, with terms of the merger to be as set forth in the draft agreements previously delivered. The Company believes that Holberg's determination to make this offer was based on its independent evaluation of ProSource's business. In a telephone conversation later that day, Onex indicated that the proposed purchase price was still not satisfactory but that it was a basis upon which negotiations could proceed. Onex also committed to have its counsel provide comments on the draft merger agreement and voting agreement and requested that Holberg advise it of the specific information regarding ProSource that it would need in order to be able to raise its price. Mr. Jamar agreed to do so but also advised that ProSource should prepare a presentation outlining its justification for additional consideration.

            The following day, counsel for Onex and ProSource provided written comments on the draft merger and voting agreements. In addition, further discussions were held between the parties regarding the timing and progress of negotiations, as well as procedures for entering into any agreement.

            On Monday, January 26, 1998, David Parker, the Company's Chairman of the Board, briefed each of the members of the Company's Board of Directors regarding the proposal by AmeriServe and the status of negotiations. In addition, the Company contacted Morgan Stanley to engage it for purposes of evaluating the proposed merger consideration and issuing an opinion as to its fairness, from a financial point of view, to holders of the Class A Common Stock. That afternoon, the parties' respective legal advisors met at the offices of AmeriServe's counsel to discuss the terms of the merger agreement and voting agreement.

            Further conversations were held during January 27 and 28, 1998 between the parties and their respective counsel regarding the terms of the merger agreement and voting agreement, as well as procedures for reaching definitive agreements. On January 27, 1998, AmeriServe and the Company executed a confidentiality agreement.

            On January 28, 1998, the Company and Morgan Stanley executed an agreement whereby Morgan Stanley was formally retained to evaluate the proposed merger consideration and issue the fairness opinion.

            Late in the afternoon of January 28th, representatives of Onex, Holberg and DLJ, as well as their respective counsel, held a telephone conference call during which certain contractual matters were discussed.

            The Board of Directors of the Company met on January 29, 1998 to consider the proposed terms and conditions of the transaction, as well as to consider certain other strategic alternatives. These alternatives included soliciting bids from third parties to acquire the Company, merging with another company, acquiring one or more other companies, selling a minority interest in the Company, entering into a strategic alliance with another company and continuing with the Company's existing business strategies. At this meeting, after having discussed and considered such strategic alternatives, the Board turned to the proposed Merger. The Company's legal counsel reviewed the terms of the proposed merger agreement, and Morgan Stanley made a presentation to the Board setting forth its analysis of the proposed Merger and the bases therefor, and delivered its oral opinion indicating that the $14.50 per share consideration to be received by the holders Class A Common Stock in the proposed Merger was fair from a financial point of view. After the presentation and discussion, the Board of Directors approved the Merger, including the cash purchase price of at least $14.50 per share, and the form of merger agreement and authorized Mr. Melman to proceed with further negotiations regarding a possible increase in the merger consideration. The Board's determination to approve the Merger and the form of merger agreement was based on its determination that the Merger, including merger consideration of at least $14.50 per share in cash, as compared to the other strategic initiatives considered, represented, in the judgment of the Board, the best option for maximizing value to holders of Common Stock, taking into account the uncertainties inherent in such other strategic initiatives.

            At approximately 4:15 p.m. on January 29, AmeriServe delivered to the Company executed copies of the Merger Agreement and Voting Agreement, together with a letter offering to acquire ProSource for an all cash price of $14.50 per share on the terms and conditions set forth in the executed Merger Agreement and Voting Agreement. The offer letter indicated that the offer was irrevocable until it expired at 9:00 p.m. that evening. Following receipt of the executed offer letter, management representatives of the Company made a presentation to representatives of AmeriServe including detailed information regarding the financial performance of the Company and other aspects of the Company's operations such as financial information by type of distribution center, a breakdown of costs and staffing levels by functional area and disclosure of major capital commitments. After further discussion, at approximately 9:00 p.m., agreement was reached on a per share purchase price of $15.00, and the Merger Agreement and Voting Agreement were executed by the parties. The Company believes that Holberg's determination to raise its offer to $15.00 per share was based on its independent evaluation of ProSource's business, which evaluation was based, in part, on the information disclosed in the presentation by ProSource management to representatives of AmeriServe.

            Prior to the presentation by ProSource to AmeriServe on January 29, no financial or other business information was exchanged by the parties, other than schedules to the Merger Agreement containing ordinary course disclosures regarding the Company's outstanding securities, material contracts (including collective bargaining agreements), recent changes in employee compensation, a recent change in an accounting principle (which is reflected in the Company's financial statements for the fiscal year ended December 27, 1997), outstanding debt, outstanding litigation, descriptions of outstanding employee benefit plans, certain labor and tax matters and transactions with affiliates. The schedules include information which is generally known to the public, as well as non-public information.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

            The Board has determined that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its stockholders and has unanimously approved and adopted the Merger Agreement. Accordingly, the Board recommends that stockholders vote FOR approval and adoption of the Merger Agreement.

            In reaching its determination that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, the Board consulted with the Company's legal and financial advisors and considered the following principal factors which were material to the Board's decision:

            (i) The premium provided by the Merger Consideration over the historical market prices for the Common Stock, including the fact that the Merger Consideration represents a premium of 116% over the $6 15/16 per share last sale price of the Class A Common Stock on January 29, 1998, the trading day preceding the date on which the execution of the Merger Agreement was publicly announced. See "Market Prices of Common Stock."

            (ii) The Morgan Stanley Opinion to the effect that, based upon and subject to certain matters stated therein, the Merger Consideration is fair, from a financial point of view, to the holders of Class A Common Stock and the presentation of Morgan Stanley at the January 29, 1998 Board meeting in connection with its opinion. See "-- Opinion of Morgan Stanley."

            (iii) The fact that the Merger Consideration to be received by stockholders of the Company is in the form of cash.

            (iv) The Board's view that the terms of the Merger Agreement, as reviewed by the Board with its legal advisors and Morgan Stanley (see "The Merger Agreement"), are fair to and in the best interests of the Company and its stockholders in light of the nature of the transaction.

            (v) The fact that AmeriServe's obligations to consummate the Merger are not contingent upon receipt of financing to provide the necessary funds to complete the Merger and that the other conditions to closing are fairly limited in scope.

            (vi) The Board's belief, after consultation with its legal counsel, that the required regulatory approvals could be obtained for the Merger. See "The Merger -- Regulatory Approvals."

            (vii) The Board's knowledge of the business, operations, properties, assets, financial condition and operating results of the Company and the current and prospective economic and competitive environment in which the Company operates.

            The foregoing discussion of the information and factors discussed by the Board is not meant to be exhaustive but is believed to include all material factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not quantify or otherwise attempt to assign any particular weight to the various factors that it considered in reaching its determination that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its stockholders. In addition, individual members of the Board may have given different weight to different factors. As a result of its consideration of the foregoing and other relevant considerations, the Board determined that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its stockholders and unanimously approved and adopted the Merger Agreement.

OPINION OF MORGAN STANLEY

            ProSource retained Morgan Stanley to provide a fairness opinion in connection with the Merger based on Morgan Stanley's qualifications, expertise and reputation, as well as Morgan Stanley's investment banking relationship and familiarity with ProSource. On January 29, 1998, Morgan Stanley delivered its oral opinion to the ProSource Board that, as of such date and based upon and subject to the various considerations set forth in the opinion, the $14.50 per share consideration to be received by the holders of Class A Common Stock pursuant to the proposed Merger Agreement was fair from a financial point of view to such holders. That opinion was subsequently confirmed in writing with respect to the $15.00 per share consideration provided for in the Merger Agreement.

            The full text of Morgan Stanley's written opinion which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex III to this Proxy Statement. ProSource stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the ProSource Board, addresses only the fairness from a financial point of view of the consideration to be received by the holders of the Class A Common Stock, and does not address any other aspect of the Merger or constitute a recommendation to any stockholder of ProSource as to how such stockholder should vote on the Merger Proposal. The summary of the Morgan Stanley Opinion as set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

            In connection with rendering its opinion, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information regarding the Company and certain of its competitors, including research reports prepared by the equity research analysts of Morgan Stanley and other investment banks; (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company; (iii) reviewed certain financial projections prepared by the management of the Company; (iv) discussed the past and current operations and financial condition and the financial, strategic and operating outlook of the Company with senior executives of the Company; (v) reviewed the reported prices and trading activity for the Class A Common Stock;
(vi) compared the financial performance of the Company and the prices and trading activity of the Class A Common Stock with that of certain other comparable publicly-traded companies and their securities; (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; and (viii) reviewed the Merger Agreement and the Voting Agreement.

            Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of rendering its opinion. With regard to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of ProSource. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of ProSource nor was it furnished with any such appraisals. In addition, Morgan Stanley assumed that the Merger would be consummated in accordance with the terms set forth in the Merger Agreement. Morgan Stanley's opinions were necessarily based on economic, market and other conditions in effect on, and the information made available to Morgan Stanley as of, the respective dates thereof.

            In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving the Company, nor did Morgan Stanley negotiate with AmeriServe or any parties which may have expressed interest in any possible acquisition of ProSource or certain of its constituent businesses.

            The following is a brief summary of certain analyses performed by Morgan Stanley and reviewed with the ProSource Board on January 29, 1998, in connection with Morgan Stanley's presentation and opinion to the ProSource Board on such date:

            ProSource Class A Common Stock Performance. Morgan Stanley's analysis of ProSource Class A Common Stock performance consisted of: a review of closing prices and trading volumes from November 11, 1996, the date of the initial public offering, through January 27, 1998; ProSource's indexed price performance from November 11, 1996 through January 27, 1998 relative to the indexed price performance of a comparable company index (the "Comparable Company Index") which was comprised of U.S. Foodservice, Inc. (formerly JP Foodservice), Performance Food Group and SYSCO (the "Comparable Public Companies"); and the high and low prices for ProSource Class A Common Stock in the 12 months ended January 27, 1998. From November 12, 1996 through January 27, 1998 ProSource Class A Common Stock underperformed the Comparable Company Index. In the twelve month period ended January 27, 1998, the ProSource Class A Common Stock closed at a high of $14.00 and a low of $6.00 per share.

            Comparable Company Analysis. As a part of its analysis, Morgan Stanley compared certain financial and operating data of ProSource with corresponding publicly available information of the Comparable Public Companies. The financial information analyzed included a review of financial ratios such as multiples of price to estimated 1997, 1998 and 1999 earnings per share ("EPS"), multiples of aggregate value (defined as market value of equity plus book value of debt and preferred stock less cash and marketable securities) to latest twelve months ("LTM") ended September 30, 1997, forecasted 1997 and 1998 revenue, EBITDA (defined as earnings before interest, taxes, depreciation and amortization) and EBIT (defined as earnings before interest and taxes).

            Morgan Stanley noted that, based on a compilation of earnings projections dated January 23, 1998 obtained from Institutional Brokers Estimate System ("IBES"), the Comparable Public Companies traded at multiples of share price to (i) forecasted 1997 earnings per share in a range of 20.0 times to 32.0 times, compared to 24.1 times for ProSource, (ii) forecasted 1998 earnings per share in a range of 16.4 times to 22.3 times, compared to 10.1 times for ProSource, and (iii) forecasted 1999 earnings per share in a range of 13.4 times to 17.1 times, compared to 8.2 times for ProSource. Morgan Stanley also noted that the Comparable Public Companies traded at multiples of aggregate value to
(i) LTM revenue, EBITDA and EBIT of 0.3 times to 0.6 times, 10.1 times to 11.9 times, and 13.4 times to 15.4 times, respectively, compared to 0.1 times, 8.0 times and 14.0 times, respectively, for ProSource, (ii) forecasted 1997 EBITDA and EBIT of 9.6 times to 11.7 times, and 12.6 times to 15.1 times, respectively, compared to 7.8 times and 13.2 times, respectively, for ProSource, and (iii) forecasted 1998 EBITDA and EBIT of 8.0 times to 10.8 times, and 10.0 times to
14.0 times, respectively, compared to 5.9 times and 9.8 times, respectively, for ProSource. Based on the financial ratios of the Comparable Public Companies, Morgan Stanley calculated theoretical per share trading ranges for ProSource based on earnings per share and EBITDA multiples of $5.25 to $6.25 and $11.50 to $14.25, respectively.

            In order to compare ProSource's current operating performance with that of the Comparable Public Companies, Morgan Stanley considered various financial measures of performance. Morgan Stanley noted that the Comparable Public Companies had LTM EBITDA, EBIT and net income margins in a range of 2.6% to 4.9%, 2.0% to 3.8%, and 0.9% to 2.1%, respectively, compared to 0.7%, 0.4%, and 0.2%, respectively, for ProSource.

            No company utilized in the comparable companies analysis is identical to the Company. In evaluating the Comparable Public Companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company's control, such as the impact of competition on the Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

            Precedent Transaction Analysis. Morgan Stanley reviewed certain publicly available information regarding eleven transactions from 1994 to 1998 involving the acquisition of companies determined by Morgan Stanley to be comparable to ProSource. For each transaction Morgan Stanley compared certain financial and market statistics, including the aggregate value of the transaction as a multiple of LTM EBITDA and the market value of equity of the transaction as a multiple of estimated LTM net income. In these transactions, Morgan Stanley noted that multiples of aggregate value to LTM EBITDA and multiples of the market value of equity as a multiple of LTM net income were within a range of 8.3 times and 13.9 times, and 16.8 times and 60.1 times, respectively. Pursuant to this analysis, Morgan Stanley calculated per share values for ProSource ranging from $9.50 to $14.00 per share.

            No transaction utilized in the comparable transaction analysis is identical to the Merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company's control, such as the impact of competition on the Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data.

            Discounted Cash Flow Analysis. Morgan Stanley performed several discounted cash flow analyses in order to estimate the present values per share of ProSource Class A Common Stock based on certain financial projections prepared by management of the Company for fiscal year 1998, as well as certain sensitivities thereto intended to reflect the inherent uncertainty of financial forecasts and which incorporate differing assumptions of sales growth, EBITDA margins and capital expenditures. Morgan Stanley discounted the unlevered free cash flows of the Company (net income available to the holders of ProSource Class A Common Stock plus depreciation and amortization, deferred taxes, after-tax net interest expense less the sum of capital expenditures and investment in non-cash working capital) over the forecast period at a range of discount rates of 9.0% to 10.0%, the estimated weighted average cost of capital range for the Company. The present value of such free cash flows was then added to the present value of the Company's terminal value, computed using a range of terminal EBITDA multiples from 7.5 times to 8.5 times and discounted at the aforementioned range of discount rates. Based on the assumptions set forth above, the discounted cash flow analysis yielded a per share value up to $13.50 per share.

            The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portion of Morgan Stanley's analyses or factors considered by it, without considering all analyses and factors, would create an incomplete view of the process underlying the Morgan Stanley Opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of ProSource.

            In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ProSource. The analyses performed by Morgan Stanley are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analyses of the fairness from a financial point of view of the consideration to be received by the holders of Class A Common Stock pursuant to the Merger Agreement and were provided to the Company's Board of Directors in connection with the delivery of the Morgan Stanley Opinion. The analyses do not purport to be appraisals or to reflect the prices at which the Company might actually be valued in the marketplace.

            As described above, the Morgan Stanley Opinion, including Morgan Stanley's presentation to ProSource's Board of Directors, was one of many factors taken into consideration by the Company's Board of Directors in making its determination to approve the Merger. Consequently, the Morgan Stanley analysis described above should not be viewed as determinative of the opinion of ProSource's entire Board of Directors or the view of management with respect to the value of the Company.

            Morgan Stanley is a nationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation, for corporate and other purposes. Morgan Stanley is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking, financing and financial advisory services. In the ordinary course of its trading and brokerage activities, Morgan Stanley or its affiliates may, from time to time, hold long or short positions in, and may trade or otherwise effect transactions for its own accounts or for the accounts of customers, debt or equity securities or senior loans of ProSource and Onex Corporation. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services to ProSource and Onex Corporation and have received fees for the rendering of such services.

            Pursuant to a letter agreement entered into on January 28, 1998, between ProSource and Morgan Stanley, ProSource has agreed to pay to Morgan Stanley a fee of $500,000. ProSource has also agreed to reimburse Morgan Stanley for its expenses and fees of its outside legal counsel and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities, including liabilities under federal securities laws, and expenses, related to Morgan Stanley's engagement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

            Certain directors and executive officers of the Company have interests, described herein, that present them with potential conflicts of interest in connection with the Merger. The Board of Directors is aware of the conflicts summarized below and considered them (to the extent in existence at the time) along with the other matters described under "-- Reasons for the Merger; Recommendation of the Board of Directors."

            Interests in Common Stock and Options. As of the Record Date, excluding shares held by Onex and its affiliates which are deemed beneficially owned by Gerald W. Schwartz, a director of the Company and Chairman of the Board, President and Chief Executive Officer of Onex, the executive officers and directors of the Company (including one former director of the Company) owned an aggregate of 486,845 shares of Common Stock (or approximately 5.2% of the total outstanding shares of Common Stock). Shares of Common Stock held by the executive officers and directors of the Company will be converted into the right to receive the same consideration as shares of Common Stock held by other stockholders. Accordingly, the aggregate consideration that will be received upon the consummation of the Merger by the executive officers and directors of the Company in respect of such shares will be $7,302,675.

            In addition, as of the Record Date, the executive officers and directors of the Company (including one former director of the Company) had the right to acquire, in the aggregate, 355,100 shares of Common Stock upon the exercise of Options granted pursuant to the Option Plans at exercise prices less than the Merger Consideration. Pursuant to the Merger Agreement, at the Effective Time, outstanding Options, whether or not then vested or exercisable, surrendered by the holder thereof for cash, will be canceled, and in consideration of such cancellation (except to the extent that AmeriServe or Merger Sub and the holder of any such Option otherwise agree), the Company shall pay to each such holder of Options an amount in cash in respect thereof equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Options and (ii) the number of shares of Common Stock subject to such Options, less applicable withholding taxes. The cash that will be received by the executive officers and directors of the Company upon the consummation of the Merger pursuant to the surrender of Options will be approximately $1,255,175, less applicable withholding taxes. See "The Merger Agreement -- The Merger -- Options."

            Severance Arrangements. At the request of AmeriServe, the Company has adopted a new severance payment plan (the "Severance Plan") effective and conditioned upon consummation of the Merger, pursuant to which all regular full-time employees of the Company and its subsidiaries, including executive officers of the Company, may receive separation benefits. Under the Severance Plan, any employee whose employment is terminated without cause is eligible to receive severance payments. In order to receive such payments, the employee must, among other things, continue his or her employment through a severance date to be determined by the Company, sign a release of any claims that he or she may have against the Company and continue to comply with existing confidentiality and non-solicitation agreements. Severance payments, which are payable in normal payroll intervals, will consist of a number of weeks of the employee's base salary at the time of severance, based on the employee's length of service and level of responsibility, subject to minimum and maximum payments depending on level of responsibility (e.g. a minimum of 26 weeks and maximum of 52 weeks for employees at the level of "Director").

            Voting Agreement. Pursuant to the Voting Agreement, the Onex Stockholders have agreed to vote the Subject Shares in favor of the Merger Proposal and have granted Merger Sub the Merger Sub Option to purchase the Subject Shares at the Exercise Price, in each case, subject to the terms and conditions of the Voting Agreement. If Merger Sub exercises the option, purchases the Subject Shares and has not acquired the remaining shares of Common Stock, then Merger Sub will be obligated to pay the Onex Stockholders one-half of any consideration in excess of the Exercise Price (net of taxes, expenses and other specified amounts) received by Merger Sub in respect of the Subject Shares in connection with a Third Party Business Combination (as defined herein) during the one year period following the closing of the Option exercise. See "The Voting Agreement."

            Stay Bonus Arrangements. At the request of AmeriServe, to provide incentive for a successful transition of the Company's ownership, the Company expects to adopt a stay bonus program, subject to consummation of the Merger, under which certain employees will be eligible to receive a cash bonus for remaining employed with the Company for a specified period after the Effective Time. As of the date of this Proxy Statement the individual amounts to be awarded to eligible employees and the aggregate amount available under such plan are in the process of being finalized. Under the terms of the Merger Agreement, any stay bonus plan will be subject to the review and approval of AmeriServe.

            Employment Agreements. David R. Parker, the Company's Chairman of the Board, and Thomas C. Highland, the Company's President and Chief Executive Officer, are currently in discussions with AmeriServe regarding the possible extension of their employment agreements with the Company and the terms thereof. Such discussions were initiated by AmeriServe following execution of the Merger Agreement and Voting Agreement and public announcement of the proposed Merger. The existing employment agreements of Messrs. Parker and Highland are currently scheduled to expire on July 1, 1999, subject to automatic one-year renewals unless either the Company or the applicable employee gives notice of termination by January 1 prior to the date of expiration.

            In addition, AmeriServe has made an oral commitment to retain all employees of the Company, including executive officers, through January 1999 unless terminated for cause.

            Indemnification and Insurance. Pursuant to the Merger Agreement, for six years after the Effective Time, AmeriServe will cause the Surviving Corporation, subject to any mandatory limitation imposed under applicable law, to indemnify and hold harmless the present and former officers, directors, employees and agents of the Company and its subsidiaries in respect of acts or omissions occurring on or prior to the Effective Time or arising out of or pertaining to such persons' having served the Company or its subsidiaries in such capacities or the transactions contemplated by the Merger Agreement to the same extent as is provided under the Company's certificate of incorporation and bylaws in effect on the date of the Merger Agreement. During such six-year period, AmeriServe and the Surviving Corporation have agreed not to amend the indemnification or exculpation provisions of the certificate of incorporation or bylaws of the Surviving Corporation in a manner inconsistent with the foregoing or otherwise adverse to such persons.

            AmeriServe has agreed that, for six years after the Effective Time, it will cause the Surviving Corporation, subject to certain limitations, to use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms substantially similar to those of such policy in effect on the date of the Merger Agreement. See "The Merger Agreement -- Certain Covenants -- Director and Officer Liability."

SOURCE AND AMOUNT OF FUNDS

            The total amount of funds required to consummate the Merger and pay related fees and expenses is approximately $350 million. AmeriServe has indicated that it currently anticipates that funds for consummation of the Merger will be provided from general funds available to AmeriServe and its affiliates and by borrowings from enhancement of existing financing sources.

ACCOUNTING TREATMENT

            The Merger will be accounted for by AmeriServe as a "purchase" in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by AmeriServe in connection with the Merger will be allocated to the Company's assets and liabilities based upon their fair values, with any excess being treated as goodwill. The assets and liabilities and results of operations of the Company will be consolidated into the assets and liabilities and results of operations of AmeriServe subsequent to the consummation of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

            In the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Company, the following are, under currently applicable law, certain United States federal income tax considerations generally applicable to holders of Common Stock who receive the Merger Consideration pursuant to the Merger. The tax treatment described herein may vary depending upon each stockholder's particular circumstances and tax position. Certain stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, persons who are not citizens or residents of the United States (the "U.S."), stockholders who do not hold their shares of Common Stock as capital assets and stockholders who have acquired their existing Common Stock upon the exercise of options or otherwise as compensation) may be subject to special rules not discussed below. No ruling from the Internal Revenue Service (the "IRS") will be applied for with respect to the federal income tax consequences discussed herein and, accordingly, there can be no assurance that the IRS will agree with the conclusions stated herein. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. In addition, this discussion does not consider the effect of any applicable foreign, state, local or other tax laws. Each stockholder should consult his, her or its own tax advisor as to the particular tax consequences to such stockholder of the Merger, including the applicability and effect of any foreign, state, local or other tax laws.

            The receipt of cash in exchange for Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign income and other tax laws. The tax consequences of such receipt may vary depending upon, among other things, the particular circumstances of the stockholder. In general, a stockholder will recognize gain or loss for federal income tax purposes equal to the difference between the adjusted tax basis of his, her or its Common Stock and the amount of cash received in exchange therefor in the Merger. Such gain or loss generally will be capital gain or loss if the Common Stock is a capital asset in the hands of such stockholder. In the case of an individual, any such capital gain will be subject to federal income tax at a maximum rate of 28% if the holder's holding period in the Common Stock is more than one year but not more than 18 months and at a maximum rate of 20% if the holder's holding period is more than 18 months. The foregoing does not apply to individuals who are receiving a payment pursuant to the Merger in exchange for Options. Such individuals will recognize ordinary income equal to the full payment that they are entitled to receive in respect of such Options (i.e., the Merger Consideration less the exercise price of the Option).

            The receipt of cash by a stockholder of the Company pursuant to the Merger may be subject to backup withholding unless the stockholder (i) is a corporation or comes within certain other exempt categories, or (ii) provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax; any amounts so withheld may be credited against the federal income tax liability of the stockholder subject to the withholding.

            THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX LAWS.

REGULATORY APPROVALS

            The Merger is subject to the requirements of the HSR Act and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and materials are furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and the requisite waiting period expires or is terminated. The Company and AmeriServe (or their respective parents) made all filings required by the Antitrust Division and the FTC on February 9, 1998, commencing a thirty-day waiting period. The Company has been informed by the FTC that the waiting period under the HSR Act was terminated effective as of February 13, 1998. However, at any time before or after the Effective Time, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking divestiture of substantial assets of AmeriServe or the Company or to enjoin the Merger. In addition, other governmental agencies, including state antitrust authorities, and other persons (such as customers or competitors of the Company or AmeriServe) could take similar action under the antitrust laws.

CERTAIN CONSEQUENCES OF THE MERGER

            As a result of the Merger, Merger Sub will be merged with and into the Company and the Company will become a wholly-owned subsidiary of AmeriServe. AmeriServe has advised the Company that following the consummation of the Merger, it anticipates that it will cause the Surviving Corporation to seek to have the Class A Common Stock, which is currently traded on the Nasdaq National Market, delisted, and to have it deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

APPRAISAL RIGHTS

            Under the DGCL, any stockholder that does not wish to accept $15.00 per share for his, her or its shares of Common Stock as provided in the Merger Agreement has the right to dissent from the Merger and to seek an appraisal of, and to be paid the fair value (exclusive of any element of value arising from the accomplishment or expectation of the Merger) for the shares of Common Stock, provided that such stockholder complies with the provisions of Section 262 of the DGCL. Stockholders electing to exercise appraisal rights may receive more or less than the $15.00 per share Merger Consideration to be paid to stockholders who do not exercise appraisal rights.

            Holders of record of Common Stock who do not vote in favor of the Merger Agreement (including those who abstain with respect to the Merger Proposal and those who do not provide specific voting instructions to brokers who hold their shares of Common Stock in "street name") and who otherwise comply with the applicable statutory procedures will be entitled to appraisal rights under Section 262 of the DGCL. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

            THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 OF THE DGCL THAT IS REPRINTED IN ITS ENTIRETY AS ANNEX IV. ALL REFERENCES IN SECTION 262 OF THE DGCL AND IN THIS SUMMARY TO A "STOCKHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED.

            Under Section 262 of the DGCL, holders of shares of Common Stock ("Appraisal Shares") who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their Appraisal Shares appraised by the Delaware Chancery Court and to receive payment in cash of the "fair value" of such Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court.

            Under Section 262 of the DGCL, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in such notice a copy of Section 262 of the DGCL.

            This Proxy Statement constitutes such notice to the holders of Appraisal Shares and the applicable statutory provisions of the DGCL are attached to this Proxy Statement as Annex IV. Any stockholder who wishes to exercise such appraisal rights or that wishes to preserve his, her or its right to do so should review the following discussion and Annex IV carefully because failure to timely and properly comply with the procedures therein specified will result in the loss of appraisal rights under the DGCL.

            A holder of Appraisal Shares wishing to exercise such holder's appraisal rights (i) must not vote in favor of the Merger Agreement or consent thereto in writing (including a consent given by returning a signed Proxy without indicating any voting instructions as to the Merger Proposal) and (ii) must deliver to the Company prior to the vote on the Merger Agreement at the Special Meeting, a written demand for appraisal of such holder's Appraisal Shares. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the Merger. This demand must reasonably inform the Company of the identity of the stockholder and of the stockholder's intent thereby to demand appraisal of his, her or its shares. A holder of Appraisal Shares wishing to exercise such holder's appraisal rights must be the record holder of such Appraisal Shares on the date the written demand for appraisal is made and must continue to hold such Appraisal Shares until the consummation of the Merger. Accordingly, a holder of Appraisal Shares who is the record holder of Appraisal Shares on the date the written demand for appraisal is made, but who thereafter transfers such Appraisal Shares prior to consummation of the Merger, will lose any right to appraisal in respect of such Appraisal Shares.

                  Only a holder of record of Appraisal Shares is entitled to assert appraisal rights for the Appraisal Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates. If the Appraisal Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Appraisal Shares are owned of record by more than one owner as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Appraisal Shares as nominee for several beneficial owners may exercise appraisal rights with respect to the Appraisal Shares held for one or more beneficial owners while not exercising such rights with respect to the Appraisal Shares held for other beneficial owners; in such case, the written demand should set forth the number of Appraisal Shares as to which appraisal is sought. When no number of Appraisal Shares is expressly mentioned, the demand will be presumed to cover all Appraisal Shares in brokerage accounts or other nominee forms and those who wish to exercise appraisal rights under Section 262 of the DGCL are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

            ALL WRITTEN DEMANDS FOR APPRAISAL SHOULD BE SENT OR DELIVERED TO PROSOURCE, INC., 1500 SAN REMO AVENUE, CORAL GABLES, FLORIDA 33146, ATTENTION:
PAUL A. GARCIA DE QUEVEDO, CORPORATE SECRETARY.

            Within ten days after the consummation of the Merger, the Company will notify each stockholder that has properly asserted appraisal rights under
Section 262 of the DGCL and has not voted in favor of or consented to the Merger of the date the Merger became effective.

            Within 120 days after the consummation of the Merger, but not thereafter, the Company or any stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Chancery Court demanding a determination of the fair value of the Appraisal Shares that are entitled to appraisal rights. The Company is under no obligation to and has no present intention to file a petition with respect to the appraisal of the fair value of the Appraisal Shares that are entitled to appraisal rights. Accordingly, it will be the obligation of stockholders wishing to assert appraisal rights to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262 of the DGCL.

            Within 120 days after the consummation of the Merger, any stockholder that has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of Appraisal Shares not voted in favor of adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such Appraisal Shares. Such statements must be mailed within ten days after a written request therefor has been received by the Company, or within ten days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later.

            If a petition for an appraisal is filed on a timely basis, after a hearing on such petition, of which the Register in Chancery (if so ordered by the Delaware Chancery Court) shall give notice to stockholders, the Delaware Chancery Court will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of their Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Appraisal Shares as determined under Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Appraisal Shares and that investment banking opinions as to fairness from a financial point of view, such as the Morgan Stanley Opinion, are not necessarily opinions as to fair value under
Section 262 of the DGCL.

            In determining fair value, the Delaware Chancery Court is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value."

            The Delaware Chancery Court will determine the amount of interest, if any, to be paid upon the amounts to be received by stockholders whose Appraisal Shares have been appraised. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. The Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the Appraisal Shares entitled to appraisal.

            Any holder of Appraisal Shares that has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the consummation of the Merger, be entitled to vote the Appraisal Shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those Appraisal Shares (except dividends or other distributions payable to holders of record of Appraisal Shares as of a record date prior to the consummation of the Merger).

            If any stockholder that properly demands appraisal of his, her or its Appraisal Shares under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in Section 262 of the DGCL, the Appraisal Shares of such stockholder will be converted into the right to receive the consideration receivable with respect to such Appraisal Shares in accordance with the Merger Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, his, her or its right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the consummation of the Merger, or if such stockholder delivers to the Company a written withdrawal of his, her or its demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the consummation of the Merger will require the written approval of the Company.

            FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO HIS, HER OR ITS APPRAISAL SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT).


                              THE MERGER AGREEMENT

            The following is a brief summary of certain material provisions of the Merger Agreement that is attached as Annex I to this Proxy Statement. Such summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. All capitalized terms used herein and not defined are used as defined in the Merger Agreement. Stockholders are urged to review the Merger Agreement carefully and in its entirety.

THE MERGER

            In General. The Merger Agreement provides that, following the approval and adoption of the Merger Agreement by the stockholders of the Company and the satisfaction or waiver of the other conditions to the Merger, Merger Sub will be merged with and into the Company, the separate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation. Following the Merger, the Surviving Corporation will be a wholly-owned subsidiary of AmeriServe. As a result of the Merger, the

Surviving Company will possess all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub, and be subject to all debts, restrictions, disabilities and duties of the Company and Merger Sub.

            Effective Time. The Merger Agreement provides that on the second business day after satisfaction or waiver of the conditions to the Merger, the closing of the Merger shall take place (unless another time is agreed to by the parties), and at such time the Company and Merger Sub will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger, and the Merger will become effective upon such filing or at such later time as is specified in such certificate of merger. If the stockholders of the Company approve the Merger Proposal, the Effective Time is expected to occur as soon as practicable following the Special Meeting.

            Conversion of Securities. At the Effective Time, (i) each outstanding share of Common Stock owned by the Company, AmeriServe, Merger Sub or any subsidiary of the Company, AmeriServe or Merger Sub immediately prior to the Effective Time will be canceled and no payment shall be made with respect thereto; (ii) each share of common stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and (iii) each share of Common Stock outstanding immediately prior to the Effective Time and held by any holder (other than the Company, AmeriServe, Merger Sub or any subsidiary of the Company, AmeriServe or Merger
Sub), including shares held by officers, directors and employees of the Company, will, except as provided in the following paragraph, be converted into the right to receive the Merger Consideration.

            Shares of Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto and who has delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL will not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses his, her or its right to appraisal. If after the Effective Time such holder fails to perfect, withdraws or loses his, her or its right to appraisal, such shares will be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration.

            Exchange of Certificates. Promptly after the Effective Time, AmeriServe or a paying agent designated by AmeriServe (and reasonably satisfactory to the Company) (the "Exchange Agent") will mail to each holder of shares of Common Stock at the Effective Time a letter of transmittal for use in effecting the surrender of the certificates representing shares of Common Stock (the "Certificates") in exchange for the Merger Consideration. The letter of transmittal will specify that the delivery shall be effected and risk of loss and title shall pass only upon proper delivery of the Certificates representing the Common Stock to the Exchange Agent. Upon surrender of a Certificate or Certificates representing shares of Common Stock to the Exchange Agent, together with a properly completed letter of transmittal covering such shares and other customary documentation, the holder thereof will be entitled to receive the Merger Consideration payable in respect of such shares. AmeriServe has agreed to establish procedures reasonably satisfactory to the Company under which holders of shares of Common Stock will be able to receive payment of the Merger Consideration in immediately available funds immediately after the Effective Time. As of the Effective Time, all shares of Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a Certificate previously representing any such shares will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration, without interest, upon surrender of the Certificates representing such shares, as contemplated by the Merger

Agreement (except to the extent such shares are held by the Company or any subsidiary of the Company, AmeriServe or Merger Sub or such shares are held by stockholders of the Company, if any, who have properly exercised their appraisal rights under Delaware law).

            If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the shares of Common Stock represented by the Certificate or Certificates surrendered in exchange therefor, it will be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall: (i) pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Common Stock; or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

            Any portion of the Merger Consideration made available to the Exchange Agent that remains unclaimed by the holders of shares of Common Stock six months after the Effective Time will be returned to AmeriServe, upon demand, and any such holder who has not exchanged his, her or its shares of Common Stock for the Merger Consideration prior to that time will thereafter look only to AmeriServe and the Surviving Corporation for payment of the Merger Consideration in respect of such shares. Notwithstanding the foregoing, AmeriServe will not be liable to any holder of shares of Common Stock for any amount paid to a public official pursuant to applicable abandoned property laws.

            Any portion of the Merger Consideration made available to the Exchange Agent to pay for Common Stock for which appraisal rights have been perfected shall be returned to AmeriServe upon demand. The Exchange Agent will be entitled to deduct and withhold from the Merger Consideration such amounts as may be required under the Code. Such withheld amounts will be treated as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made by the Exchange Agent.

            STOCKHOLDERS OF THE COMPANY SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE EXCHANGE AGENT WITHOUT A LETTER OF TRANSMITTAL AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

            Options. At the Effective Time, outstanding Options, whether or not then vested or exercisable, granted under the Company's Amended Management Option Plan (1995), 1996 Stock Option Plan and 1997 Directors Stock Option Plan (collectively, the "Option Plans"), surrendered by the holder thereof for cash, will be canceled, and in consideration of such cancellation (except to the extent that AmeriServe or Merger Sub and the holder of any such Option otherwise agree), the Company will pay to each such holder of Options an amount in cash in respect thereof equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Option and (ii) the number of shares of Common Stock subject to such Options, less applicable withholding taxes. The provision in the Merger Agreement which allows for AmeriServe or Merger Sub and any holder of Options to agree on different consideration for such holder's Options was included in order to permit the possibility that alternative treatment of Options might be offered to Option holders. However, no such alternatives have been made available to holders of Options.

            As of the Record Date, there were approximately 639,650 Options outstanding, all of which were held by current and former directors, officers or employees of the Company, including 355,100 Options held by executive officers and directors of the Company, as follows: David R. Parker (96,650), Thomas C. Highland (62,500), William F. Evans (37,500), Robert S. Donaldson (20,200), Paul
A. Garcia de Quevedo (17,500), Maurice L. Ambler (13,750), Dennis T. Andruskiewicz (16,500), John E. Foley (25,000), John P. Gainor (17,500), Michael Carpenter (3,500), C. Lee Johnson (3,500) and R. Geoffrey P. Styles (3,500). See

"Item 10. Directors and Executive Officers of the Registrant" set forth in "Certain Information Regarding ProSource, Inc." attached as Annex V to this Proxy Statement. Each Option represents the right to purchase one share of Common Stock. Approximately $1.9 million will be paid by the Company to Option holders in respect of the cancellation of such Options in connection with the Merger, including approximately $1.3 million to executive officers and directors of the Company, less applicable withholding taxes.

            Employee Stock Purchase Plan. The Company has agreed to amend the ESPP such that, if the Effective Time occurs prior to the end of the current plan year, the date on which the Effective Time occurs will be deemed the last day of the current plan year for purposes of the ESPP. Such amendment will have the effect that on such date, immediately prior to the Effective Time, in accordance with the ESPP, all amounts previously withheld from the participants' pay pursuant to the ESPP will be used to purchase shares of Class A Common Stock from the Company at a purchase price of $6.035 (85% of the fair market value of the Class A Common Stock on July 1, 1997 (as determined in accordance with the
ESPP), the first business day of the current plan year). The shares purchased will thereafter be converted in the Merger into the right to receive the Merger Consolidation. At the Effective Time, the Company will terminate the ESPP, any cash held in participant accounts after the purchase described above will be distributed to the respective participants in the ESPP and no plan year that would otherwise commence on or after such date will commence. If the current plan year ends prior to the Effective Time, the ESPP will terminate as of the last day of the plan year.

REPRESENTATIONS AND WARRANTIES

            The Merger Agreement contains various representations and warranties of the Company regarding the Company and its subsidiaries as to, among other things: (i) due organization, existence and good standing, corporate power and authority, and qualifications or licensing to do business; (ii) capitalization and ownership of the Company's subsidiaries; (iii) capitalization of the Company, including the number of shares of Common Stock and Preferred Stock outstanding, the number of shares issuable upon the exercise of options and warrants, and obligations to repurchase or redeem any equity securities; (iv) the authorization, execution and delivery of the Merger Agreement and the validity and enforceability thereof; (v) the absence of violations, breaches or defaults under charter documents, laws, orders or agreements resulting from the execution and delivery of the Merger Agreement and compliance therewith; (vi) consents and approvals necessary for consummation of the Merger; (vii) compliance with the Securities Act and the Exchange Act in connection with the documents filed by the Company with the Securities and Exchange Commission (the "Commission") and the fair presentation, in conformity with generally accepted accounting principles, of the consolidated financial position of the Company by the financial statements included in the documents filed by the Company with the Commission; (viii) the absence of undisclosed material liabilities; (ix) compliance of this Proxy Statement with the applicable provisions of the Exchange Act; (x) certain matters related to the ownership of properties, including good and valid title to material properties; (xi) the absence of certain changes since September 27, 1997; (xii) the absence of pending litigation and court orders or judgments; (xiii) compliance with laws and the absence of claims for infringement of certain intellectual property rights;
(xiv) certain employee benefit plan and ERISA matters; (xv) certain tax matters;
(xvi) the ability to prepay material debt instruments; (xvii) the sufficiency of the Company's insurance policies; (xviii) certain labor matters including as to existing collective bargaining agreements or other labor union contracts, the absence of any proceeding alleging unfair labor practices and the absence of strikes, work stoppages or other labor disputes; (xix) the absence of agreements restricting the Company's freedom to compete in any line of business or with any person or in any geographic area; (xx) the absence of interests in the property of the Company or suppliers, distributors or customers thereof being held by Onex DHC LLC or its affiliates, or officers and directors of the Company or its subsidiaries; and (xxi) the absence of any arrangement entitling any investment bankers or brokers, other than Morgan Stanley, to any fee or commission. Such representations and warranties are subject to exceptions set forth in the schedules to the Merger Agreement containing ordinary course disclosures regarding the Company's outstanding securities, material contracts (including collective bargaining agreements), a recent change in employee compensation, a recent change in an accounting principle (which is reflected in the Company's financial statements for the fiscal year ended December 27, 1997), outstanding debt, outstanding litigation, descriptions of outstanding employee benefit plans, certain labor and tax matters and transactions with affiliates.

            The Merger Agreement also contains various representations and warranties of AmeriServe and Merger Sub as to, among other things: (i) due organization, existence and good standing, corporate power and authority to do business; (ii) the authorization, execution and delivery of the Merger Agreement and the validity and enforceability thereof; (iii) the absence of violations, breaches or defaults under charter documents, laws, orders or agreements resulting from the execution and delivery of the Merger Agreement and compliance therewith; (iv) consents and approvals necessary for consummation of the Merger;
(v) the veracity of information provided by AmeriServe for inclusion in this Proxy Statement; (vi) the absence of any arrangement made by AmeriServe or Merger Sub entitling any investment bankers or brokers to any fee or commission from the Company; and (vii) acknowledgment that certain of the Company's customers may be entitled to terminate their arrangements with the Company upon the change of control of the Company effected by the Merger.


CERTAIN COVENANTS

            Interim Operations. In the Merger Agreement, the Company has agreed that prior to the Effective Time the Company and its subsidiaries will conduct their business only in the ordinary course in substantially the same manner as theretofore conducted and will use all reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their current officers and employees.

            The Company has also agreed that until the Effective Time, except as contemplated by the Merger Agreement or with the prior written approval of AmeriServe, it will not and will cause its subsidiaries not to do any of the following:

            (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly-owned subsidiary of the Company to its parent;

            (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

            (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (iv) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options, including Options, to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Common Stock upon the exercise of Options outstanding as of the date of the Merger Agreement or pursuant to the ESPP);

            (v) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents;

            (vi) mortgage or otherwise encumber or subject to any encumbrance or lien or, except in the ordinary course of business consistent with past practice or pursuant to existing contracts or commitments, sell, lease, license, transfer or otherwise dispose of any material properties or assets;

            (vii) amend, modify or waive any material term of any outstanding security of the Company and its subsidiaries;

            (viii) incur, assume, guarantee or become obligated with respect to any indebtedness, other than in the ordinary course of business, consistent with past practice, or incur, assume, guarantee or become obligated with respect to any other material obligations other than in the ordinary course of business and consistent with past practice;

            (ix) make or agree to make any new capital expenditures or acquisitions of assets or property or other acquisitions or commitments other than in the ordinary course of business, consistent with past practice and in any event not in excess of $10,000,000 in the aggregate;

            (x) make any material tax election or take any material tax position (unless required by law) or change its fiscal year or accounting methods, policies or practices (except as required by changes in generally accepted accounting principles) or settle or compromise any material income tax liability;

            (xi) make any loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $250,000 for any one transaction or $1,000,000 in the aggregate, and other than investments in cash equivalents made in the ordinary course of business consistent with past practice;

            (xii) pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction thereof, in the ordinary course of business consistent with past practice and in accordance with their terms, or modify or amend in any material respect or terminate any material contract or agreement to which it is a party, or release or waive any material rights or claims, other than in the ordinary course of business consistent with past practice;

            (xiii) (A) provide to any current or former director, officer or employee of the Company or any of its subsidiaries any material increase in compensation or benefits or any severance payment or other benefit not required under the terms of an existing employee benefit plan, except for employees who are not officers or directors in the ordinary course of business consistent with past practice, (B) grant to any such director, officer or employee any increase in severance or termination pay (including the acceleration in the exercisability of Options or in the vesting of shares of Common Stock (or other property) except for automatic acceleration in accordance with the terms of the Option Plans or the provision of any tax gross-up), or (C) enter into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer, or employee; or

            (xiv) authorize any of, or commit or agree to take any of, the foregoing actions.

            Certain Benefit Plans. AmeriServe has agreed that it will cause the Surviving Corporation to continue the employee benefit plans and programs of the Company (other than equity-based plans and programs) through December 31, 1998, or to provide during such period employee benefits no less favorable in the aggregate than are provided pursuant to such employee benefit plans and programs; provided that with respect to employees of the Company who are subject to collective bargaining, all benefits will be provided in accordance with the applicable collective bargaining agreement. AmeriServe has also agreed to provide employees of the Company who continue as employees of the Surviving Corporation or AmeriServe with credit for years of service with the Company and its subsidiaries for purposes of vesting, eligibility and benefit accrual (other than benefit accrual under any defined benefit plans, including supplemental retirement plans) under the employee benefit plans of the Surviving Corporation and AmeriServe which are made available to such employees, to the extent such service was credited under similar employee benefit plans and programs of the Company.

            Cooperation in Arrangements with Lenders. The Company has agreed that it will cooperate with and assist AmeriServe and its professionals and advisors in arranging for the prepayment at the Effective Time of all indebtedness of the Company and its subsidiaries.

            Other Covenants of the Company. The Merger Agreement also contains covenants of the Company customary for transactions of this type. These include covenants relating to the preparation of this Proxy Statement and the holding of the Special Meeting, providing AmeriServe and its representatives with reasonable access to information regarding the Company, and notification of certain events.

            Director and Officer Liability. For six years after the Effective Time, AmeriServe has agreed to cause the Surviving Corporation to indemnify and hold harmless the present and former officers, directors, employees and agents of the Company and its subsidiaries, and the heirs, executors and administrators of such persons (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time or arising out of or pertaining to any Indemnified Person having been an officer, director, employee or agent of the Company or any of its subsidiaries or to the transactions contemplated by the Merger Agreement to the extent provided under the Company's certificate of incorporation and bylaws in effect on the date of the Merger Agreement (and to pay expenses in advance of the disposition of any action with respect to any such matters to the fullest extent permitted by the DGCL, upon receipt from the person to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of the DGCL); provided that such indemnification will be subject to any mandatory limitation imposed from time to time under applicable law. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to the Indemnified Parties pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is therefore unenforceable.

            AmeriServe and the Surviving Corporation have agreed not to amend the certificate of incorporation or bylaws of the Surviving Corporation to amend the indemnification or exculpation provisions therein in a manner inconsistent with the foregoing or otherwise adverse to the Indemnified Parties for the six-year period referred to above. For six years after the Effective Time, AmeriServe will cause the Surviving Corporation to use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms substantially similar to those of such policy in effect on the date of the Merger Agreement and from an insurer or insurers having claims paying ratings of at least Best A+, provided that AmeriServe will not be obligated to cause the Surviving Corporation to pay annual premiums in excess of $250,000 per annum, and if the Surviving Corporation is unable to obtain such insurance, it will obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

            Other Covenants of AmeriServe. The Merger Agreement also contains covenants of AmeriServe customary for transactions of this type. These include covenants relating to confidentiality, the voting of any Common Stock held by AmeriServe or Merger Sub in favor of the Merger Proposal and causing Merger Sub to consummate the Merger in accordance with the Merger Agreement.

            No Solicitation. Under the Merger Agreement, for twelve months after any termination of the Merger Agreement, AmeriServe and Merger Sub on the one hand and the Company and its subsidiaries on the other will not, and will not permit any of their respective subsidiaries or affiliates to, employ or retain in any capacity any person who was employed by the Company, in the case of AmeriServe or Merger Sub, or AmeriServe or Merger Sub, in the case of the Company, or any of their respective subsidiaries, in a position of division president or principal executive in charge of a distribution center or any position senior thereto at any time after January 1, 1998.

            Other Mutual Covenants. The Merger Agreement also contains other mutual covenants of the Company, AmeriServe and Merger Sub in connection with the consummation of the Merger. These covenants include, among other things, covenants relating to making governmental filings (including under the HSR Act), obtaining consents and approvals, using reasonable best efforts to consummate the Merger and procedures with respect to public announcements.

CONDITIONS TO THE MERGER

            Conditions to the Obligations of Each Party. The obligations of the Company, AmeriServe and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions: (i) the Merger Agreement shall have been approved and adopted by the requisite vote of the outstanding shares of Common Stock within the meaning and in accordance with the DGCL; (ii) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated; and (iii) no provision of any applicable law or regulation and no judgment, injunction, order, decree or other legal restraint shall prohibit the consummation of the Merger. As of the date of this Proxy Statement, the condition set forth in clause (ii) above has been satisfied.

            Conditions to the Obligations of AmeriServe and Merger Sub. The obligations of AmeriServe and Merger Sub to consummate the Merger are further subject to the satisfaction of the following conditions:

            (a) there shall not be instituted and remain pending any action by any Governmental Entity (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation by AmeriServe or Merger Sub of the Merger, seeking to obtain material damages or imposing any material adverse conditions in connection therewith; (ii) seeking to restrain or prohibit AmeriServe's or Merger Sub's ownership or operation (or that of their respective subsidiaries or affiliates) of all or any material portion of the business or assets of the Company and its subsidiaries, or of AmeriServe and its subsidiaries or affiliates, or to compel AmeriServe or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, or of AmeriServe and its subsidiaries and affiliates; (iii) seeking to impose limitations on the ability of AmeriServe or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the shares of Common Stock, including, without limitation, the right to vote any shares of Common Stock acquired or owned by AmeriServe or any of its subsidiaries or affiliates on all matters properly presented to the Company's stockholders; (iv) seeking to require divestiture by AmeriServe or any of its subsidiaries, or affiliates of any shares of Common Stock; or (v) that otherwise would reasonably be expected to materially adversely affect the condition (financial or otherwise), business, or results of operations of the Company and its subsidiaries, or AmeriServe and its subsidiaries, in each case taken as a whole, nor shall any judgment, injunction, order or decree have been entered that would have any of the foregoing effects;

            (b) the Company shall have performed in all material respects its covenants and agreements under the Merger Agreement, and the representations and warranties of the Company set forth in the Merger Agreement that are qualified as to materiality shall be true when made and (except to the extent such representations and warranties relate to a specific date) as of the Closing as if made at and as of such time, and the representations and warranties set forth in the Merger Agreement that are not so qualified shall be true in all material respects when made and (except to the extent such representations and warranties relate to a specific date) at and as of the Closing as if made at and as of such time, and other than any failure of such representations and warranties to be true (x) arising from or in connection with changes in general economic conditions or matters generally affecting the industry in which the Company and its subsidiaries are engaged, (y) arising from the announcement or the consummation of the transactions contemplated by the Merger Agreement, or (z) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and AmeriServe and Merger Sub shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect; and

            (c) other than the filing of the Certificate of Merger in accordance with DGCL, after making reasonable efforts, AmeriServe and its subsidiaries (including Merger Sub) shall have obtained all regulatory approvals, licenses and other Consents required to be obtained prior to the consummation of the Merger and the transactions contemplated by the Merger Agreement, except such approvals, licenses and other Consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the further satisfaction of the following conditions:

            AmeriServe and Merger Sub shall have performed in all material respects their covenants and agreements under the Merger Agreement, and the representations and warranties of AmeriServe and Merger Sub set forth in the Merger Agreement that are qualified as to materiality shall be true when made at and as of the Effective Time as if made at and as of such time, and the representations and warranties set forth in the Merger Agreement that are not so qualified shall be true in all material respects when made at and as of the Effective Time as if made at and as of such time; and the Company shall have received certificates of the Chief Executive Officer or Chief Financial Officer of AmeriServe and Merger Sub to that effect.

            Waiver of Conditions. The conditions to closing relating to approval of the Merger Agreement by Company stockholders, compliance with the HSR Act and the absence of laws, injunctions or other legal restraints prohibiting the consummation of the Merger may not be waived by the parties. The Company does not believe it could waive any other condition if the effect of such waiver would be to alter the consideration to be received by stockholders, unless the waiver was approved by stockholders.

TERMINATION OF THE MERGER AGREEMENT

            The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the stockholders of the Company):

            (i) by mutual written consent of the Company and AmeriServe;

            (ii) by AmeriServe if at the Special Meeting at which the Merger Proposal is voted upon, the requisite approval of Company stockholders shall not have been obtained;

            (iii) by either the Company or AmeriServe, if the Merger has not been consummated by July 1, 1998 (provided that the party seeking to terminate the Merger Agreement shall not have breached its obligations under the Merger Agreement in any material respect);

            (iv) by either the Company or AmeriServe, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or any judgment, injunction, order or decree enjoining AmeriServe or the Company from consummating the Merger (or the existence of which would otherwise result in the failure of the condition set forth in Section 9.2(a) of the Merger Agreement) is entered and, in the case of any action brought other than by a Governmental Entity, such judgment, injunction, order or decree shall become final and non-appealable; or

            (v) by AmeriServe, at any time prior to the Effective Time, by action of the Board of Directors of AmeriServe, if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to AmeriServe or Merger Sub its approval or recommendation of the Merger Agreement or the Merger, or shall have resolved to do any of the foregoing.

            The Merger Agreement does not provide for the payment of monetary penalties to any party in the event that it is terminated.

            Certain Breaches. AmeriServe and Merger Sub would have the right to terminate the Merger Agreement if any of the representations and warranties of the Company described under "The Merger Agreement -- Representations and Warranties" were not true and correct when made and as of the closing of the Merger or if the Company failed to perform any of the covenants and agreements of the Company described under "The Merger Agreement -- Certain Covenants," if, in either case, such breach or failure to perform would have a material adverse effect on the Company or prevent or materially delay consummation of the Merger. The Company would have the right to terminate the Merger Agreement if any of the representations and warranties of AmeriServe described under "The Merger Agreement -- Representations and Warranties" were not true and correct in any material respect when made and as of the closing of the Merger or if AmeriServe and Merger Sub failed to perform in any material respect any of the covenants and agreements required to be performed by them and described under "The Merger Agreement -- Certain Covenants."

AMENDMENT

            Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the party to be charged therewith; provided that after the adoption of the Merger Agreement by the stockholders of the Company, no amendment or waiver may, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, or (ii) any of the principal terms of the Merger.

FEES AND EXPENSES

                  The Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such costs or expenses.


                              THE VOTING AGREEMENT

            The following is a brief summary of certain material provisions of the Voting Agreement that is attached as Annex II to this Proxy Statement. Such summary does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement. All capitalized terms used herein and not defined are used as defined in the Voting Agreement. Stockholders are urged to review the Voting Agreement carefully and in its entirety.

TERM AND TERMINATION

            The Voting Agreement was entered into on January 29, 1998. The Voting Agreement will terminate immediately following the earliest to occur of
(x) the Effective Time, (y) the 30th day following the termination of the Merger Agreement (other than a termination upon the mutual consent of the Company and AmeriServe), or (z) the termination of the Merger Agreement upon the mutual consent of the Company and AmeriServe. Notwithstanding the foregoing, in the event the Merger Sub Option shall have been exercised in accordance with the Voting Agreement, but the Option Closing shall not have occurred, the Voting Agreement will not terminate, except that the Voting Agreement may be terminated by the Onex Stockholders if Merger Sub defaults on its obligation to purchase the Subject Shares at the Option Closing.

VOTING

            Until the termination of the Voting Agreement each Onex Stockholder has agreed as follows:

            At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote or other approval with respect to the Merger and the Merger Agreement is sought, each Onex Stockholder will vote its Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

            At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Onex Stockholders' vote, consent or other approval as stockholders is sought, the Onex Stockholders will vote the Subject Shares against (i) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Onex Stockholders under the Voting Agreement, and (ii) any action or agreement that would reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (A) the adoption by the Company of a proposal regarding (1) the acquisition of the Company by merger, tender offer or otherwise by any person or group, other than AmeriServe or Merger Sub or any designee thereof (a "Third Party"), or any other merger, combination or similar transaction with any Third Party; (2) the acquisition by a Third

Party of 10% or more of the assets of the Company and its subsidiaries, taken as a whole; (3) the acquisition by a Third Party of 10% or more of the outstanding shares of Common Stock; or (4) the repurchase by the Company or any of its subsidiaries of 10% or more of the outstanding shares of Common Stock; (B) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of the Company's capital stock; (C) any change in the control of the board of directors of the Company; (D) any material change in the present capitalization or dividend policy of the Company; or (E) any other material change in the Company's corporate structure or business. The Onex Stockholders have further agreed not to commit or agree to take any action inconsistent with the foregoing.

            In addition, under the Voting Agreement, as security for the agreements of the Onex Stockholders provided for in the Voting Agreement, each Onex Stockholder has granted to AmeriServe and Merger Sub a proxy to vote the Subject Shares as indicated above, which proxy is irrevocable during the term of the Voting Agreement. None of the Onex Stockholders received any consideration in exchange for agreeing to enter into the Voting Agreement.

RESTRICTIONS ON TRANSFER AND WAIVER OF APPRAISAL RIGHTS

            Under the Voting Agreement, each Onex Stockholder has agreed not to
(i) sell, transfer or otherwise dispose of, or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the transfer of, any of the Subject Shares other than to any direct or indirect wholly-owned subsidiary of Onex (if such subsidiary assumes the Onex Stockholder's obligations under the Voting Agreement) or pursuant to the terms of the Voting Agreement and the Merger Agreement, (ii) enter into any voting arrangement or understanding with respect to the Subject Shares, whether by proxy, voting agreement or otherwise, or (iii) take any action that would reasonably be expected to make any of its representations and warranties contained in the Voting Agreement untrue or incorrect or could have the effect of preventing or disabling such Onex Stockholder from performing any of its obligations under the Voting Agreement.

            Pursuant to the Voting Agreement each Onex Stockholder has irrevocably waived any and all rights which it may have as to appraisal, dissent or any similar or related matter with respect to the Merger.

NO SOLICITATION

            The Voting Agreement provides that none of the Onex Stockholders nor any of their affiliates shall (whether directly or indirectly through any officer, director, member, advisor, agent, representatives or other intermediary), nor shall the Onex Stockholders or any of their affiliates authorize or permit any of their officers, directors, members, advisors, agents, representatives or other intermediaries to, (i) solicit, initiate, encourage or take any action intended to or reasonably likely to facilitate any submission of inquiries, proposals or offers from any person relating to any acquisition or purchase of all or a material amount of assets of, or any equity interest in, the Company (or any subsidiary or division thereof) or any merger, consolidation, tender offer (including a self tender offer), exchange offer, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary or division thereof), other than the transactions contemplated by the Voting Agreement or the Merger Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to materially dilute the benefits to AmeriServe or Merger Sub of the transactions contemplated by the Merger Agreement

(collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal, other than the transactions contemplated by the Merger Agreement, or (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to the Company's business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Notwithstanding anything in the Voting Agreement to the contrary, the Onex Stockholders have agreed to promptly advise AmeriServe and Merger Sub orally and in writing of the receipt by any of them (or any of the other entities or persons referred to above) of any Transaction Proposal or any inquiry which is likely to lead to any Transaction Proposal, the material terms and conditions of such Transaction Proposal or inquiry, and the identity of the person making any such Transaction Proposal or inquiry. The Onex Stockholders have agreed to keep AmeriServe and Merger Sub fully informed of the status and details of any such Transaction Proposal or inquiry. The Voting Agreement provides that the foregoing restrictions will not restrict the activities of any individual (whether or not an affiliate of any Onex Stockholder) in his or her capacity as a director, officer, employee or agent of the Company or any of its subsidiaries.

MERGER SUB OPTION

            Under the Voting Agreement, each Onex Stockholder has granted to Merger Sub (or its designee), the Merger Sub Option to purchase the Subject Shares, on the terms and subject to the conditions set forth in the Voting Agreement. The Merger Sub Option may be exercised by Merger Sub, as a whole and not in part, at any time during the period commencing upon the termination of the Merger Agreement (other than a termination based on the mutual consent of the Company and AmeriServe or a termination by the Company as a result of an actual material breach by AmeriServe or Merger Sub of their respective obligations under the Merger Agreement) and ending on the date which is the 30th calendar day following such termination.

            If Merger Sub wishes to exercise the Merger Sub Option, Merger Sub must send a written notice to the Onex Stockholders of its intention to exercise the Merger Sub Option, specifying the place, and, if then known, the time and the date (the "Option Closing Date") of the closing (the "Option Closing") of the purchase. The Option Closing Date will occur on the fifth business day (or such later date as shall be no later than five business days following the first time that the Option Closing is permitted by applicable law or regulation) after the later of (i) the date on which such notice is delivered, and (ii) the satisfaction of the conditions described below.

            At the Option Closing, the Onex Stockholders have agreed to deliver to Merger Sub (or its designee) all of the Subject Shares by delivery of a certificate or certificates evidencing the Subject Shares duly endorsed to Merger Sub or accompanied by powers duly executed in favor of Merger Sub, with all necessary stock transfer stamps affixed; and Merger Sub will, and AmeriServe will cause Merger Sub to, pay to the Onex Stockholders pursuant to the exercise of the Merger Sub Option, by wire transfer, cash in immediately available funds to the accounts of the Onex Stockholders (such accounts to be specified in writing at least two days prior to the Option Closing), an amount equal to the aggregate Exercise Price.

            The Option Closing will be further subject to the satisfaction of each of the following conditions: (i) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the purchase and sale of the Subject Shares pursuant to the exercise of the Merger Sub Option; (ii) any waiting period applicable to the consummation of the purchase and sale of the Subject Shares pursuant to the exercise of the Merger Sub Option under the HSR Act shall have expired or been terminated; and (iii) all actions by or in respect of, and any filing with, any governmental body, agency, official, or authority required to permit the consummation of the purchase and sale of the Subject Shares pursuant to the exercise of the Merger Sub Option shall have been obtained or made and shall be in full force and effect, except such actions and filings which, if not made or obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date of this Proxy Statement, the condition set forth in clause (ii) above has been satisfied.

FURTHER AGREEMENTS OF AMERISERVE AND MERGER SUB

            The Voting Agreement provides that, in the event that Merger Sub purchases the Subject Shares pursuant to the Option, as promptly as practicable thereafter, Merger Sub will make a tender offer for the remaining shares of Common Stock to the stockholders of the Company (the consummation of which shall be subject only to the condition that no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of such tender offer) pursuant to which the stockholders of the Company (other than the Company, any direct or indirect subsidiary of the Company or AmeriServe or Merger Sub) will receive an amount of cash consideration per share equal to $15.00, and will take such actions as may be necessary or appropriate in order to effectuate such tender offer at the earliest practicable time.

            If, after purchasing the Subject Shares pursuant to the Merger Sub Option, Merger Sub or any of its affiliates has not acquired the remaining shares of Common Stock, Merger Sub or any of its affiliates receives any cash or non-cash consideration in respect of the subject shares in connection with a Third Party Business Combination (as defined below) during the period commencing on the date of the Option Closing and ending on the first anniversary thereof, Merger Sub shall promptly pay over to the Onex Stockholders, as an addition to the purchase price for the Subject Shares, (x) one-half of the excess, if any, of such consideration over the aggregate purchase price paid for the Subject Shares which are sold by Merger Sub hereunder less (y) the sum of (I) the amount of taxes payable or to be payable by Merger Sub (as estimated by Merger Sub in good faith) in connection with such Third Party Business Combination (it being intended and understood that Merger Sub retain one-half of the after-tax profit from such sale taking into account any adjustment to basis resulting from the payment to the Onex Stockholders), (II) the amount of expenses of Merger Sub in connection herewith and the Merger Agreement and in connection with such Third Party Business Combination, and (III) the pro rata portion (based on share holdings) of all capital contributions to and retained earnings of the Company from the date of the Option Closing through the date of the Third Party Business Combination. If the consideration received by Merger Sub or such affiliates consists of securities listed on a national securities exchange or traded on the Nasdaq National Market, the per share value of such consideration will be equal to the closing price per share of such securities listed on such national securities exchange or the Nasdaq National Market on the date such transaction is consummated, and if the consideration received by Merger Sub or such affiliates is in a form other than securities, the per share value will be determined in good faith as of the date such transaction is consummated by Merger Sub and the Onex Stockholders (or, if Merger Sub and the Onex Stockholders cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the parties). The term "Third Party Business Combination" means the occurrence of any of the following events: (A) the Company, or more than 50% of the outstanding shares of the Company's capital stock, is acquired by merger or otherwise by any third party; or (B) a third party acquires all or substantially all of the total assets of the Company and its subsidiaries, taken as a whole; provided, that in no event will any transaction in which shares of the Company's capital stock or any of its assets are sold or transferred directly or indirectly in connection with or as a part of a sale or other transaction involving the sale, merger or other similar transaction of AmeriServe or any of its material assets or business constitute a Third Party Business Combination, and in no event will a sale of any division, line of business or similar unit of the Company and its subsidiaries constitute a Third Party Business Combination.


                                  THE COMPANIES

PROSOURCE

            The Company provides foodservice distribution services to chain restaurants in North America and provides purchasing and logistics services to the foodservice market. The Company distributes a wide variety of items, including fresh and frozen meat and poultry, seafood, frozen foods, canned and dry goods, fresh and pre-processed produce, beverages, dairy products, paper goods and cleaning and other supplies. The Company serves a variety of restaurants, including Burger King, Red Lobster, Long John Silver's, Olive Garden, TGIFriday's, Chick-fil-A, Chili's, Sonic, TCBY and Wendy's. ProSource is an indirect subsidiary of Onex Corporation.

            The Company was formed in 1992 to acquire Burger King Distribution Services, the "in-house" distributor for Burger King Corporation, which serviced approximately 4,150 Burger King restaurants. Since the acquisition, ProSource has, through a combination of acquisitions and internal growth, become a leading distributor to chain restaurants, servicing approximately 12,700 restaurants within 19 different restaurant chains as of December 27, 1997. In March 1995, the Company acquired substantially all of the assets and assumed certain liabilities of the National Accounts Division of The Martin-Brower Company, which added a total of approximately 8,000 restaurants within 11 chains included in the Company's current customer base. The Company has also been successful in expanding through internally generated sales. Since the Company's formation in 1992, net sales have grown from $1.3 billion in 1993 (the first full year of operations) to $3.9 billion in 1997.

            A more detailed description of the business and properties of the Company is set forth in "Certain Information Regarding ProSource, Inc." attached as Annex V to this Proxy Statement.

            The Company's principal executive offices are located at 1500 San Remo Avenue, Coral Gables, Florida 33146, telephone number (305) 740-1000.

AMERISERVE

            AmeriServe is one of the nation's largest foodservice distributors, distributing a wide variety of items, including meat, poultry, frozen foods, canned and dry goods, produce, beverages, dairy products, paper goods, cleaning and other supplies and small equipment. It serves a total of 25,500 restaurants in the United States, Canada and Mexico and has more than 5,000 employees operating out of 35 distribution centers. In addition to its corporate headquarters in Dallas, AmeriServe has customer support offices in Wichita, Kansas, Louisville, Kentucky and Irvine, California.

            AmeriServe's principal executive offices are located at 14841 Dallas Parkway, Dallas, Texas 75240-2100 and its telephone number is (972) 338-7000.

            Merger Sub is a newly incorporated Delaware corporation organized in connection with the Merger, and has not carried on any activities other than in connection with the Merger. Merger Sub is a wholly-owned subsidiary of AmeriServe. Upon the consummation of the Merger, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation and becoming a wholly-owned subsidiary of AmeriServe. Merger Sub's principal executive offices are located at 545 Steamboat Road, Greenwich, Connecticut 06830 and its telephone number is (203) 661-2500.

                             SELECTED FINANCIAL DATA

            The following table sets forth selected financial data for the Company for the periods indicated. The data set forth below should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto included in "Certain Information Regarding ProSource, Inc." attached as Annex V to this Proxy Statement.

             (In millions, except per share and certain other data)

                                                                                     Fiscal Years Ended
                                                        --------------------------------------------------------------------------
                                                        December 27,    December 28,    December 30,    December 31,  December 25,
                                                            1997           1996            1995(a)        1994(b)        1993(c)
                                                        --------------------------------------------------------------------------
                                                         (52 weeks)      (52 weeks)      (52 weeks)     (53 weeks)     (52 weeks)
Statement of Operations Data:
     Net sales                                          $    3,901.2    $    4,125.0    $    3,461.8    $   1,598.1    $   1,329.3
     Cost of sales                                           3,591.4         3,806.8         3,193.3        1,464.5        1,210.9
                                                        --------------------------------------------------------------------------
       Gross profit                                            309.8           318.2           268.5          133.6          118.4
     Operating expenses                                        302.1           301.3           255.2          131.0          114.2
     Loss on impairment of long-live assets                     --              15.7            --             --             --
     Restructuring and contract-termination charges             --              28.5             0.7           --             --
                                                        --------------------------------------------------------------------------
       Income (loss) from operations                             7.7           (27.3)           12.6            2.6            4.2
     Interest expense, net                                       9.2            13.1            13.3            6.6            5.5
                                                        --------------------------------------------------------------------------
     Loss before income taxes, extraordinary items and
       cumulative effect of a change in accounting
       principle                                                (1.5)          (40.4)           (0.7)          (4.0)          (1.3)
     Income tax benefit (provision)                              0.5            15.4            (0.1)           1.6            0.5
                                                        --------------------------------------------------------------------------
     Loss before extraordinary items and cumulative
       effect of a change in accounting principle               (1.0)          (25.0)           (0.8)          (2.4)          (0.8)
     Extraordinary (loss) gain, net                             (6.3)            0.6            (0.8)          --             --
     Cumulative effect of a change in accounting
       principle, net                                           (6.4)           --              --             --             --
                                                        --------------------------------------------------------------------------
       Net loss                                         $      (13.7)   $      (24.4)   $       (1.6)   $      (2.4)   $      (0.8)
                                                        ==========================================================================

Net loss per common share (basic and diluted):
     Loss before extraordinary items and cumulative
       effect of a change in accounting principle       $      (0.11)   $      (4.31)   $      (0.18)   $     (1.01)   $     (0.35)
     Extraordinary items, net                                  (0.67)           0.11           (0.17)          --             --
     Cumulative effect of a change in accounting
       principle, net                                          (0.69)           --              --             --             --
                                                        --------------------------------------------------------------------------
       Net loss per common share                        $      (1.47)   $     (4.20)    $      (0.35)   $     (1.01)   $     (0.35)
                                                        ==========================================================================

     Average outstanding shares used in calculation
       (in thousands)                                          9,334           5,796           4,441          2,353          2,348
                                                        ==========================================================================

Balance Sheet Data (at end of period):
     Working capital                                    $      106.0    $       85.5    $      115.9    $      41.6    $      42.7
     Total assets                                              548.1           503.7           487.3          216.9          199.6
     Total debt                                                174.2           112.6           162.7           65.1           68.5
     Stockholders' equity                                       64.4            78.5            49.4           22.5           25.3
Other Data:
     Net asset turnover                                         16.4x           20.1x           18.3x           16.5x          13.6x
     Depreciation and amortization                      $       11.2    $       10.9    $       12.7    $       8.0    $       7.9
     Capital expenditures                               $       30.0    $       20.0    $        5.7    $       1.4    $       3.5
     Number of restaurants served (at end of period)          12,715          14,641          14,562          6,752          5,113

(a) Includes the effects of the acquisition of substantially all of the assets and the assumption of certain liabilities of the National Accounts Division of The Martin-Brower Company on March 31, 1995.

(b) Includes the effects of the acquisition of certain assets and the assumption of certain liabilities of Malone Products, Inc. on October 31, 1994.

(c) Includes the effects of the acquisition of certain operating assets of McCabe's Quality Foods, California, Inc. on February 27, 1993 and the effects of the acquisition of certain assets and the assumption of certain liabilities of Valley Food Services, Inc. on March 27, 1993.

(d) The per share amounts prior to 1997 have been restated as required to comply with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". For further discussion of this and the impact of Statement No. 128, see the Notes to the Company's Consolidated Financial Statements included in "Certain Information Regarding ProSource, Inc." attached as Annex V to this Proxy Statement.

(e) Certain amounts presented above for prior years have been reclassified to conform to the current year's presentation.

                          MARKET PRICES OF COMMON STOCK

            The Company's Class A Common Stock began trading on the Nasdaq National Market under the symbol "PSDS" on November 12, 1996. The table sets forth the high and low sales prices per share for the Company's Class A Common Stock as reported on the Nasdaq National Market for each fiscal quarter subsequent to the commencement of trading.

                                                                 Sale Prices
                                                                 -----------
1996                                                          High         Low
                                                              ----         ---

Fourth Quarter (from November 12, 1996)..................   $14 1/8      $ 9 3/4

1997

First Quarter............................................   $14 1/8      $10 1/2
Second Quarter...........................................    13 3/8        6 1/4
Third Quarter............................................     9 1/8        6 3/4
Fourth Quarter...........................................     9 3/4        6

1998

First Quarter............................................   $14 3/4      $ 6 1/2

            On January 29, 1998, the last trading date prior to public announcement of the execution of the Merger Agreement, the closing price of the Common Stock, as quoted on the Nasdaq National Market was $ 6 15/16 per share. On April 1, 1998, the closing price of the Class A Common Stock, as reported on the Nasdaq National Market was $14 3/4 per share. Stockholders are urged to obtain current market quotations for the Class A Common Stock prior to making any decision with respect to the Merger.

            At the close of business on the Record Date, there were 3,526,835 shares of Class A Common Stock outstanding and entitled to vote at the Special Meeting, held by approximately 36 stockholders of record and 5,856,756 shares of Class B Common Stock outstanding and entitled to vote of the Special Meeting, held by approximately 62 stockholders of record. At such date, the Company had approximately 1,200 beneficial owners of its Class A Common Stock and Class B Common Stock, in the aggregate.

            The Company has not paid any cash dividends on its Common Stock since inception. The current policy of the Company's Board of Directors is to retain all earnings to provide funds for the operation and expansion of the Company's business. The Company does not anticipate declaring or paying cash dividends on the Common Stock in the foreseeable future. The terms of the Company's credit agreements prohibit it from paying dividends to its stockholders without the approval of the lending group. Holders of Class A Common Stock and Class B Common Stock share ratably in any dividend declared by the Board of Directors, subject to the preferential rights of any outstanding Preferred Stock.

            Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes. Except as otherwise required by law, the Class A Common Stock and Class B Common Stock vote together on all matters submitted to a vote of stockholders, including the Merger Proposal. Each share of Class B Common Stock is convertible at the option of the holder thereof into one share of Class A Common Stock. Any shares of Class B Common Stock transferred to a person other than an existing holder of Class B Common Stock or any affiliate thereof shall automatically convert into shares of Class A Common Stock upon such disposition. In addition, in the event that any employee of the Company holding Class B Common Stock ceases to be an employee for any reason, the shares of Class B Common Stock held by such employee shall automatically convert into shares of Class A Common Stock, unless transferred to Onex or its affiliates, or another employee stockholder.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

            The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at February 9, 1998 by (i) each person known to the Company to own beneficially more than 5% of any class of the Company's outstanding Common Stock, (ii) each director of the Company,
(iii) each Named Executive Officer of the Company, and (iv) all executive officers and directors of the Company, as a group. On that date 3,526,835 shares of Class A Common Stock and 5,856,756 shares of Class B Common Stock were outstanding. All information with respect to beneficial ownership has been furnished to the Company by the respective stockholders of the Company. Except as otherwise indicated in the footnotes, each beneficial owner has the sole power to vote and to dispose of all shares held by such holder.

                                                                                                              Class A and B
                                                  Shares of Class A                Shares of Class B            Combined
                                                     Common Stock                    Common Stock                Voting
                                                Beneficially Owned (1)           Beneficially Owned (1)         Power (2)
                                               ------------------------       ---------------------------       ----------
                   Name                        Number        Percentage          Number        Percentage       Percentage
-----------------------------------------      ------        ----------          ------        ----------       ----------
Onex DHC LLC(3) (7)
    421 Leader Street
    Marion, Ohio  43302..................    500,000            14.2%         4,951,242            84.5%           80.5%
Onex Corporation (4) (7)
    161 Bay Street
    Toronto, Ontario
    Canada...............................    500,000            14.2          5,236,956            89.4            85.1
Onex OMI LLC (7).........................         --            --              285,714             4.9             4.6
Onex Ohio LLC (7)........................         --            --              379,242             6.5             6.1
Steamboat Acquisition Corp. (7)
Nebco Evans Holding Company
Nebco Evans Distributors, Inc
Holberg Industries, Inc.
Holberg Incorporated
John V. Holten
    545 Steamboat Road
    Greenwich, CN  06830.................    496,583            14.1          5,218,072            89.1            84.8
AmeriServe Food Distribution, Inc. (7)
    14841 Dallas Parkway
    Dallas, TX  75240....................    496,583            14.1          5,218,072            89.1            84.8
The Kaufman Fund, Inc.
    140 E. 45th Street, 43rd Floor
    New York, NY  10017..................  1,000,000            28.4                 --            --               1.6
Skyline Asset Management
    311 South Wacker Drive, Ste. 4500
    Chicago, IL 60606....................    480,300            13.6                 --            --                *
Heartland Advisors, Inc.
    790 North Milwaukee Street
    Milwaukee, WI 53202..................    300,000             8.5                 --            --                *
David R. Parker (5)......................      7,337              *             174,378             3.0             2.3
Thomas C. Highland (5)...................      1,118              *              94,188             1.6             1.2
Daniel J. Adzia (5)......................         --             --              55,500             *                *
William F. Evans (5).....................      4,187              *              55,500             *                *
Gerald W. Schwartz (4)...................    500,000            14.2          5,236,956            89.4            85.1
Anthony R. Melman (6)....................         --             --                  --            --              --

                                                                                                               Class A and B
                                                      Shares of Class A               Shares of Class B           Combined
                                                         Common Stock                   Common Stock               Voting
                                                    Beneficially Owned (1)         Beneficially Owned (1)         Power (2)
                                                   ------------------------       ------------------------       ----------
                   Name                            Number        Percentage        Number        Percentage      Percentage
-------------------------------------------        ------        ----------        ------        ----------      ----------
Michael Carpenter .........................            --             --           18,200               *               *
Anthony Munk (6) ..........................            --             --               --              --              --
C. Lee Johnson ............................            --             --            4,500               *               *
R. Geoffrey P. Styles .....................         1,000              *            7,300               *               *
Robert S. Donaldson (5) ...................         1,732              *           25,960               *               *
All directors and executive officers of the
    Company as a group (17 persons) .......       517,645           14.7        5,778,495            97.0            92.2

-----------------
*Less than 1%.

(1) Each share of Class B Common Stock is presently convertible at the option of the holder thereof into one share of Class A Common Stock. Any shares of Class B Common Stock transferred to a person other than an existing holder of Class B Common Stock or any affiliate thereof shall automatically convert into shares of Class A Common Stock upon such disposition. In addition, in the event that any employee of the Company holding Class B Common Stock ceases to be an employee for any reason, the shares of Class B Common Stock held by such employee shall automatically convert into shares of Class A Common Stock, unless transferred to Onex or another employee stockholder. All information in the table assumes that no shares of Class B Common Stock are converted into shares of Class A Common Stock.

(2) The column entitled "Class A and Class B Combined Voting Power Percentage" in the table shows the combined voting power of the votes attributable to Class A Common Stock (each share of which is entitled to one vote) and Class B Common Stock (each share of which is entitled to ten votes) of the holders thereof.

(3)   Onex DHC LLC's beneficial ownership of the Company's Common Stock includes
      (i) 500,000 shares of Class A Common Stock and 4,572,000 shares of Class B Common Stock beneficially owned directly by Onex DHC LLC and (ii) 379,242 shares of Class B Common Stock beneficially owned directly by Onex Ohio LLC, which Onex DHC LLC may be deemed to own beneficially as a result of its direct beneficial ownership of 74.9% of the equity of Onex Ohio LLC (clauses (i) and (ii) together referred to as the "DHC Shares").

(4) As the direct and indirect beneficial owner of 100% of the equity of Onex DHC LLC, and the direct beneficial owner of 25.1% of the equity of Onex Ohio LLC, Onex Corporation may be deemed to own beneficially the DHC Shares. In addition, as the indirect beneficial owner of 100% of the equity of Onex OMI LLC, Onex Corporation may be deemed to own beneficially 285,714 shares of Class B Common Stock beneficially owned directly by Onex OMI LLC. Gerald W. Schwartz is the Chairman of the Board, President and Chief Executive Officer of Onex Corporation and the indirect holder of all the issued and outstanding Multiple Voting Shares (defined below) of Onex Corporation, and therefore may also be deemed to own beneficially such shares of Common Stock.

(5) Includes shares of Class B Common Stock which the directors and executive officers have the right to acquire through the exercise of options within 60 days as follows: David R. Parker - 31,078; Thomas C. Highland - 19,188; Daniel J. Adzia - 10,500; William F. Evans - 10,500; and Robert S. Donaldson - 5,560.

(6) Excludes shares in which Messrs. Melman and Munk have an indirect interest, with respect to which Mr. Schwartz, Onex Corporation and Onex DHC LLC share beneficial ownership.

(7) Based on information contained in a Statement on Schedule 13D (the "Schedule 13D") filed with the Commission on February 9, 1998 by AmeriServe, Merger Sub and certain of their affiliates (the "Filing Persons"), as of January 29, 1998, under the definition of "beneficial ownership" as set forth in Rule 13d-3 under the Exchange Act, Merger Sub may be deemed to beneficially own the Subject Shares subject to the Voting Agreement. If Merger Sub were to exercise the Merger Sub Option, Merger Sub would have the power to dispose of all of the Subject Shares. Unless and until Merger Sub or its designee, if any, acquires shares of Common Stock upon exercise of the Merger Sub Option, neither Merger Sub nor such designee, if any, has any power to dispose of any shares of Common Stock. The Filing Persons may be deemed to share the power to direct the voting of the Subject Shares with respect to the Merger and certain related actions, in accordance with the terms of the Voting Agreement, and, upon exercise of the Merger Sub Option, would have the shared power to direct the voting of and the disposition of such shares.

      In addition, as of December 27, 1997, Messrs. Schwartz and Styles beneficially owned 13,051,878 and 17,000 subordinate voting shares of Onex Corporation ("Subordinate Voting Shares"), respectively, representing 27.6% of the outstanding Subordinate Voting Shares in the case of Mr. Schwartz, and less than 1% of the outstanding Subordinate Voting Shares in the case of Mr. Styles. All directors and executive officers of the Company as a group owned 13,068,878 Subordinate Voting Shares, representing 27.6% of the outstanding Subordinate Voting Shares. Subordinate Voting Shares beneficially owned includes shares which Mr. Styles (9,000) may have the right to acquire through the exercise of options within 60 days (the options become exercisable in the event that the average market price of the Subordinate Voting Shares exceeds the exercise price of the options (Cdn. $13.25) by at least 25%). Mr. Schwartz also beneficially owns 100,000 multiple voting shares of Onex Corporation ("Multiple Voting Shares"), representing all of the outstanding Multiple Voting Shares. All information with respect to beneficial ownership of Onex Corporation capital stock has been furnished by the respective stockholders of Onex Corporation. Subordinate Voting Shares carry one vote per share and as a class are entitled to 40% of the aggregate votes attached to all voting shares of Onex Corporation, to elect 40% of Onex Corporation's board of directors and to appoint the auditors. Multiple Voting Shares are entitled to elect 60% of Onex Corporation's board of directors and carry such number of votes in the aggregate as represents 60% of the aggregate votes attached to all voting shares of Onex Corporation.


                              STOCKHOLDER PROPOSALS

            The Company will hold a 1998 Annual Meeting only if the Merger is not consummated. In the event of such a meeting, in order to have been considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Stockholders, stockholder proposals must have been received at the Company's principal executive offices in Coral Gables, Florida not later than December 1, 1997.


                              INDEPENDENT AUDITORS

            The consolidated financial statements of the Company as of December 27, 1997 and December 28, 1996 and for each of the three years in the period ended December 27, 1997, included in "Certain Information Regarding ProSource, Inc." attached as Annex V to this Proxy Statement, have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report included therein.

            Representatives of KPMG Peat Marwick LLP are expected to attend the Special Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.


                                  OTHER MATTERS

            The Board of Directors is not currently aware of any business to be acted upon at the Special Meeting other than the Merger Proposal. If, however, other matters are properly brought before the Special Meeting, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the Proxy.

                              AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, like the Company, that file electronically with the Commission at the following address: http://www.sec.gov. The Class A Common Stock is quoted on the Nasdaq National Market, and such reports, proxy statements and other information may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

            NO PERSON IS AUTHORIZED TO PROVIDE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT OTHER THAN THOSE CONTAINED HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                                                         ANNEX I
















================================================================================






                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                       AMERISERVE FOOD DISTRIBUTION, INC.

                           STEAMBOAT ACQUISITION CORP.

                                       and

                                 PROSOURCE, INC.

                          Dated as of January 29, 1998









================================================================================
w



                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

                                   THE MERGER

SECTION 1.1.    The Merger.................................................    2
SECTION 1.2.    Closing....................................................    2
SECTION 1.3.    Effective Time of the Merger...............................    2
SECTION 1.4.    Effects of the Merger......................................    2

                                   ARTICLE II

                       EFFECT OF THE MERGER ON THE CAPITAL
                      STOCK OF THE CONSTITUENT CORPORATIONS

SECTION 2.1.    Conversion of Shares.......................................    2
SECTION 2.2.    Surrender and Payment......................................    3
SECTION 2.3.    Dissenting Shares..........................................    4
SECTION 2.4.    Stock Options and Stock Plans..............................    5

                                   ARTICLE III

                            THE SURVIVING CORPORATION

SECTION 3.1.    Certificate of Incorporation...............................    6
SECTION 3.2.    Bylaws.....................................................    6
SECTION 3.3.    Directors and Officers.....................................    6

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.1.    Organization, Standing and Corporate Power.................    6
SECTION 4.2.    Subsidiaries...............................................    7
SECTION 4.3.    Capital Structure..........................................    8
SECTION 4.4.    Authority; Noncontravention................................    8
SECTION 4.5.    SEC Documents; Financial Statements; No Undisclosed
                    Liabilities............................................    9
SECTION 4.6.    Disclosure Documents.......................................   10
SECTION 4.7.    Property; Sufficiency of Assets............................   10
SECTION 4.8.    Absence of Certain Changes or Events.......................   10
SECTION 4.9.    Litigation.................................................   12
SECTION 4.10.   Compliance with Laws, Etc..................................   12

                                                                            Page

SECTION 4.11.   Absence of Changes in Stock or Benefit Plans...............   12
SECTION 4.12.   ERISA Compliance...........................................   13
SECTION 4.13.   Tax Matters................................................   15
SECTION 4.14.   Debt Instruments...........................................   16
SECTION 4.15.   Insurance..................................................   17
SECTION 4.16.   Labor Matters..............................................   17
SECTION 4.17.   No Restrictive Agreements..................................   17
SECTION 4.18.   Interests of Officers and Directors........................   17
SECTION 4.19.   Brokers....................................................   18

                                    ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

SECTION 5.1.    Organization, Standing and Corporate Power.................   18
SECTION 5.2.    Authority; Noncontravention................................   18
SECTION 5.3.    Disclosure Documents.......................................   19
SECTION 5.4.    Brokers....................................................   20
SECTION 5.5.    Company Contracts .........................................   20

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

SECTION 6.1.    Conduct of Business........................................   20
SECTION 6.2.    Shareholder Meeting; Proxy Material........................   22
SECTION 6.3.    Access to Information......................................   22
SECTION 6.4.    Covenants Regarding Certain Benefit Plans..................   23
SECTION 6.5.    Cooperation in Arrangements with Lenders...................   23

                                   ARTICLE VII

                               COVENANTS OF PARENT

SECTION 7.1.    Confidentiality............................................   23
SECTION 7.2.    Obligations of Merger Subsidiary...........................   24
SECTION 7.3.    Voting of Shares...........................................   24
SECTION 7.4.    Director and Officer Liability.............................   24

                                  ARTICLE VIII

                       COVENANTS OF PARENT AND THE COMPANY

SECTION 8.1.    HSR Act Filings; Reasonable Efforts; Notification..........   25
SECTION 8.2.    Public Announcements.......................................   27

                                                                            Page

SECTION 8.3.    No Solicitation............................................   27

                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

SECTION 9.1.    Conditions to the Obligations of Each Party................   27
SECTION 9.2.    Conditions to the Obligations of Parent and Merger
                   Subsidiary..............................................   27
SECTION 9.3.    Conditions to the Obligations of the Company...............   29

                                    ARTICLE X

                                   TERMINATION

SECTION 10.1.   Termination................................................   29
SECTION 10.2.   Effect of Termination......................................   30

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1.   Notices....................................................   30
SECTION 11.2.   Survival of Representations and Warranties.................   31
SECTION 11.3.   Amendments; No Waivers.....................................   31
SECTION 11.4.   Fees and Expenses..........................................   31
SECTION 11.5.   Successors and Assigns; Parties in Interest................   32
SECTION 11.6.   Governing Law..............................................   32
SECTION 11.7.   Counterparts; Effectiveness; Interpretation................   32

                             INDEX OF DEFINED TERMS


                               Page                                         Page
Agreement.........................1          Governmental Entity...............9
Benefit Plans....................13          HSR Act...........................9
CA Act............................9          indebtedness.....................16
Certificate of Merger.............2          Indemnified Parties..............25
Class A Shares....................1          Material Adverse Effect...........7
Class B Shares....................1          Merger............................1
Closing...........................2          Merger Consideration..............3
Code.............................13          Merger Subsidiary.................1
Company...........................1          Multiemployer Plan...............14
Company Option....................5          Multiple Employer Plan...........14
Company Proxy Statement..........10          Option Plans......................5
Company Shareholder Approval......8          Parent............................1
Company Shareholder Meeting......22          Parent Material Adverse Effect...19
Consents..........................9          person............................4
Constituent Corporations..........2          Plans............................13
Controlled Group Liability.......13          Preferred Shares..................7
DGCL..............................1          Qualified Plans..................14
Dissenting Shares.................4          SEC...............................9
Effective Time....................2          SEC Documents.....................9
ERISA............................13          Securities Act...................10
ERISA Affiliate..................13          Shares............................1
ESPP..............................5          Stockholders......................1
Exchange Act......................9          Voting Agreement..................1
GAAP..............................9

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of January 29, 1998, by and among ProSource, Inc. , a Delaware corporation (the "Company"), AmeriServe Food Distribution, Inc., a Delaware corporation ("Parent"), and
Steamboat Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub").

          WHEREAS, the Board of Directors of the Company has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined herein), are fair to and in the best interests of the shareholders of the Company, (ii) determined that the consideration to be paid in the Merger is fair to and in the best interests of the shareholders of the Company, (iii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iv) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by such shareholders;

          WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the merger of Merger Sub into the Company as set forth below (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), whereby (i) each issued and outstanding share of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Shares") shall be converted into the right to receive the Merger Consideration (as defined herein) and (ii) each issued and outstanding share of Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Shares" and, together with the Class A Shares, the "Shares") shall be converted into the right to receive the Merger Consideration, in each case excluding Class A Shares and Class B Shares owned, directly or indirectly, by the Company or any subsidiary of the Company or by Parent, Merger Sub or any other subsidiary of Parent and Dissenting Shares (as defined herein);

          WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, Parent has required that Onex DHC LLC, a Wyoming limited liability company, and certain of its affiliates (together, the "Stockholders"), agree, among other things, to vote all Shares beneficially owned by the Stockholders in accordance with the Voting Agreement, dated as of the date hereof, among the Stockholders, Parent and Merger Sub (the "Voting Agreement") and comply with the other provisions of the Voting Agreement; and in order to induce Parent and Merger Sub to enter into this Agreement, the Stockholders will execute and deliver the Voting Agreement; and

          WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

          SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time (as defined herein). At the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company (i) shall continue as the surviving corporation as a direct or indirect wholly owned subsidiary of Parent (Merger Sub and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, the Company, after giving effect to the Merger, is sometimes hereinafter referred to as the "Surviving Corporation") and (ii) shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

          SECTION 1.2. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 10.1, and subject to the satisfaction or waiver of the conditions set forth in Article IX, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on the second business day after satisfaction or waiver of the conditions set forth in Article IX, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto. At the time of the Closing, the Company and Merger Sub will cause the Merger to be consummated by filing this Agreement or a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by and executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required by the DGCL in connection with the Merger.

          SECTION 1.3. Effective Time of the Merger. The Merger shall, subject to the DGCL, become effective as of such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later date and time as is specified in the Certificate of Merger (the "Effective Time").

          SECTION 1.4. Effects of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, immunities, powers and franchises and be subject to all of the debts, restrictions, disabilities and duties of the Company and Merger Sub, all as provided under the DGCL.


                                   ARTICLE II

                       EFFECT OF THE MERGER ON THE CAPITAL
                      STOCK OF THE CONSTITUENT CORPORATIONS

          SECTION 2.1. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Merger Sub:

          (a) each Share owned by the Company or owned by Parent, Merger Sub or any subsidiary of any of the Company, Parent or Merger Sub immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

          (b) each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

          (c) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.1(a) or as provided in
     Section 2.3 with respect to Dissenting Shares, be converted into the right to receive $15.00 in cash without interest (the "Merger Consideration").

          SECTION 2.2. Surrender and Payment. (a) At the Effective Time, Parent shall, or shall cause Merger Sub to, deposit in trust, or enter into such other agreement or arrangement as may be reasonably satisfactory to the Company, with a bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), cash in an aggregate amount equal to the product of (i) the number of Shares issued and outstanding at the Effective Time (other than Shares owned by the Company, Parent or Merger Sub or any subsidiary of the Company, Parent or Merger Sub) and (ii) the Merger Consideration (the "Exchange Fund"). Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent). The Exchange Agent shall, pursuant to irrevocable instructions given by Parent or Merger Sub, make the payments provided in this Section. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.


          (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares and other customary documentation, will be entitled to receive the Merger Consideration payable in respect of such Shares. Parent shall establish procedures reasonably satisfactory to the Company under which holders of Shares will be able to receive payment of the Merger Consideration in immediately available funds immediately after the Effective Time. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate previously representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon surrender of the certificates representing such Shares, as contemplated hereby.

          (c) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

          (e) Any portion of the Exchange Fund that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Parent, upon Parent's demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Parent and the Surviving Corporation for payment of the Merger Consideration in respect of his Shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to and in accordance with the requirements of applicable abandoned property, escheat or similar laws.

          (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.2(a) to pay for Shares for which the right to a determination of fair market value, as contemplated by Section 2.3, has been perfected shall be returned to Parent upon Parent's demand.

          SECTION 2.3. Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders who have not voted in favor of or consented to the Merger and who shall have delivered a written demand for appraisal of such Shares in the time and manner provided in Section
262 of the DGCL and shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but shall be entitled to receive the consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that, if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL, such holder's Shares shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration set forth in
Section 2.1(c) of this Agreement, without any interest thereon.


          (b) The Company shall give Parent and Merger Sub (i) prompt notice of any demands for appraisal pursuant to Section 262 of the DGCL received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle any such demands.

          SECTION 2.4. Stock Options and Stock Plans. (a) Parent and the Company shall take all actions necessary to provide that at the Effective Time, (i) each Company Option (defined below) surrendered for cash, shall be canceled, and (ii) in consideration of such cancellation, and except to the extent that Parent or Merger Sub and the holder of any such Company Option otherwise agree, the Company shall pay to each such holder of Company Options an amount in cash in respect thereof equal to the product of (1) the excess, if any, of the Merger Consideration over the per share exercise price thereof and (2) the number of Shares subject thereto immediately prior to the Effective Time less applicable withholding taxes. "Company Option" means any option granted, whether or not exercisable (it being understood that all Company Options shall be deemed to be, and shall be treated under this Article II as though, such Company Options were fully vested and fully exercisable immediately prior to the Effective Time), and not exercised or expired, to a current or former employee, director or independent contractor of the Company or any of its subsidiaries or any predecessor thereof to purchase Shares pursuant to the Amended Management Option Plan (1995), the 1996 Stock Option Plan, and the 1997 Directors Stock Option Plan (collectively, the "Option Plans").

          (b) Prior to the Effective Time, the Company shall use its reasonable efforts to (i) obtain any consents from holders of Company Options and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements that, in the case of either clause (i) or (ii), are necessary to give effect to the transactions contemplated by this Section.

          (c) Immediately prior to the Effective Time, the Company shall terminate the Option Plans.

          (d) In the event the current Plan Year (as such term is defined in the Company's 1997 Employee Stock Purchase Plan (the "ESPP")) ends prior to the Effective Time, the Company shall take all such action as may be necessary in accordance with the ESPP to terminate the ESPP as of the last day of such Plan Year, with the effect, among other things, that no new Plan Year shall commence thereafter. In the event the current Plan Year under the ESPP would not otherwise end prior to the Effective Time, then prior to the date that is five days prior to the Effective Time, the Company shall amend the ESPP such that the date on which the Effective Time occurs shall be the last day of the current Plan Year for purposes of the ESPP with respect to the current Plan Year, with the effect that on such date immediately prior to the Effective Time, Shares will be purchased from the Company as provided in Section 5.3 of the ESPP, and the Shares purchased shall thereafter be converted in the Merger, as provided for in Section 2.1(c). At the Effective Time, the Company shall terminate the ESPP, any cash held in participants' accounts after giving effect to this Section shall be distributed to the respective participants in the ESPP and no Plan Year that would otherwise commence on or after such date shall commence.

                                   ARTICLE III

                            THE SURVIVING CORPORATION

          SECTION 3.1. Certificate of Incorporation. The certificate of incorporation of the Merger Sub in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended as provided therein and in accordance with applicable law; provided that the provisions thereof as to indemnification and exculpation of directors shall be no less favorable than those contained in the certificate of incorporation of the Company, as previously filed as an exhibit to the SEC Documents.

          SECTION 3.2. Bylaws. The bylaws of the Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended or repealed as provided therein and in accordance with the certificate of incorporation and applicable law; provided that the provisions thereof as to indemnification and exculpation of directors shall be no less favorable than those contained in the bylaws of the Company, as previously filed as an exhibit to the SEC Documents.

          SECTION 3.3. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the officers and directors of Merger Sub at the Effective Time shall be the officers and directors of the Surviving Corporation.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Merger Sub:

          SECTION 4.1. Organization, Standing and Corporate Power. Each of the Company and each of its significant subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each of its significant subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), business, or results of operations of the Company and its subsidiaries taken as a whole, or (ii) prevent or materially delay consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect"). The Company has delivered to Parent complete and correct copies of its certificate of incorporation and bylaws, and the certificate of incorporation and bylaws (or equivalent organizational documents) of its significant subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "subsidiary" of any person means another person in which such first person, directly or indi-rectly, owns 50% or more of the equity interests or has the right, through ownership of equity, contractually or otherwise, to elect at least a majority of its Board of Directors or other governing body, and "significant subsidiary" has the meaning given that term in Regulation S-X promulgated by the United States Securities and Exchange Commission.

          SECTION 4.2. Subsidiaries. All the outstanding shares of capital stock or other ownership interests of each significant subsidiary of the Company have been validly issued and are fully paid and nonassessable and, all such shares or ownership interests are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all encumbrances and liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or equity interests). All of the subsidiaries of the Company that are not "significant subsidiaries" would not, if taken in the aggregate, constitute a "significant subsidiary" and are not otherwise material to the Company.

          SECTION 4.3. Capital Structure. The authorized capital stock of the Company consists of 50,000,000 Class A Shares, 10,000,000 Class B Shares and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Shares"). As of December 31, 1997, (i) 3,490,835 Class A Shares were issued and outstanding, (ii) 5,892,756 Class B Shares were issued and outstanding, (iii) no Shares were held by the Company or by any of the Company's subsidiaries, (iv) 10,500 Class A Shares were reserved for issuance pursuant to the outstanding Company Options, (v) 629,150 Class B Shares were reserved for issuance pursuant to the outstanding Company Options, (vi) 300,000 Class A Shares and no Class B Shares were reserved for issuance pursuant to the ESPP, and (vii) no shares of Preferred Stock were issued, reserved for issuance or outstanding. Except as set forth above or on Schedule 4.3, no shares of capital stock or other equity or voting securities of the Company are issued, reserved for issuance or outstanding, except for Shares referred to in clauses (iv) and (v) above which may be issued upon exercise of the outstanding Company Options. All outstanding shares of capital stock of the Company are, and all Shares which may be issued pursuant to the Option Plans will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Schedule 4.3, there are not any bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Other than the Shares, Company Options, Option Plans and the ESPP, or as set forth on Schedule 4.3, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock or other equity or voting securities of the Company or any of its subsidiaries or any securities of the type described in the two immediately preceding sentences.

          SECTION 4.4. Authority; Noncontravention. (a) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Shareholder Approval (as defined below) required in connection with the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The Merger requires the approval by the affirmative vote of the holders of Shares entitled to cast a majority of the votes of all outstanding Shares (the "Company Shareholder Approval"), which approval is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve the Merger and this Agreement and the transactions contemplated hereby.

          (b) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, except for the Company Shareholder Approval in connection with the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any encumbrance or lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the certificate of incorporation or bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lien, lease or any other contract, agreement, instrument, permit, commitment, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets other than, in the case of clauses (ii) and
(iii) above, any such conflicts, violations, defaults, rights, losses or liens that (x) individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or (y) are set forth on Schedule 4.4.

          (d) No consent, approval, franchise, order, license, permit, waiver or authorization of, or registration, declaration or filing with or exemption, notice, application, or certification by or to (collectively, "Consents") any federal, state or local government or any arbitral panel or any court, tribunal, administrative or regulatory agency or commission or other governmental authority, department, bureau, commission or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of the documents referred to in Section 1.2 in accordance with the DGCL and similar documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), (iv) such notifications as may be required pursuant to the Competition Act (Canada) (the "CA Act") or the Investment Canada Act (Canada), and (v) such other Consents as to which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.5. SEC Documents; Financial Statements; No Undisclosed Liabilities. (a) The Company has filed, and made available to Parent true and complete copies of, all required reports, schedules, forms, statements, exhibits and other documents filed with the Securities and Exchange Commission ("SEC") since January 1, 1996 (the "SEC Documents"). As of their respective dates, and except to the extent later modified in subsequent SEC Documents, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), or the Exchange Act, as the case may be, applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved ("GAAP") (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (c) Except as set forth in the SEC Documents, and except for liabilities and obligations arising in the ordinary course of business consistent with past practice, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.6. Disclosure Documents. (a) The definitive proxy statement of the Company (the "Company Proxy Statement") to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto will, when filed, comply in all material respects with the applicable requirements of the Exchange Act.

          (b) At the time of filing the Company Proxy Statement with the SEC, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company, at the time such shareholders vote on adoption of this Agreement, and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.6 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company in writing by Parent or Merger Sub specifically for use therein.

          SECTION 4.7. Property; Sufficiency of Assets. Except in each case as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries (i) have good and valid title to all property material to the business of the Company and reflected in the latest audited financial statements included in the SEC Documents as being owned by the Company and its subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of in the ordinary course of business since the date thereof), and (ii) are collectively the lessee of all property material to the business of the Company and reflected as leased in the latest audited financial statements included in the SEC Documents (or on the books and records of the Company as of the date thereof) or acquired after the date thereof (except for leases that have expired by their terms) and are in peaceful and undisturbed possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect without default thereunder by the lessee or the lessor. Such owned and leased property that is tangible personal property is in good working order, reasonable wear and tear excepted, and is suitable for the use for which it is intended, except that, which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.8. Absence of Certain Changes or Events. Except as disclosed in the SEC Documents or as set forth on Schedule 4.8, since September 27, 1997, the Company and its subsidiaries have conducted their business only in the ordinary course consistent with past practice, and, except in the ordinary course of business consistent with past practice, there has not been:

          (i) any event, occurrence or development of a state of circumstances which has had or would reasonably be expected to have a Material Adverse Effect,

          (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its subsidiaries,

          (iii) any adjustment, split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,

          (iv) (A) any granting by the Company or any of its subsidiaries to any current or former director, officer or employee of the Company or any of its subsidiaries of any material increase in compensation or benefits, except for grants to employees who are not officers or directors in the ordinary course of business consistent with past practice, (B) any granting by the Company or any of its subsidiaries to any such director, officer or employee of any increase in severance or termination pay (including the acceleration in the vesting of Shares (or other property) or the provision of any tax gross-up), except for grants to employees who are not officers or directors in the ordinary course of business consistent with past practice, or (C) any entry by the Company or any of its subsidiaries into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer or employee, except with employees who are not officers or directors in the ordinary course of business consistent with past practice,

          (v) any change in accounting methods, principles or practices by the Company or any of its subsidiaries,

          (vi) any amendment, waiver or modification of any material term of any outstanding security of the Company or any of its subsidiaries,

          (vii) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any material indebtedness for borrowed money or other material obligations, or any creation or assumption by the Company or any of its subsidiaries of any encumbrance or lien on any asset other than in the ordinary course of business consistent with past practice (including borrowings under pre-existing credit facilities, not resulting in total consolidated funded indebtedness as of the date of this Agreement in excess of $200 million),

          (viii) any making of any loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice,

          (ix) any single or related series of transactions or commitments made, or any single or related series of contracts or agreements entered into, by the Company or any of its subsidiaries involving aggregate obligations of more than $2,000,000 for any transaction or series of transactions, or any capital expenditures in excess of $20,000,000 in the aggregate,

          (x) any acquisition or disposition of any assets or any merger or consolidation with any person on behalf of the Company or any of its subsidiaries (other than sales of inventory in the ordinary course of business in accordance with past practice and other than dispositions of used, obsolete or outmoded equipment or machinery in the ordinary course of business in accordance with past practice),

          (xi) any relinquishment by the Company or any of its subsidiaries of any contract or other right, in either case, material to the Company and its subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by the Agreement, or

          (xii) any agreement, commitment, arrangement or undertaking by the Company or any of its subsidiaries to perform any action described in clauses (i) through (xi).

          SECTION 4.9. Litigation. Except as set forth on Schedule 4.9, there is no Action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that, individually or in the aggregate, has resulted in or would reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.10. Compliance with Laws, Etc. The conduct by the Company and its subsidiaries of their business is and has been in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees, applicable thereto and does not infringe upon or conflict in any respect with any patent, copyright, trademark, trade name, service mark, brand name, any related regulations or other intellectual property rights of any other person, except for violations, failures so to comply, infringements or conflicts, if any, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.11. Absence of Changes in Stock or Benefit Plans. Except as set forth on Schedule 4.11, except as required under this Agreement, since September 27, 1997, there has not been (i) any acceleration, amendment or change of the period of exercisability or vesting of any Company Options under the Option Plans (including any discretionary acceleration of the exercise periods or vesting by the Company's Board of Directors or any committee thereof or any other persons administering an Option Plan) or authorization of cash payments in exchange for any Company Options under any of such Option Plans, (ii) any adoption or material amendment by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retirement, vacation, severance, disability, death benefit, hospitalization, medical, worker's compensation, supplementary unemployment benefits, or other plan, arrangement or understanding or any employment agreement providing compensation or benefits to any current or former employee, officer, director or independent contractor of the Company or any of its subsidiaries or any beneficiary thereof or entered into, maintained or contributed to, as the case may be, by the Company or any of its subsidiaries (collectively, "Benefit Plans"), or (iii) any adoption of, or amendment to, or change in employee participation or coverage under, any Benefit Plans which would increase materially the expense of maintaining such Benefit Plans above the level of the expense incurred in respect thereof for the fiscal year ended on December 28, 1996. Except as expressly contemplated hereby or as provided in the Option Plans, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company.

          SECTION 4.12. ERISA Compliance. (a) For purposes of this Agreement, the following definitions apply: "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder; "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii)
section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Plans; "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder; "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          (b) Schedule 4.12 includes a complete list of all employee benefit plans, programs, policies and practices providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by the Company or to which the Company contributes or is obligated to contribute ("Plans"). Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA, all employee pension benefit plans within the meaning of Section 3(2) of ERISA, and all other employee benefit, bonus, incentive, deferred compensation, stock purchase, stock option, severance ,change of control and fringe benefit plans, programs or agreements .

          (c) With respect to each Plan, the Company has delivered or made available to Parent and Merger Sub a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including without limitation all plan documents (including benefit schedules), trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS. Except as specifically provided in the foregoing documents delivered to Parent and Merger Sub, there are no amendments to any Plan or any new Plan that have been adopted or approved nor has the Company undertaken to make any such amendments or adopt or approve any new Plan.

          (d) Schedule 4.12 identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). Except as set forth in Schedule 4.12(d), the IRS has issued a favorable determination letter with respect to each Qualified Plan that has not been revoked, and, to the knowledge of the Company, no circumstances exist nor have any events occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. No Plan is intended to meet the requirements of Code Section 501(c)(9).

          (e) All contributions required to be made to any Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements contained in the SEC Documents.

          (f) The Company has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to the Plans. There is not now, nor, to the knowledge of the Company, do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any encumbrance or lien on the assets of the Company under ERISA or the Code. No non-exempt prohibited transaction has occurred with respect to any Plan.

          (g) The Company does not maintain or contribute to any Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. All liabilities in connection with the termination of any employee pension benefit plan that was sponsored, maintained or contributed to by the Company at any time within the past three years (and any other material liabilities under Title IV of ERISA with respect to any such plan) have been fully satisfied. Each such employee pension benefit plan has received a favorable determination letter from the IRS with respect to its termination.

          (h) Except as set forth on Schedule 4.12, no Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). No Plan that is a Multiemployer Plan is in reorganization or is insolvent and, to the best knowledge of the Company, no circumstances exist that would be reasonably expected to result in a reorganization or insolvency of any such Multiemployer Plan. Neither the Company nor any of its subsidiaries has withdrawn or partially withdrawn from any Multiemployer Plan or has any liabilities under any Multiemployer Plan that have not been fully satisfied. There are no more than 450 employees of the Company and its subsidiaries who are currently participating in or have accrued benefits under a Multiemployer Plan.

          (i) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Company following the Closing.

          (j) The Company has no material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company.

          (k) All Plans covering foreign employees of the Company or any of its subsidiaries comply with applicable local law and are fully funded and/or book reserved to the extent applicable.

          (l) Except as set forth on Schedule 4.12, no labor organization or group of employees of the Company has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Each of the Company and its subsidiaries have complied with the Worker Adjustment and Retraining Notification Act.

          (m) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of the Company to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

          SECTION 4.13. Tax Matters. Except as set forth in the SEC Documents:

          (a) Each of the Company and each of its subsidiaries has filed all federal income tax and other material tax returns and reports required to be filed by it. All such returns are complete and correct in all material respects. Each of the Company and each of its subsidiaries has paid (or the Company has paid on its subsidiaries' behalf) all taxes shown as due on such returns and all material taxes required to be paid by it for which no return was required to be filed.

          (b) Except as set forth on Schedule 4.13, no tax return of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries.
Each deficiency resulting from any audit or examination relating to taxes by any taxing authority has been paid, except for deficiencies being contested in good faith by appropriate proceedings and which have been reserved against in accordance with GAAP. None of the federal income tax returns of the Company and its subsidiaries consolidated in such returns has been examined and settled with the IRS for any year, and no years are otherwise closed.
          (c) No liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory liens for taxes not yet due or taxes that are being contested in good faith by appropriate proceedings and that have been reserved against in accordance with GAAP.

          (d) None of the Company or any of its subsidiaries is a party to or is bound by any tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement or arrangement with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority), other than agreements or arrangements among the Company and its subsidiaries.

          (e) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its subsidiaries under any contract, Option Plan, Benefit Plan, program, arrangement or understanding currently in effect.

          (f) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) in connection with the transactions contemplated hereby (either alone or in conjunction with any other event) will be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          (g) As used in this Agreement, "taxes" shall include all federal, state, local and foreign income, property, sales, excise, withholding and other taxes, tariffs or governmental charges of any nature whatsoever, and all interest, penalties and additions to tax with respect to any of the foregoing.

          SECTION 4.14. Debt Instruments. Except as set forth on Schedule 4.14, all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any material indebtedness of the Company or any of its subsidiaries is outstanding or may be incurred are prepayable at any time without penalty, subject to a notice period of not more than thirty days. For purposes of this Section, "indebtedness" shall mean, with respect to any person, without duplication, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person upon which interest charges are customarily paid, (iv) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (v) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (vi) all capitalized lease obligations of such person, (vii) all obligations of others secured by any encumbrance or lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such person under interest rate or currency swap transactions (valued at the termination value thereof), (ix) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business), (x) all obligations of such person to purchase securities (or other property) which arises out of or in connection with the sale of the same or substantially similar securities or property, and (xi) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

          SECTION 4.15. Insurance. The Company and its subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Company that are customary for companies of similar size and financial condition.

          SECTION 4.16. Labor Matters. Except as disclosed in the SEC Documents or as set forth on Schedule 4.16, (i) neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement with a labor union or labor organization; (ii) to the knowledge of the Company, neither the Company nor any of its subsidiaries is the subject of any proceeding asserting that it or any of its subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (iii) there is no strike, work stoppage or other labor dis-pute involving the Company or any of its subsidiaries pending or, to the Company's knowledge, threatened; (iv) to the knowledge of the Company, no material action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or threatened against the Company or any of its subsidiaries; (v) to the knowledge of the Company, no material grievance is pending or threatened against the Company or any of its subsidiaries; and (vi) neither the Company nor any of its subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices.

          SECTION 4.17. No Restrictive Agreements. Except as disclosed in the SEC Documents, the Company and its subsidiaries are not parties to or bound by any agreement, contract, policy, license, document, instrument, arrangement or commitment that limits the freedom of the Company or any of its subsidiaries to compete in any line of business or with any person or in any geographic area or which would so limit the freedom of the Company or any of its subsidiaries or affiliates after the Effective Time.

          SECTION 4.18. Interests of Officers and Directors. None of Onex DHC LLC, a Wyoming limited liability company, or any of its respective affiliates (other than the Company or any of its subsidiaries) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or its subsidiaries, or any supplier, distributor or customer of the Company or its subsidiaries, or any other relationship, contract, agreement, arrangement or understanding with the Company or any of its subsidiaries, except as set forth in Schedule 4.18 or as disclosed in the SEC Documents and except for rights under the Benefit Plans and the Option Plans and the normal rights of a holder of a non-controlling, direct or indirect interest in equity securities. To the Company's knowledge, none of the Company's or any of its subsidiaries' other officers or directors or any of their respective affiliates (other than the Company or any of its subsidiaries) has any material interest in any material property, real or personal, tangible or intangible, used in the business of the Company or its subsidiaries, or any supplier, distributor or customer of the Company or its subsidiaries, or any other relationship, contract, agreement, arrangement or understanding with the Company or any of its subsidiaries, except as disclosed in the SEC Documents and except for rights under the Benefit Plans and the Option Plans and the normal rights of a holder of a non-controlling, direct or indirect interest in equity securities.

          SECTION 4.19. Brokers. Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by the Company (and copies of whose engagement letters and a calculation of the fees that would be due thereunder has been provided to Parent), has orally delivered to the Company's Board of Directors its opinion that the consideration to be paid in the Merger is fair to the holders of Shares from a financial point of view, and shall deliver such opinion in writing to the Company's Board of Directors prior to the date the Company files the Company Proxy Statement with the SEC. In addition, no other broker, investment banker, financial advisor or other person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries. No such engagement letters obligate the Company to continue to use their services or pay fees or expenses in connection with any future transaction.


                                    ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

          Parent and Merger Sub represent and warrant to the Company as follows:

          SECTION 5.1. Organization, Standing and Corporate Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted.

          SECTION 5.2. Authority; Noncontravention. (a) Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

          (c) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any encumbrance or lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, instrument, permit, concession, franchise or license applicable to Parent or Merger Sub or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Merger Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights, losses or liens that individually or in the aggregate would not impair the ability of Parent and Merger Sub to perform their respective obligations under this Agreement or prevent the consummation of any of the transactions contemplated by this Agreement (a "Parent Material Adverse Effect").

          (d) No Consent of any Governmental Entity is required by or with respect to Parent, Merger Sub or any other subsidiary of Parent in connection with the execution and deliv-ery of this Agreement or the consummation by Parent or Merger Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for
(i) the filing of the documents referred to in Section 1.2 in accordance with the DGCL and similar documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) the filing of a premerger notification and report form under the HSR Act, (iii) compliance with any applicable requirements of the Exchange Act, and (iv) such other Consents as to which the failure to obtain or make could not reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 5.3. Disclosure Documents. The information with respect to Parent and its subsidiaries that Parent furnishes to the Company in writing, specifically for use in the Company Proxy Statement will not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at the time of filing the Company Proxy Statement with the SEC, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company, at the time the shareholders vote on adoption of this Agreement and at the Effective Time.

          SECTION 5.4. Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

          SECTION 5.5. Company Contracts. Parent and Merger Sub acknowledge that some of the Company's customers may be entitled, pursuant to the terms of their contracts with the Company, to terminate their arrangements with the Company upon the change of control of the Company effected by the Merger.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

          The Company agrees that:

          SECTION 6.1. Conduct of Business. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their business in the ordinary course of business in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees (as a group) and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, except as contemplated by this Agreement or with the prior written approval of Parent:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent, (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options, including Company Options, to acquire, any such shares, voting securities or convertible securities (other than the issuance of Shares upon the exercise of Company Options outstanding as of the date hereof or pursuant to the ESPP);

          (c) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents;

          (d) mortgage or otherwise encumber or subject to any encumbrance or lien or, except in the ordinary course of business consistent with past practice or pursuant to existing contracts or commitments, sell, lease, license, transfer or otherwise dispose of any material properties or assets;

          (e) amend, modify or waive any material term of any outstanding security of the Company and its subsidiaries;

          (f) incur, assume, guarantee or become obligated with respect to any indebtedness (as defined in Section 4.14), other than in the ordinary course of business, consistent with past practice , or incur, assume, guarantee or become obligated with respect to any other material obligations other than in the ordinary course of business and consistent with past practice;

          (g) make or agree to make any new capital expenditures or acquisitions of assets or property or other acquisitions or commitments other than in the ordinary course of business, consistent with past practice and in any event not in excess of $10,000,000 in the aggregate;

          (h) make any material tax election or take any material tax position (unless required by law) or change its fiscal year or accounting methods, policies or practices (except as required by changes in GAAP) or settle or compromise any material income tax liability;

          (i) make any loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $250,000 for any one transaction or $1,000,000 in the aggregate, and other than investments in cash equivalents made in the ordinary course of business consistent with past practice;

          (j) pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction thereof, in the ordinary course of business consistent with past practice and in accordance with their terms, or modify or amend in any material respect or terminate any material contract or agreement to which it is a party, or release or waive any material rights or claims, other in the ordinary course of business consistent with past practice;

          (k) (i) provide to any current or former director, officer or employee of the Company or any of its subsidiaries any material increase in compensation or benefits or any severance payment or other benefit not required under the terms of an existing Plan, except for employees who are not officers or directors in the ordinary course of business consistent with past practice, (ii) grant to any such director, officer, or employee any increase in severance or termination pay (including the acceleration in the exercisability of Company Options or in the vesting of Shares (or other property) except for automatic acceleration in accordance with the terms of the Option Plans or the provision of any tax gross-up), or (iii) enter into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer, or employee; or

          (l) authorize any of, or commit or agree to take any of, the foregoing actions.

          SECTION 6.2. Shareholder Meeting; Proxy Material. The Company shall cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's shareholders. In connection with such meeting, the Company (i) will promptly prepare and file with the SEC, will use its reasonable efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby, and (iii) will otherwise comply with all legal requirements applicable to such meeting. The Company has been advised that all of its directors currently intend to vote all shares owned by them in favor of the Merger. The Company will provide Parent with a copy of the preliminary proxy statement and all modifications thereto prior to filing or delivery to the SEC and will consult with Parent in connection therewith. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Company Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Company Proxy Statement or the Merger. If at any time prior to the Company Shareholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Company Proxy Statement, the Company will promptly prepare and mail to its shareholders such an amendment or supplement. The Company will not mail any Company Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

          SECTION 6.3. Access to Information. From the date hereof until the Effective Time, the Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives access (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Company and its subsidiaries, will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may reasonably request, and will instruct the Company's and its subsidiaries' employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and the subsidiaries, and will exercise all reasonable efforts to obtain from landlords such estoppel certificates as Parent may request. The Company and its subsidiaries shall not be required to take any action under this Section 6.3 that (i) would violate any confidentiality or similar obligation of the Company or its subsidiaries, or
(ii) would reasonably be expected to result in the waiver of attorney-client or work product privilege.

          SECTION 6.4. Covenants Regarding Certain Benefit Plans. Parent agrees that it shall cause the Surviving Corporation to continue the employee benefit plans and programs of the Company (other than equity-based plans and programs) through December 31, 1998, or to provide during such period employee benefits no less favorable in the aggregate than are provided pursuant to such employee benefit plans and programs; provided that with respect to employees of the Company who are subject to collective bargaining, all benefits shall be provided in accordance with the applicable collective bargaining agreement. Parent shall provide employees of the Company who continue as employees of the Surviving Corporation or Parent with credit for years of service with the Company and its subsidiaries for purposes of vesting, eligibility and benefit accrual (other than benefit accrual under any defined benefit plans, including supplemental retirement plans) under the employee benefit plans of the Surviving Corporation and Parent which are made available to such employees, to the extent such service was credited under similar employee benefit plans and programs of the Company.

          SECTION 6.5. Cooperation in Arrangements with Lenders. The Company shall, and shall cause its subsidiaries to, cooperate with and assist Parent and its professionals and advisors in arranging for the prepayment at the Effective Time of all indebtedness (as defined in Article IV) of the Company and its subsidiaries and shall provide whatever other assistance and cooperation Parent and its professionals and advisors might reasonably request in connection therewith.


                                   ARTICLE VII

                               COVENANTS OF PARENT

          Parent agrees that:

          SECTION 7.1. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, Parent will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, and not use for any purpose other than the consummation of the transactions contemplated by this Agreement , all documents and information concerning the Company and its subsidiaries furnished to Parent in connection with the transactions contemplated by or otherwise in accordance with this Agreement except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Parent, (ii) in the public domain through no fault of Parent, or (iii) later lawfully acquired by Parent from sources other than the Company, not under a duty of confidentiality to the Company or a subsidiary of the Company; provided that Parent may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents who Parent determines need to know the same in connection with the transactions contemplated by this Agreement and to its (and its parent entities') lenders and equity investors in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such persons are informed by Parent of the confidential nature of such information and are directed by Parent to treat such information confidentially and in accordance with this Section 7.1. Parent shall be responsible for any unauthorized disclosure or use of any such documents and information by any of its officers, directors, employees, accountants, counsel, consultants, advisors and agents. Parent's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, Parent will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, deliver to the Company, upon request, all documents and other materials and all copies thereof, obtained by Parent or on its behalf from the Company in connection with this Agreement and to destroy all documents (in any form, including, without limitation, electronic media) prepared by or on behalf of Parent or any person or entity to whom Parent provided information under this Section that include or reflect any information provided by or on behalf of the Company.

          SECTION 7.2. Obligations of Merger Sub. Parent will take all action, and provide all financing, necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

          SECTION 7.3. Voting of Shares. Each of Parent and Merger Sub agrees to vote all Shares beneficially owned by it, if any, in favor of adoption of this Agreement at the Company Shareholder Meeting.

          SECTION 7.4. Director and Officer Liability. (a) For six years after the Effective Time, Parent will cause the Surviving Corporation to indemnify and hold harmless the present and former officers, directors, employees and agents of the Company and its subsidiaries, and the heirs executors and administrators of such persons (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time or arising out of or pertaining to any Indemnified Person having been an officer, director, employee or agent of the Company or any of its subsidiaries or to the transactions contemplated by this Agreement to the extent provided under the Company's certificate of incorporation and bylaws in effect on the date hereof (and shall pay expenses in advance of the disposition of any action with respect to any such matters to the fullest extent permitted by the DGCL, upon receipt from the person to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of the DGCL); provided that such indemnification shall be subject to any mandatory limitation imposed from time to time under applicable law. Parent and Surviving Corporation shall not amend the certificate of incorporation or bylaws of the Surviving Corporation to amend the indemnification or exculpation provisions therein in a manner inconsistent with this Section or otherwise adverse to the Indemnified Parties for the six-year period referred to above. For six years after the Effective Time, Parent will cause the Surviving Corporation to use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms substantially similar to those of such policy in effect on the date hereof and from an insurer or insurers having claims paying ratings of at least Best A+, provided that in satisfying its obligation under this Section, Parent shall not be obligated to cause the Surviving Corporation to pay annual premiums in excess of $250,000 per annum, and if the Surviving Corporation is unable to obtain the insurance required by this Section, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

          (b) The Indemnified Parties are intended third party beneficiaries of this Section to the extent such provisions benefit any such Indemnified Party.


                                  ARTICLE VIII

                       COVENANTS OF PARENT AND THE COMPANY

          The parties hereto agree that:

          SECTION 8.1. HSR Act Filings; Reasonable Efforts; Notification. (a) Each of Parent and the Company shall (i) promptly (but in no in event more than eight business days after the date of this Agreement) make or cause to be made the filings required of such party or any of its subsidiaries under the HSR Act and the CA Act with respect to the transactions contemplated by this Agreement,
(ii) comply at the earliest practicable date with any request under the HSR Act and the CA Act for additional information, documents, or other material received by such party or any of its subsidiaries from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or such transactions, and (iii) cooperate with the other party in connection with any such filing, and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under the HSR Act, the CA Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal or state statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade with respect to any such filing or any such transaction. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings or any such transaction. Neither party shall participate in any meeting, with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate.

          (b) Each of Parent and the Company shall use its reasonable best efforts to take such reasonable action as may be required to cause the expiration of the notice periods under the HSR Act, the CA Act or any state statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade with respect to the transactions contemplated hereby as promptly as possible after the execution of this Agreement.

          (c) Each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all reasonable things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all other necessary registrations and filings (including other filings with Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the preparation of the Company Proxy Statement, (iv) the repayment of all of the Company's indebtedness as contemplated by Section 6.5 at the Effective Time, and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

          (d) Notwithstanding anything to the contrary in Section 8.1(a), (b) or
(c), neither Parent nor Merger Sub shall be required to waive any of the conditions to the Merger set forth in Article IX.

          (e) The Company shall give prompt notice to Parent upon becoming aware of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect that would result in the failure to satisfy the condition in Section 9.2(b), or (ii) the failure by it to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement that would result in the failure to satisfy the condition in Section 9.2(b); provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (f) The Company shall give prompt notice to Parent, and Parent or Merger Sub shall give prompt notice to the Company, of:

          (i) any written notice or other written communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any written notice or other written communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

          SECTION 8.2. Public Announcements. Parent and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or with the Nasdaq National Market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form attached hereto.

          SECTION 8.3. No Solicitation. Prior to the Effective Time and for twelve months after any termination of this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall not, and shall not permit any of their respective subsidiaries or affiliates to, employ or retain in any capacity any person who was employed by the Company, in the case of Parent and Merger Sub, or Parent or Merger Sub, in the case of the Company, or any of their respective subsidiaries in a position of division president or principal executive in charge of a distribution center or any position senior thereto at any time after January 1, 1998.


                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

          SECTION 9.1. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) this Agreement shall have been approved and adopted by the requisite vote of the outstanding Shares of the Company within the meaning and in accordance with the DGCL;

          (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated; and

          (c) no provision of any applicable law or regulation and no judgment, injunction, order, decree or other legal restraint shall prohibit the consummation of the Merger.

          SECTION 9.2. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction of the following conditions:

          (a) there shall not be instituted and remain pending any action by any Governmental Entity (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation by Parent or Merger Sub of the Merger, seeking to obtain material damages or imposing any material adverse conditions in connection therewith,
(ii) seeking to restrain or prohibit Parent's or Merger Sub's ownership or operation (or that of their respective subsidiaries or affiliates) of all or any material portion of the business or assets of the Company and its subsidiaries, or of Parent and its subsidiaries or affiliates, or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, or of Parent and its subsidiaries and affiliates, (iii) seeking to impose limitations on the ability of Parent or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the Company's shareholders, (iv) seeking to require divestiture by Parent or any of its subsidiaries or affiliates of any Shares, or (v) that otherwise would reasonably be expected to materially adversely affect the condition (financial or otherwise), business, or results of operations of the Company and its subsidiaries, or Parent and its subsidiaries, in each case taken as a whole, nor shall any judgment, injunction, order or decree have been entered that would have any of the foregoing effects;

          (b) the Company shall have performed in all material respects its covenants and agreements under this Agreement, and the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true when made and at and (except to the extent such representations and warranties relate to a specific date) as of the Closing as if made at and as of such time, and the representations and warranties set forth in this Agreement that are not so qualified shall be true in all material respects when made and (except to the extent such representations and warranties relate to a specific date) at and as of the Closing as if made at and as of such time, and other than any failure of such representations and warranties to be true (x) arising from or in connection with changes in general economic conditions or matters generally affecting the industry in which the Company and its subsidiaries are engaged, (y) arising from the announcement or the consummation of the transactions contemplated by this Agreement, or (z) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and Parent and Merger Sub shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect; and

          (c) other than the filing of the Certificate of Merger in accordance with DGCL, after making reasonable efforts, Parent and its subsidiaries (including Merger Sub) shall have obtained all regulatory approvals, licenses and other Consents required to be obtained prior to the consummation of the Merger and the transactions contemplated by this Agreement, except such approvals, licenses and other Consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 9.3. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the further satisfaction of the following conditions:

               Parent and Merger Sub shall have performed in all material respects their covenants and agreements under this Agreement, and the representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified as to materiality shall be true when made at and as of the Effective Time as if made and at and as of such time, and the representations and warranties set forth in this Agreement that are not so qualified shall be true in all material respects when made and at and as of the Effective Time as if made at and as of such time; and the Company shall have received certificates of the Chief Executive Officer or Chief Financial Officer of Parent and Merger Sub to that effect.


                                    ARTICLE X

                                   TERMINATION

          SECTION 10.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

          (a) by mutual written consent of the Company and Parent;

          (b) by Parent if at the Company Shareholder Meeting or any adjournment thereof at which the Company Shareholder Approval is voted upon, the Company Shareholder Approval shall not have been obtained;

          (c) by either the Company or Parent, if the Merger has not been consummated by July 1, 1998 (provided that the party seeking to terminate the Agreement shall not have breached its obligations under this Agreement in any material respect);

          (d) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or any judgment, injunction, order or decree enjoining Parent or the Company from consummating the Merger (or the existence of which would otherwise result in the failure of the condition set forth in Section 9.2(a)) is entered and, in the case of any action brought other than by a Governmental Entity, such judgment, injunction, order or decree shall become final and non-appealable; or

          (e) by Parent, at any time prior to the Effective Time, by action of the Board of Directors of Parent, if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent or Merger Sub its approval or recommendation of this Agreement or the Merger, or shall have resolved to do any of the foregoing.

          SECTION 10.2. Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or their respective officers and directors, except that the agreements contained in Sections 7.1, 11.4 and 11.6 shall survive the termination hereof. Specifically, and without limiting the generality of the foregoing, Parent and Merger Sub agree that termination of this Agreement shall be their sole and exclusive remedy for any nonwillful breach by the Company of its representations, warranties and covenants under this Agreement and the Company agrees that termination of this Agreement shall be its sole and exclusive remedy for any nonwillful breach by Parent or Merger Sub of their representations, warranties and covenants under this Agreement.


                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

          if to Parent or Merger Sub, to:

                          AmeriServe Food Distribution, Inc.
                          545 Steamboat Road
                          Greenwich, Connecticutt 06830
                          Telecopy: (203) 661-5756
                          Attention: A. Petter 0stberg

          with a copy to:

                          Wachtell, Lipton, Rosen & Katz
                          51 West 52nd Street
                          New York, New York 10019
                          Telecopy: (212) 403-2000
                          Attention: Adam O. Emmerich, Esq.

          if to the Company, to:

                          ProSource, Inc.
                          530 Biltmore Way, 10th Floor
                          Coral Gables, Florida 33134
                          Telecopy: (305) 529-2573
                          Attention:  Chairman of the Board

          with a copy to:

                          Kaye, Scholer, Fierman, Hays & Handler, LLP
                          425 Park Avenue
                          New York, New York 10022
                          Telecopy: (212) 836-8689
                          Attention: Joel I. Greenberg, Esq.

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section.

          SECTION 11.2. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement except for the representations, warranties and agreements set forth in Sections 7.1, 7.4, 11.4 and 11.6.

          SECTION 11.3. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, by the party to be charged therewith; provided that after the adoption of this Agreement by the shareholders of the Company, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, or (ii) any of the principal terms of the Merger.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 11.4. Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          SECTION 11.5. Successors and Assigns; Parties in Interest. The provisions of this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Sub may transfer or assign, in whole or from time to time in part, to one or more of Parent or any of its wholly owned subsidiaries, any or all of its rights or obligations, but any such transfer or assignment will not relieve Merger Sub of its obligations under this Agreement. Except as expressly set forth herein nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights.

          SECTION 11.6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to principles of conflicts of laws.

          SECTION 11.7. Counterparts; Effectiveness; Interpretation. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       PROSOURCE, INC.


                                       By:/s/ David R. Parker
                                          Name:  David R. Parker
                                          Title: Chairman of the Board



                                       AMERISERVE FOOD DISTRIBUTION, INC.


                                       By:/s/ John V. Holten
                                          Name:  John V. Holten
                                          Title: Chairman and Chief Executive
                                                 Officer



                                       STEAMBOAT ACQUISITION CORP.


                                       By:/s/ John V. Holten
                                          Name:  John V. Holten
                                          Title: Chairman of the Board and
                                                 President

                                                                        ANNEX II


                                VOTING AGREEMENT


          VOTING AGREEMENT (this "Agreement") dated as of January 29, 1998, by and among AmeriServe Food Distribution, Inc., a Delaware corporation ("Parent"), Steamboat Acquisition Corp., a Delaware corporation ("Merger Sub") and Onex DHC LLC, a Wyoming limited liability company, and certain of its affiliates the names of which appear on the signature pages hereto (together, the "Stockholders").

          WHEREAS, Parent, Merger Sub and ProSource, Inc. , a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement; provided that the terms "Merger" and "Merger Agreement" shall not include any amendments or modifications thereto unless such amendments and modifications have been approved in writing by the Stockholders), providing for the merger (the "Merger") of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement; and

          WHEREAS, the Stockholders beneficially own 496,583 Class A Shares and 5,218,072 Class B Shares (such Class A Shares and Class B Shares, together with any other Class A Shares and Class B Shares that the Stockholders acquire beneficial ownership of after the date hereof and during the term of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise, being collectively referred to herein as the "Subject Shares"), owned by each of the Stockholders in the amounts indicated beneath their respective names on the signature pages hereto; and

          WHEREAS,  as a condition to its  willingness  to enter into the Merger
Agreement,   Parent  and  Merger  Sub  have  requested  and  required  that  the
Stockholders enter into this Agreement.

          NOW, THEREFORE, to induce Parent and Merger Sub to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

          1. Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants to Parent and Merger Sub as of the date hereof as follows:

          (a) Authority; No Conflicts. Each Stockholder has the necessary legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by and on behalf of each Stockholder, and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Stockholders, enforceable in accordance with its terms. Except for the filings required under the HSR Act or the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other person is necessary for the execution and delivery of this Agreement by and on behalf of any Stockholder and the consummation by any Stockholder of the transactions contemplated hereby, and (ii) none of the execution and delivery of this Agreement by and on behalf of any Stockholder, the consummation of the transactions contemplated hereby and compliance with the terms hereof by any Stockholder will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to any Stockholder or to any Stockholder's property or assets.

          (b) The Subject Shares. Each Stockholder is the beneficial owner of the Subject Shares indicated beneath its respective name on the signature pages hereto and has, and throughout the term of this Agreement and at the Option Closing Date will have, and will have the power and authority to convey to, and will at the Option Closing convey to, Merger Sub, good and marketable title to such Subject Shares free and clear of all encumbrances and liens (other than any arising as a result of actions taken or omitted by Parent or Merger Sub). The Stockholders do not beneficially own any shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, other than the Subject Shares. The Stockholders have the sole right and power to vote and dispose of the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer (other than the provisions of the Securities Act) of any of the Subject Shares, except as contemplated by this Agreement.

          2. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby represents and warrants to the Stockholders that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by and on behalf of each of Parent and Merger Sub and, assuming due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms. Except for the filings required under the HSR Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other person is necessary for the execution of this Agreement by and on behalf of Parent or Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, and (ii) none of the execution and delivery of this Agreement by Parent and Merger Sub, the consummation of the transactions contemplated hereby nor the compliance with the terms hereof by Parent and Merger Sub will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or by-laws of Parent or Merger Sub, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or to Parent's or Merger Sub's property or assets. If the Option (as defined herein) is exercised, the Subject Shares will be acquired for investment for Parent's and Merger Sub's own ac-count, not as a nominee or agent and not with a view to the distribution of any part thereof. Neither Parent nor Merger Sub has any present intention of selling, granting any participation in or otherwise distributing the same nor does Parent or Merger Sub have any contract, undertaking, agreement or arrangement with any person with respect to any of the Subject Shares. Each of Parent and Merger Sub further understands that the Subject Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or pursuant to an exemption therefrom.

          3. Covenants of the Stockholders. Until the termination of this Agreement in accordance with Section 8 hereof, the Stockholders agree as follows:

          (a) Voting of Subject Shares. At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote or other approval with respect to the Merger and the Merger Agreement is sought, each Stockholder shall vote its Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

          At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholders' vote, consent or other approval as stockholders are sought, the Stockholders shall vote the Subject Shares against (i) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholders hereunder, and (ii) any action or agreement that would reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (A) the adoption by the Company of a proposal regarding (1) the acquisition of the Company by merger, tender offer or otherwise by any person or group, other than Parent or Merger Sub or any designee thereof (a "Third Party"), or any other merger, combination or similar transaction with any Third Party; (2) the acquisition by a Third Party of 10% or more of the assets of the Company and its subsidiaries, taken as a whole; (3) the acquisition by a Third Party of 10% or more of the outstanding Shares; or
(4) the repurchase by the Company or any of its subsidiaries of 10% or more of the outstanding Shares; (B) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of the Company's capital stock; (C) any change in the control of the board of directors of the Company;
(D) any material change in the present capitalization or dividend policy of the Company; or (E) any other material change in the Company's corporate structure or business. The Stockholders further agree not to commit or agree to take any action inconsistent with the foregoing.

          (b) Proxies. As security for the agreements of the Stockholders provided for herein, each Stockholder hereby grants to Parent and Merger Sub a proxy to vote the Subject Shares as indicated in Section 3(a) above. Each Stockholder agrees that this proxy shall be ir-revocable during the term of this Agreement and coupled with an interest and each of the Stockholders, Parent and Merger Sub will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by any Stockholder with respect to any of the Subject Shares.

          (c) Transfer Restrictions. Each Stockholder agrees not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of or hypothecate (including by gift or by contribution or distribution to any trust or similar instrument or to any beneficiaries of such Stockholder (collectively, "Transfer")), or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any of the Subject Shares other than pursuant to the terms hereof and the Merger Agreement, (ii) enter into any voting arrangement or understanding with respect to the Subject Shares, whether by proxy, voting agreement or otherwise, or (iii) take any action that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or could have the effect of preventing or disabling such Stockholder from performing any of its obligations hereunder. Notwithstanding the foregoing, each Stockholder may transfer its Subject Shares to another direct or indirect wholly owned subsidiary of Onex Corporation on condition that the transferee executes and delivers to Parent and Merger Sub an instrument in writing, in form and substance reasonably satisfactory to Parent and Merger Sub, assuming all of such Stockholder's obligations under this Agreement.

          (d) Appraisal Rights. Each Stockholder hereby irrevocably waives any and all rights which it may have as to appraisal, dissent or any similar or related matter with respect to the Merger.

          (e) No Solicitation. None of the Stockholders nor any of their affiliates shall (whether directly or indirectly through any officer, director, member, advisor, agent, representatives or other intermediary), nor shall the Stockholders or any of their affiliates authorize or permit any of their officers, directors, members, advisors, agents, representatives or other intermediaries to, (i) solicit, initiate, encourage or take any action intended to or reasonably likely to facilitate any submission of inquiries, proposals or offers from any person relating to any acquisition or purchase of all or a material amount of assets of, or any equity interest in, the Company (or any subsidiary or division thereof) or any merger, consolidation, tender offer (including a self tender offer), exchange offer, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary or division thereof), other than the transactions contemplated by this Agreement or the Merger Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to materially dilute the benefits to Parent or Merger Sub of the transactions contemplated by the Merger Agreement (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal, other than the transactions contemplated by the Merger Agreement, or (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to the Company's business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort to attempt by any other person to do or seek any of the foregoing. Notwithstanding any-thing in this Agreement to the contrary, from and after the date hereof, the Stockholders shall promptly advise Parent and Merger Sub orally and in writing of the receipt by any of them (or any of the other entities or persons referred to above) of any Transaction Proposal or any inquiry which is likely to lead to any Transaction Proposal, the material terms and conditions of such Transaction Proposal or inquiry, and the identity of the person making any such Transaction Proposal or inquiry. The Stockholders will keep Parent and Merger Sub fully informed of the status and details of any such Transaction Proposal or inquiry. Nothing in this Section shall restrict the activities of any individual (whether or not an affiliate of any Stockholder) in his or her capacity as a director, officer, employee or agent of the Company or any of its subsidiaries.

          (f)  Merger  Agreement.   Each  Stockholder   accepts  the  terms  and
conditions of the Merger Agreement as they apply to the holders of Shares.

          4. Option.

          (a) The Stockholders hereby grant to Merger Sub (or its designee), an irrevocable option to purchase the Subject Shares, on the terms and subject to the conditions set forth herein (the "Option").

          (b) The Option may be exercised by Merger Sub, as a whole and not in part, at any time during the period commencing upon the occurrence of any of the following events and ending on the date which is the 30th calendar day following the first to occur of such events:

          (i) the  Merger  Agreement  shall  have been  terminated  pursuant  to
     Section 10.1(b) thereof;

          (ii) the Merger  Agreement  shall  have been  terminated  pursuant  to
     Section 10.1(c) thereof (other than a termination by the Company following a failure to consummate the Merger as a result of an actual material breach by Parent or Merger Sub of their respective obligations under the Merger Agreement);

          (iii) the Merger  Agreement  shall have been  terminated  pursuant  to
     Section 10.1(d) thereof;

          (iv) the Merger  Agreement  shall  have been  terminated  pursuant  to
     Section 10.1(e) thereof; or

          (v) the Merger Agreement shall have been terminated for any other reason (other than a termination as a result of an actual material breach by Parent or Merger Sub of their respective obligations under the Merger Agreement).

          (c) If Merger Sub wishes to exercise the Option, Merger Sub shall send a written notice to the Stockholders of its intention to exercise the Option, specifying the place, and, if then known, the time and the date (the "Option Closing Date") of the closing (the "Option Closing") of the purchase. The Option Closing Date shall occur on the fifth business day (or such later date as shall be no later than five business days following the first time that the Option

Closing shall be permitted by applicable law or  regulation)  after the later of
(i) the date on which such notice is delivered, and (ii) the satisfaction of the conditions set forth in Section 4(f).

          (d) At the Option Closing, the Stockholders shall deliver to Merger Sub (or its designee) all of the Subject Shares by delivery of a certificate or certificates evidencing the Subject Shares duly endorsed to Merger Sub or accompanied by powers duly executed in favor of Merger Sub, with all necessary stock transfer stamps affixed.

          (e) At the Option Closing, Merger Sub shall, and Parent shall cause Merger Sub to, pay to the Stockholders pursuant to the exercise of the Option, by wire transfer, cash in immediately available funds to the accounts of the Stockholders (such accounts to be specified in writing at least two days prior to the Option Closing), an amount equal to the product of $15.00 and the number of Subject Shares (the "Subject Shares Purchase Price").

          (f) The Option Closing shall be subject to the satisfaction of each of the following conditions:

          (i) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the purchase and sale of the Subject Shares pursuant to the exercise of the Option;

          (ii) any waiting period applicable to the consummation of the purchase and sale of the Subject Shares pursuant to the exercise of the Option under the HSR Act shall have expired or been terminated; and

          (iii) all actions by or in respect of, and any filing with, any governmental body, agency, official, or authority required to permit the consummation of the purchase and sale of the Subject Shares pursuant to the exercise of the Option shall have been obtained or made and shall be in full force and effect, except such actions and filings which, if not made or obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5. Further Agreements of Parent and Merger Sub.

          (a) Parent and Merger Sub hereby agree that, in the event that Merger Sub purchases the Subject Shares pursuant to the Option, as promptly as practicable thereafter, Merger Sub will, and Parent will cause Merger Sub to, make a tender offer for the remaining Shares to the stockholders of the Company (the consummation of which shall be subject only to the condition that no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of such tender offer) pursuant to which the stockholders of the Company (other than the Company, any direct or indirect subsidiary of the Company or Parent or Merger Sub) will receive an amount of cash consideration per Share equal to $15.00, and will take such actions as may be necessary or appropriate in order to effectuate such tender offer at the earliest practicable time.

          (b) Subject to the last sentence of this Section 5(b), if, after purchasing the Subject Shares pursuant to the Option, Merger Sub or any of its affiliates has not acquired the remaining Shares, Merger Sub or any of its affiliates receives any cash or non-cash consideration in respect of the Subject Shares in connection with a Third Party Business Combination (as defined below) during the period commencing on the date of the Option Closing and ending on the first anniversary thereof, Merger Sub shall promptly pay over to the Stockholders, as an addition to the Subject Shares Purchase Price, (x) one-half of the excess, if any, of such consideration over the aggregate Subject Shares Purchase Price paid for the Subject Shares which are sold by Merger Sub hereunder less (y) the sum of (I) the amount of taxes payable or to be payable by Merger Sub (as estimated by Merger Sub in good faith) in connection with such Third Party Business Combination (it being intended and understood that Merger Sub retain one-half of the after-tax profit from such sale taking into account any adjustment to basis resulting from the payment required by this section), and (II) the amount of expenses of Merger Sub in connection herewith and the Merger Agreement and in connection with such Third Party Business Combination, and (II) the pro rata portion (based on share holdings) of all capital contributions to and retained earnings of the Company from the date of date of the Option Closing through the date of the Third Party Business Combination; provided that, (i) if the consideration received by Merger Sub or such affiliates shall be securities listed on a national securities exchange or traded on the Nasdaq National Market, the per share value of such consideration shall be equal to the closing price per share of such securities listed on such national securities exchange or the Nasdaq National Market on the date such transaction is consummated, and (ii) if the consideration received by Merger Sub or such affiliates shall be in a form other than securities, the per share value shall be determined in good faith as of the date such transaction is consummated by Merger Sub and the Stockholders, or, if Merger Sub and the Stockholders cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the parties. The term "Third Party Business Combination" means the occurrence of any of the following events: (A) the Company, or more than 50% of the outstanding shares of the Company's capital stock, is acquired by merger or otherwise by any Third Party; or (B) a Third Party acquires all or substantially all of the total assets of the Company and its subsidiaries, taken as a whole; provided, however, that in no event will any transaction in which shares of the Company's capital stock or any of its assets are sold or transferred directly or indirectly in connection with or as a part of a sale or other transaction involving sale, merger or other similar transaction of Parent or any of its material assets or business constitute a Third Party Business Combination, and in no event will a sale of any division, line of business or similar unit of the Company and its subsidiaries constitute a Third Party Business Combination.

          6. Stop Transfer Order. The Stockholders hereby authorize and request the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting of the Subject Shares).

          7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder, except as expressly provided herein with respect to Parent's and Merger Sub's rights under the Option, shall be assigned by any of the parties without the prior written consent of the other parties, except that each of Parent or Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their permitted assigns and their respective successors (including the Company as successor to Merger Sub pursuant to the Merger), heirs, agents, representatives, trust beneficiaries, attorneys, affiliates and associates and all of their respective predecessors, successors, permitted assigns, heirs, executors and administrators.

          8. Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect immediately following the earliest to occur of (x) the Effective Time, (y) the 30th day following the termination of the Merger Agreement pursuant to Section 10.1(b), 10.1(c), 10.1(d) or 10.1(e) thereof, or (z) the termination of the Merger Agreement pursuant to Section 10.1(a) thereof. Notwithstanding the foregoing, in the event the Option shall have been exercised in accordance with Section 4, but the Option Closing shall not have occurred, this Agreement shall not terminate, except that this Agreement may be terminated by the Stockholders if Merger Sub defaults on its obligation to purchase the Subject Shares at the Option Closing. Nothing in this Section shall relieve any party of liability for breach of this Agreement.

          9. General Provisions.

          (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by the party to be charged therewith.

          (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent and Merger Sub in accordance with Section 11.1 of the Merger Agreement and to the Stockholders c/o Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue New York, New York 10022,
Telecopy: (212) 836-8689, Attention: Joel I. Greenberg, Esq. (or at such other address for a party as shall be specified by like notice).

          (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

          (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court of the United States located in the Southern District of the State of New York or in a New York state court located in Manhattan, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the Southern District of the State of New York or any New York state court located in Manhattan in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the Southern District of the State of New York or a New York state court located in Manhattan, and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

          IN WITNESS WHEREOF, Parent, Merger Sub and the Stockholders have each caused this Agreement to be signed by its signatory thereunto duly authorized, each as of the date first written above.

                                     AMERISERVE FOOD DISTRIBUTION, INC.



                                     By:/s/ John V. Holten
                                        Name:  John V. Holten
                                        Title: Chairman and Chief Executive
                                               Officer


                                     STEAMBOAT ACQUISITION CORP.



                                     By:/s/ John V. Holten
                                        Name:  John V. Holten
                                        Title: Chairman of the Board and
                                               President


                                     ONEX DHC LLC
                                     (479,498 Class A Shares and
                                      4,458,696 Class B Shares)



                                     By:/s/ Anthony R. Melman
                                        Name:  Anthony R. Melman
                                        Title: Attorney-in-fact


                                     ONEX OMI LLC
                                     (285,714 Class B Shares)



                                     By:/s/ Anthony R. Melman
                                        Name:  Anthony R. Melman
                                        Title: Attorney-in-fact

                                     PROSOURCE EXECUTIVE INVESTCO LLC
                                     (17,085  Class A Shares and
                                     94,420 Class B Shares)



                                     By:/s/ Anthony R. Melman
                                        Name:  Anthony R. Melman
                                        Title: Attorney-in-fact



                                     ONEX OHIO LLC
                                     (379,242 Class B Shares)



                                     By:/s/ Anthony R. Melman
                                        Name:  Anthony R. Melman
                                        Title: Attorney-in-fact

                                                                       ANNEX III


MORGAN STANLEY
                                                       Morgan Stanley & Co.
                                                       Incorporated
                                                       One Financial Place
                                                       440 South LaSalle Street
                                                       Chicago, IL 60605
                                                       (312) 706-4000


                                                       January 29, 1998

Board of Directors
ProSource, Inc.
1500 San Remo Avenue
Coral Gables, FL 33146

Members of the Board:

We understand that ProSource, Inc. ("ProSource" or the "Company"), AmeriServe Food Distribution, Inc. ("Buyer") and Steamboat Acquisition Corp., a wholly-owned subsidiary of the Buyer ("Acquisition Sub") have entered into an Agreement and Plan of Merger, dated as of January 29, 1998, (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into ProSource. Pursuant to the Merger, ProSource will become a wholly-owned subsidiary of Buyer and each outstanding share of Class A common stock, par value $0.01 per share (the "Class A Common Stock"), of the Company and Class B common stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), of the Company, other than shares held in treasury or held by Buyer or any affiliate of Buyer or as to which dissenters' rights have been perfected, will be converted into the right to receive $15.00 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

We further understand that Onex Corporation and affiliates of Onex Corporation ("Onex") control approximately 85.1% of the voting power of the Common Stock and that Buyer, Acquisition Sub and Onex have entered into a Voting Agreement dated as of January 29, 1998 (the "Voting Agreement") pursuant to which Onex agreed to take certain actions to support the transactions contemplated by the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of Class A Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

         (i) reviewed certain publicly available financial statements and other information of the Company;

         (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

         (iii) reviewed certain financial projections prepared by the management of the Company;

         (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

         (v) reviewed the reported prices and trading activity for the Class A Common Stock;

         (vi) compared the financial performance of the Company and the reported prices and trading activity of the Class A Common Stock with that of certain other comparable publicly-traded companies and their securities;

         (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

         (viii)   reviewed the Merger Agreement and the Voting Agreement; and

         (ix)     performed such other analyses as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving the Company, nor did we negotiate with Buyer or any parties which may have expressed interest in any possible acquisition of the Company or certain of its constituent businesses.

We have been engaged to provide this opinion to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and Onex and have received fees for the rendering of these services.


                                      III-2

It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing by the Company in respect of this transaction with the Securities and Exchange Commission.

Based on the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of Class A Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.



                                    Very truly yours,

                                    MORGAN STANLEY & CO.
                                    INCORPORATED



                                    By: /s/ William H. Strong
                                        --------------------------------------
                                        William H. Strong
                                        Managing Director


                                      III-3

                                                                        ANNEX IV

                        DELAWARE GENERAL CORPORATION LAW


SECTION 262 APPRAISAL RIGHTS

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251 (g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

              (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

              (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b.
         and c. of this paragraph.

              (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

              (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

              (2) If the merger or consolidation was approved pursuant to
     Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX V





                          CERTAIN INFORMATION REGARDING


                                 PROSOURCE, INC.

                          CERTAIN INFORMATION REGARDING
                                 PROSOURCE, INC.


         The following information is excerpted from the Company's Annual Report on Form 10-K for the Fiscal Year ended December 27, 1997, as filed with the Securities and Exchange Commission on March 3, 1998 and amended on April 30, 1998.

ITEM 1.  BUSINESS.

         ProSource, Inc. ("ProSource" or the "Company") provides foodservice distribution services to chain restaurants in North America and provides purchasing and logistics services to the foodservice market. The Company distributes a wide variety of items, including fresh and frozen meat and poultry, seafood, frozen foods, canned and dry goods, fresh and pre-processed produce, beverages, dairy products, paper goods and cleaning and other supplies. The Company serves a variety of restaurants, including Burger King, Red Lobster, Long John Silver's, Olive Garden, TGIFriday's, Chick-fil-A, Chili's, Sonic, TCBY and Wendy's. ProSource is an indirect subsidiary of Onex Corporation (together with its affiliates, "Onex"). See "Controlling Stockholder."

         The Company was formed in 1992 to acquire Burger King Distribution Services ("BKDS"), the "in-house" distributor for Burger King Corporation ("BKC"), which serviced approximately 4,150 Burger King restaurants. Since the acquisition, ProSource has, through a combination of acquisitions and internal growth, become a leading distributor to chain restaurants, servicing approximately 12,700 restaurants within 16 different restaurant chains as of December 27, 1997. In March 1995, the Company acquired substantially all of the assets and assumed certain liabilities of the National Accounts Division ("NAD") of The Martin-Brower Company ("Martin-Brower"), which added a total of approximately 8,000 restaurants within 11 chains included in the Company's current customer base. The Company has also been successful in expanding through internally generated sales. Since the Company's formation in 1992, net sales have grown from $1.3 billion in 1993 (the first full year of operations) to $3.9 billion in 1997.

         The Company was incorporated in 1992 as a Delaware corporation. Its principal executive offices are located at 1500 San Remo Avenue, Coral Gables, Florida 33146, and the Company's telephone number is (305) 740-1000. The Company operates under the name "ProSource Distribution Services."

OPERATIONS AND DISTRIBUTION

         The Company's operations can generally be categorized into two business processes: (i) product replenishment and (ii) order fulfillment. Product replenishment involves the management of logistics from the vendor location through the delivery of products to the Company's distribution centers. Order fulfillment involves all activities from customer order placement through delivery to the restaurant location. Supporting the Company's business processes are its network of 34 distribution centers, its fleet of approximately 1,500 tractors and trailers and its management information systems.

         Product Replenishment. While the Company is responsible for purchasing products to be delivered to its customers, each chain typically selects the vendor and negotiates the price at which most products will be purchased. See "Purchasing and Supply." The Company determines the distribution centers which will warehouse products for each customer and the quantities in which such products will be purchased. Order quantities for each product are systematically determined for each distribution center, taking into account both recent sales history and projected customer demand. The number of distribution centers used to serve a customer is based on the number and location of the restaurants to be serviced. Given the Company's experience in managing its product flow, losses due to shrinkage, damage and product obsolescence represent less than 0.1% of 1997 net sales.

         The Company works with its chain customers in order to optimize transportation from vendor locations to distribution warehouses. By utilizing the collective demand of its customers for in-bound transportation, its existing fleet of trucks and its expertise in managing transportation, the Company can offer its customers in-bound transportation (i.e. transportation of products from the vendor to the distribution center), in many instances on a more economical basis than that offered by the vendors that have traditionally provided such services. The Company believes it can offer its customers lower in-bound transportation costs through (i) use of the Company's delivery fleet to backhaul products, (ii) consolidation of products from more than one vendor or for use by more than one customer to increase truckloads and (iii) brokering the freight to third party carriers with whom the Company has negotiated lower transportation rates. In 1997, the Company managed approximately 38% of the total freight tonnage to its distribution centers. The Company utilizes a number of third party carriers to provide in-bound transportation services. None of these carriers are material to the Company's operations.

         The Company currently warehouses approximately 7,000 types of products for its customers at its distribution centers. Currently, no one distribution center maintains inventories for all customers and, as a result, some customers are not serviced by the distribution center closest to them. The Company has begun implementing a new national network of distribution centers. Through this "network optimization" program, which is expected to take up to 5 years to complete, the Company intends to consolidate and integrate its existing distribution network into a hub and spoke network utilizing approximately six large regional distribution centers ("RDCs"), and nineteen local distribution centers ("LDCs"). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." Under the new network, high volume products will be shipped directly to both RDCs and LDCs, with low volume products being shipped only to RDCs which will supply these products to the LDCs. The Company expects its new distribution network to reduce costs by enabling the Company to fully service more customers from a distribution center closer to the customer, and thereby reduce transportation costs. In addition, the new network should provide the Company with additional distribution center capacity for continued growth. The consolidation of all customers into common distribution facilities in conjunction with the development of the network should optimize in-bound transportation costs, outbound miles, inventory investment and warehouse capacity.

         Upon receipt of the product at the distribution centers, it is inspected and stored in racks. Each distribution center contains ambient, refrigerated and frozen space as well as offices for operating, sales and customer service personnel and a computer networked with the Company's centralized computer system.

         Order Fulfillment. The Company places a significant emphasis on providing a high service level in order fulfillment. For the year ended December 27, 1997, the Company achieved order fill rates of 99.7% and on-time deliveries of 92.3%. By providing a high level of service and reliability, the Company believes that it can reduce the number of reorders and redeliveries, reducing costs for both the Company and its customers. Each restaurant places product orders based on recent usage, estimated sales and existing restaurant inventories. The Company has developed pre-established routes and pre-arranged delivery times with each customer. Product orders are placed with the Company one to three times a week either through the Company's customer service representative or through electronic transmission using the Company's proprietary software. Approximately 53% of the restaurants served by the Company transmit product orders electronically. Orders are generally placed on a designated day in order to coordinate with the Company's pre-established delivery schedules. Processing and dispatch of each order is generally completed within 24 hours of receipt and the Company's standards require each order to be delivered to the customer within one hour of a pre-arranged delivery time.

         Products are picked and labeled at each distribution center. The products are placed on either a pallet or one of the Company's delivery carts for loading of outbound trailers. Delivery routes are scheduled both to fully utilize the trailer's load capacity and minimize the number of miles driven. The Company transports approximately 2.1 million tons of product and its trucks travel approximately 60 million miles annually. The Company currently utilizes several unloading methods at the restaurant including (i) gravity aided rollers,
(ii) hand carts and ramps and (iii) its cart delivery system.

         Fleet. The Company's fleet, as of December 27, 1997, consisted of approximately 1,500 vehicles, including approximately 600 tractors and 900 trailers. The Company leases approximately 500 of the tractors from Penske Truck Leasing, Co. L.P. pursuant to full-service leases which include maintenance, licensing and fuel tax reporting. The remaining tractors are leased under similar full-service leases from a variety of truck leasing companies. The Company leases approximately 400 trailers from GE Capital Services. The remainder are either Company-owned or leased from various other companies. Lease terms average 4-6 years for tractors and 7-10 years for trailers.

         Substantially all of the Company's vehicles contain on-board computers. The computers assist in managing fleet operations and provide expense controls, automated service level data collection and real-time driver feedback, thereby enhancing the Company's service level to customers. Substantially all of the Company's trailers contain three temperature-controlled compartments, which allow the Company to simultaneously deliver frozen food, refrigerated food and dry goods.

         Management Information Systems. The Company currently has in place a variety of information technology systems, including electronic ordering, inventory management, financial and routing systems. In addition, in connection with its "network optimization" program, the Company intends to put in place new customer ordering and warehouse management systems. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

CUSTOMERS

         The Company's customers as of December 27, 1997 consisted of 3,110 franchisees and 14 franchisor/owners of approximately 12,700 quick service and casual dining chain restaurants representing 16 restaurant chains. The Company is generally one of a limited number of suppliers to the chains it serves. The largest chains served by the Company in 1997 were Burger King and Red Lobster, representing 46% and 15% of 1997 net sales, respectively. The Company's largest customer is Darden Restaurants, Inc. (owner of all Olive Garden and Red Lobster restaurants), representing 21% of the Company's 1997 net sales. No other chain or single customer accounted for more than 10% of the Company's net sales in 1997. In January 1997, the Company announced the termination, effective April 1, 1997, of its distribution agreement with ARCOP, the purchasing cooperative for Arby's, which represented approximately 10% of the Company's net sales in 1996.

         The Company has contracts with customers representing approximately 75% of net sales, with terms ranging from 2-7 years and an average term of three years. In connection with the acquisition of BKDS in 1992, the Company entered into an exclusive distributor agreement and related distribution agreements with BKC, pursuant to which, through 2002, (i) the Company is designated as the exclusive distributor to BKC's company-owned and operated Burger King restaurants in the United States (which accounted for approximately 5% of 1997 net sales), (ii) the Company is one of ten companies approved as regional distributors to franchised Burger King restaurants in the United States, and
(iii) the Company is the only company approved by BKC to service Burger King restaurants on a national basis. BKC has the right to terminate these contracts
(i) upon a material failure to perform by the Company and (ii) in the case of the exclusive distributor agreement, upon the bankruptcy of the Company. In addition to the 520 BKC-owned restaurants, as of December 27, 1997, the Company also serviced 4,554 Burger King restaurants owned by franchisees. In the aggregate, this represents approximately 68% of all Burger King restaurants in the United States. The Company has also entered into two distribution agreements with Darden Restaurants, Inc. pursuant to which the Company is the primary distributor to its restaurants, Olive Garden and Red Lobster, operating in the United States and Canada. All Olive Garden and Red Lobster restaurants are currently company-owned. Olive Garden and Red Lobster have the right to terminate their respective agreements upon (i) a material change in ownership of the Company other than as a result of a public offering by the Company, (ii) a material breach by the Company, (iii) the bankruptcy of the Company and (iv) a failure of the Company to meet certain performance reliability standards. Both agreements terminate in 2002. The Company believes that from time to time it may not have been in strict compliance with all of the performance reliability standards in these and other contracts. However, it is not aware of any issues of non-compliance which could reasonably be expected to result in early termination of material contracts.

PURCHASING AND SUPPLY

         The Company purchases and distributes a wide variety of items, including fresh and frozen meat and poultry, seafood, frozen foods, canned and dry goods, fresh and pre-processed produce, beverages, dairy products, paper goods and cleaning and other supplies. Due to the high volume of proprietary products required by chain restaurants, the chain typically negotiates product sourcing directly with vendors and then requires the distributor to use such vendors and purchase at the negotiated price. Furthermore, customers within the same chain often cooperate to utilize internal or third party purchasing organizations. Because suppliers for proprietary products are generally designated by the chain, the loss of any such supplier would likely result in the development of a new source of supply by such chain. Substantially all types of non-proprietary products distributed by the Company are available from a variety of suppliers, some of which also supply the Company with proprietary products. Accordingly, the Company does not believe that the loss of any supplier would have a material adverse effect on the Company's operating results or its ability to serve its customers.

         The Company's emphasis on supply chain management has allowed the Company to identify the purchasing of non-proprietary products as a value-added service which it can provide to customers. The Company has formed a purchasing subsidiary which pools the needs of its customers for non-proprietary products, such as unlabeled paper products, cleaning supplies and produce, and uses the resulting purchasing power to negotiate lower prices with vendors. The Company and its customers share in the cost savings, improving margins for the Company and reducing costs for its customers. The Company believes that expansion of its purchasing services represents an important opportunity for growth.

MARKETING AND CUSTOMER SERVICE

         The Company's senior management, together with a team of marketing, sales and customer service personnel, are involved in maintaining relationships with key customers and securing new accounts. The Company targets as potential new customers restaurant chains offering menu categories not covered by the Company's existing customers, chains operating in geographic areas in which the Company could benefit from increased customer density, and growing regional chains which could be added to the national chains which have traditionally been the Company's focus. In seeking new customers, the Company attempts to concentrate on growing chains which might benefit from the industry focus that it, as a specialist in distribution to chain restaurants, brings, as well as chains which the Company believes would benefit from the quality of service and attention to supply chain management that the Company provides to its customers.

         The Company's customer service activities are highly customized to the unique needs of the customer. Each customer has a dedicated account manager who is responsible for overseeing all of its service needs and coordinating the services provided through an account team of customer service professionals, including a dedicated "logistics services manager." The logistics services manager is responsible for coordinating day-to-day product flow for the customer, as well as working closely with the customer's purchasing and marketing organization.

         The Company rigorously monitors customer service levels. The Company utilizes frequent trips to the customer's site for regularly scheduled reviews and key project meetings and telephone conferencing in order to ensure close coordination between the Company and the customer. In addition, the Company monitors customer perceptions through periodic surveys.

COMPETITION

         The foodservice distribution industry is highly competitive. The Company competes with other systems foodservice distribution companies focused on chain restaurants and with broadline foodservice distributors. The Company's principal national competitors are Sysco Corp., U.S. Foodservice, Inc. (formerly JP Foodservice, Inc.), Alliant Foodservice Inc. (formerly Kraft Distribution), MBM Corp., AmeriServe Food Distribution, Inc. ("AmeriServe"), Marriott Distribution Services Inc., Performance Food Group, and McLane Company, Inc. The Company also competes with regional distributors, principally for business from franchisee-owned Burger King restaurants. The Company believes that distributors in the foodservice industry compete on the basis of price and the quality and reliability of service. Because a number of the Company's customers prefer a distributor that is able to service their restaurants on a nationwide basis, the Company believes that it is in a strong position to compete for national chain accounts. The Company attributes its ability to compete effectively against smaller regional and local distributors in part to the cost advantages resulting from its size, centralized purchasing operations and ability to offer broad market coverage through a wide network of distribution centers. However, in light of the consolidation in the foodservice distribution industry, the Company could face increased competition to the extent that there is an increase in the number of foodservice distributors specializing in distribution to chain restaurants on a nationwide basis. See "Merger Agreement."

         Distribution fees received from a number of the Company's customers decreased significantly in 1993 and 1994 as a result of competitive pricing pressures. While distribution fees have stabilized since that time, there can be no assurance that severe competitive pricing pressure will not recur in the future.

EMPLOYEES

         As of December 27, 1997, the Company had approximately 3,400 full-time employees, of whom approximately 340 were employed in corporate support functions and approximately 3,060 were warehouse, driver and administrative staff in the distribution centers. Approximately 560 of the Company's employees were covered by 11 collective bargaining contracts with 7 local unions, all of which are associated with the International Brotherhood of Teamsters. The Company has not experienced any significant labor disputes or work stoppages. The Company believes that its relationships with its employees are good.

REGULATORY MATTERS

         The Company is subject to a number of federal, state and local laws, regulations and codes, including those relating to the protection of human health and the environment, compliance with which has required, and will continue to require, capital and operating expenditures. The Company is not aware of any violations of, or pending changes in, such laws, regulations and codes that are likely to result in material penalties or material increases in compliance costs. The Company, however, is not able to predict the impact of any changes in the requirements or mode of enforcement of these laws, regulations and codes on its operating results.

         The Company owns and leases distribution centers, at some of which on-site vehicle fueling activities may have resulted in releases of diesel or other petroleum products to the soil or groundwater. The Company may be subject to liability for clean-up of contaminated soil or groundwater at these distribution centers and is in the process of investigating or remediating the contamination. Although there can be no assurances, the Company does not believe that the estimated costs associated with any required investigation or remediation will have a material adverse effect on the Company's financial condition, results of operations or liquidity.

CONTROLLING STOCKHOLDER

         The Company is controlled by Onex Corporation. Onex, based in Toronto, Canada, is a publicly listed (on The Toronto Stock Exchange and The Montreal Exchange) diversified company that operates through autonomous subsidiaries and strategic partnerships. Onex had consolidated revenues of Cdn. $8.9 billion for 1996 (Cdn. $8.1 billion for the 9 months ended September 30, 1997) and consolidated assets of Cdn. $3.8 billion at December 31, 1996 (Cdn. $5.3 billion at September 30, 1997). In addition to its interests in ProSource, as of December 31, 1997, Onex had investments in a broad range of companies, including Onex Food Services, Inc. (which does business through its subsidiaries, Sky Chefs, Inc. and Caterair International Inc.), Celestica International Holdings Inc., Dura Automotive Systems, Inc., Tower Automotive, Inc., Phoenix Pictures Inc., Vencap, Inc. and Lantic Sugar Limited, its most recently acquired subsidiary. None of Onex's current businesses competes with or is a customer of the Company. Onex currently owns approximately 89% of the Company's outstanding Class B common stock, $.01 par value per share (the "Class B Common Stock"), and approximately 14% of the Company's outstanding Class A common stock, $.01 par value per share (the "Class A Common Stock" and, collectively with the Class B Common Stock, "Common Stock"), representing approximately 85% of the combined voting power of the outstanding Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

MERGER AGREEMENT

         On January 29, 1998, the Company signed a definitive merger agreement with AmeriServe. Under the terms of the agreement, AmeriServe has agreed to pay $15.00 in cash for each outstanding share of the Company's common stock. In addition, under the agreement, all outstanding options will be accelerated and option holders will receive $15.00 less the applicable exercise for each share issuable upon exercise of the options. The merger is subject to regulatory approvals and other customary conditions to closing. Onex Corporation and certain of its affiliates have committed to vote in favor of the merger, which will assure the necessary stockholder approval. The merger is expected to close in the second quarter of fiscal 1998.

         Upon consummation of the merger, the Company will become a wholly-owned subsidiary of AmeriServe. AmeriServe has advised the Company that following the consummation of the Merger, it anticipates that it will cause the Surviving Corporation to seek to have the Class A Common Stock, which is currently traded on the Nasdaq National Market, delisted. In addition, following the consummation of the Merger, the Class A Common Stock will be eligible for deregistration under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

FORWARD-LOOKING STATEMENTS

         This Annex V contains certain forward-looking statements within the meaning of Section 21E of the Exchange Act that involve risks and uncertainties. Such forward looking statements include, among other things, statements regarding sources of growth and plans and objectives of management for future operations (including those concerning the Company's new distribution center network and new information systems and upgrades), the potential impact of pending litigation and anticipated capital expenditures and working capital needs. Actual outcomes may be affected by economic trends impacting its customers and the restaurant industry, in general. Also, the Company is in a highly competitive business, is in the process of integrating its operations, and is implementing a strategic plan intended to expand its business through acquisitions and internal growth and improve its cost structure. There can be no assurance that in its highly competitive business environment, the Company will achieve the planned efficiencies and cost savings, successfully acquire other distributors, or increase its business with new or existing customers.

ITEM 2.  PROPERTIES.

         The Company leases its principal executive office and corporate support center which is located in Coral Gables, Florida. The facility consists of approximately 83,000 square feet. The Company operates 34 distribution centers and 5 remote locations, of which 25 facilities (representing an aggregate of approximately 1,574,176 square feet) are leased and 14 facilities (representing an aggregate of approximately 794,238 square feet) are owned by the Company.

         The following table sets forth certain information with respect to the Company's operating distribution centers:

                                                                   APPROXIMATE
LOCATION                                                           SQUARE FEET
--------                                                           -----------
Atlanta, Georgia (1)                                                 217,670
Burlington, New Jersey                                                60,880
Chester, New York                                                    127,100
Chicago, Illinois                                                     91,021
Cleveland, Ohio                                                       40,540
Columbus, Ohio                                                       174,000
Dallas, Texas (1)(3)                                                 165,423
Denver, Colorado                                                      92,145
Detroit, Michigan                                                     34,897
Greensboro, North Carolina                                            41,000
Gridley, Illinois                                                    146,100
Humbolt, Tennessee                                                    35,000
Houston, Texas (1)                                                    74,900
Kansas City, Kansas (1)(4)                                           175,642
Lakeland, Florida                                                     31,806
Los Angeles, California (2)                                          245,540
Miami, Florida                                                        31,225
New Orleans, Louisiana                                                36,180
New York, New York                                                    35,000
Norman, Oklahoma (5)                                                  63,000
Orlando, Florida                                                     143,200
Oxford, Massachusetts                                                 40,000
Phoenix, Arizona                                                      38,200
Portland, Oregon                                                      70,400
San Jose, California                                                  31,500
Trenton, Ontario                                                      20,000
Virginia Beach, Virginia                                              23,045
Washington, DC (6)                                                    83,000
                                                                   ---------
Total:                                                             2,368,414
                                                                   =========

(1)  Two facilities.
(2)  Three facilities.
(3) Includes approximately 28,223 square feet of supplemental space in two remote facilities.
(4) Includes approximately 26,172 square feet of supplemental space in a remote facility.
(5) Includes approximately 11,000 square feet of supplemental space in a remote facility.
(6) Includes approximately 30,000 square feet of supplemental space in a remote facility.

ITEM 3.  LEGAL PROCEEDINGS.

         The Company and its subsidiaries are parties to various legal actions arising in the ordinary course of business. Management believes that the outcome of such cases will not have a material adverse effect on the consolidated results of operations or the financial position of the Company.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

         No matters were submitted to a vote of the stockholders during the fourth quarter ended December 27, 1997.

ITEM 5.  MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER
         MATTERS.

         See "MARKET PRICES OF COMMON STOCK" in the body of the Proxy Statement.

ITEM 6.  SELECTED FINANCIAL DATA.

         See "SELECTED FINANCIAL DATA" in the body of the Proxy Statement.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         In the following comparisons of the results of operations, the fiscal years ended December 27, 1997, December 28, 1996 and December 30, 1995 are referred to as 1997, 1996 and 1995, respectively. The Company's fiscal year ends on the last Saturday in December. Consequently, the Company will periodically have a 53 week fiscal year. 1997, 1996 and 1995 each consisted of 52 weeks.

RESULTS OF OPERATIONS

         The following sets forth, for the periods indicated, the components of the Company's consolidated statements of operations expressed as percentage of net sales:


                                                                                 Fiscal Year Ended
                                                                ---------------------------------------------------
                                                                 December 27,      December 28,      December 30,
                                                                     1997              1996              1995
                                                                ---------------  ----------------  ----------------
Net sales                                                           100.00%           100.00%           100.00%
Cost of sales                                                        92.06             92.29             92.24
                                                                ---------------------------------------------------
   Gross profit                                                       7.94              7.71              7.76

Operating expenses                                                    7.74              7.30              7.37
Loss on impairment of long-lived assets                                 --              0.38                --
Restructuring and contract-termination charges                          --              0.69              0.02
                                                                ---------------------------------------------------
Income (loss) from operations                                         0.20             (0.66)             0.37

Interest expense, net                                                (0.24)            (0.32)            (0.39)
                                                                ---------------------------------------------------
Loss before income taxes, extraordinary items and
   cumulative effect of a change in accounting principle             (0.04)            (0.98)            (0.02)
Income tax benefit                                                    0.01              0.37                --
                                                                ---------------------------------------------------
Loss before extraordinary items and cumulative effect
   of a change in accounting principle                               (0.03)            (0.61)            (0.02)
Extraordinary (loss) gain, net                                       (0.16)             0.01             (0.02)
Cumulative effect of a change in accounting principle, net           (0.16)               --                --
                                                                ---------------------------------------------------
Net loss                                                             (0.35)%           (0.60)%           (0.04)%
                                                                ===================================================

YEAR ENDED DECEMBER 27, 1997 COMPARED TO YEAR ENDED DECEMBER 28, 1996

         Net sales declined 5.4% to $3,901.2 million in 1997 from $4,125.0 million in 1996. The decrease is primarily attributed to the Company's decision to terminate its distribution contract with ARCOP, the purchasing cooperative for Arby's, effective April 1, 1997. In 1996, sales to company-owned and franchisee-owned Arby's restaurants accounted for approximately 10% of the Company's sales. The Company was able to partially mitigate the effect this had on 1997's operations by increasing its sales to its current customer base. This was accomplished by two methods: (1) increasing its sales to existing restaurants and (2) increasing the number of restaurants served (primarily franchisee-owned Burger King restaurants).

         Gross profit decreased by 2.7% to $309.8 million in 1997 from $318.2 million in 1996. The gross profit percentage increased slightly to 7.9% in 1997 from 7.7% in 1996 as a result of the Company's efforts to increase its value-added services and a change in sales mix.

         Operating expenses increased slightly by 0.3% to $302.1 million in 1997 from $301.3 million in 1996. As a percentage of net sales, operating expenses increased to 7.7% in 1997 from 7.3% in 1996 due primarily to the impact that certain fixed costs have on a lower sales volume. The Company has also incurred higher expenses in the fourth quarter of 1997 due to the start-up of new distribution centers as part of its new network program.

         The Company generated income from operations totaling $7.7 million in 1997 compared to a loss from operations of $27.3 million in 1996. The 1996 loss from operations was caused by restructuring charges of $10.9 million, contract-termination charges of $17.6 million, and a loss on impairment of long-lived assets of $15.7 million. Excluding these non-recurring items, the Company generated income from operations of $16.9 million in 1996. The 1997 operating income was negatively affected by the reduction in gross profit caused by the lower sales volume and the start-up costs incurred in the fourth quarter, discussed previously.

         Net interest expense decreased 30.0% to $9.2 million in 1997 from $13.1 million in 1996. This is due to the prepayment of indebtedness in November 1996 with the proceeds of the Company's initial public offering as well as a lower effective interest rate on the Company's new credit facilities, which closed in March 1997.

         The Company recognized an income tax benefit in 1997 of $0.5 million compared to $15.4 million in 1996 as a result of a lower pre-tax loss in 1997. The effective income tax rates for 1997 and 1996 were 32.9% and 38.2%, respectively. The decreased 1997 effective tax rate is due to an increase in permanent tax differences, relative to taxable loss, which resulted in a lower recorded tax benefit.

         The Company recognized an extraordinary loss of $10.3 million ($6.3 million net of taxes) in 1997 associated with the early retirement of its previous credit facility in March 1997. This charge includes the write-off of deferred financing costs ($6.3 million), prepayment penalties ($2.7 million) and costs associated with the termination of interest-rate protection agreements ($1.3 million). In 1996, the Company recognized an extraordinary gain of $0.6 million, net of taxes, due to the pay-off of subordinated debt with the proceeds from the Company's initial public offering.

         During the fourth quarter of 1997, the Financial Accounting Standards Board's Emerging Issues Task Force reached a consensus on Issue No. 97-13, "Accounting for Costs Incurred in Connection with a Consulting Contract or an Internal Project that Combines Business Process Reengineering and Information Technology Transformation." The consensus requires that the cost of business process reengineering activities, whether done internally or by third parties, is to be expensed as incurred. As a result, any remaining unamortized portion of previously capitalized business process reengineering costs is required to be written off. The cumulative impact of initially conforming to this new standard in the fourth quarter of 1997 was reported as a change in accounting principle, resulting in a charge of $9.7 million ($6.4 million net of taxes).

YEAR ENDED DECEMBER 28, 1996 COMPARED TO YEAR ENDED DECEMBER 30, 1995

         Net sales increased 19.2% to $4,125.0 million in 1996 from $3,461.8 million in 1995. The increase in net sales is primarily attributable to the acquisition of NAD on March 31, 1995. Net sales, excluding the effect of the NAD acquisition, increased to $1,916.1 million in 1996 from $1,791.2 million in 1995, a $124.9 million or 7.0% increase when compared to 1995. This increase in net sales is primarily due to increased sales to existing accounts as a result of the addition of new restaurants and increased sales volume at existing restaurants.

         Gross profit increased 18.5% to $318.2 million in 1996 compared to $268.5 million in 1995 primarily due to the increase in net sales. The gross profit percentage decreased to 7.7% in 1996 from 7.8% in 1995 due primarily to the inclusion for the entire year in 1996 of NAD sales which have a higher product cost than other Company sales.

         Operating expenses increased 18.1% to $301.3 million in 1996 from $255.2 million in 1995 primarily due to the increase in net sales. As a percentage of net sales, operating expenses declined to 7.3% in 1996 from 7.4% in 1995 due primarily to the impact of the higher product cost per unit sold by NAD.

         Losses from operations in 1996 were $27.3 million (as compared to earnings from operations of $12.6 million in 1995), as a result of restructuring charges of $10.9 million, contract-termination charges of $17.6 million, and a loss on impairment in value of long-lived assets of $15.7 million. The restructuring charges and impairment losses are related to a plan to consolidate and integrate the Company's corporate and network operations. Of the restructuring charges, approximately $7.9 million related to the termination of existing facility leases, $1.2 million represents costs to be incurred after cessation of operations in the closed facilities and $1.8 million represents all other costs. The contract-termination charges consist of $10.6 million of costs associated with terminating the distribution agreement with ARCOP, the purchasing cooperative for Arby's, and $7.0 million in costs associated with the termination of various agreements in connection with the Company's initial public offering in November 1996. The application of Statement of Financial Accounting Standards No.121, which became effective on January 1, 1996 and requires that long-lived assets be reviewed for impairment (measured based on the fair value of assets), required the Company to recognize a loss of approximately $7.3 million on land and owned buildings and $4.3 million on furniture and equipment and leasehold improvements it intends to hold and use through the completion of the plan and $4.1 million of capitalized software costs which do not meet the long-term information technology strategy of the Company. Earnings from operations excluding restructuring and contract termination charges and impairment losses were $16.9 million in 1996 compared to $13.3 million in 1995.

         Net interest expense decreased to $13.1 million in 1996 from $13.3 million in 1995. Net interest expense as a percentage of net sales decreased 17.9% from 0.39% to 0.32% as a result of lower interest rates and improved net asset turnover.

         The income tax benefit in 1996 was $15.4 million compared to an income tax provision of $0.1 million in 1995. The change in the tax benefit was attributable to the Company's greater pre-tax loss in 1996.

The 1995 provision resulted from a pre-tax loss which, due to permanent differences arising from the NAD acquisition, translated into a relatively small amount of taxable income.

         The extraordinary items in both 1996 and 1995 relate to the early retirement of debt. In 1996, the pay-off of subordinated debt with the proceeds from the initial public offering resulted in a gain of $0.6 million, net of the related tax provision of $0.4 million. In 1995, the debt refinancing associated with the NAD acquisition resulted in the write-off of unamortized deferred debt issuance costs of $0.8 million, net of the related tax benefit of $0.5 million.

LIQUIDITY AND CAPITAL RESOURCES

         The Company meets its liquidity needs through cash provided by operations, normal vendor trade-credit terms, operating leases and borrowings under its credit facilities. Excluding $18.8 million of non-recurring payments for acquisition, contract termination and restructure related items, the Company generated net cash of $0.4 million from operating activities in 1997. The Company generated net cash from operating activities of $21.3 million and $50.0 million in 1996 and 1995, respectively. The significant cash flow in 1995 was attributable to the one-time benefit of acquiring assets without assuming certain corresponding liabilities in connection with the acquisition of NAD. Cash flow in 1997 was negatively impacted primarily by an increase in inventory.

         Cash used for capital expenditures was $30.0 million in 1997, primarily for computer system upgrades ($13.3 million) and distribution facilities and equipment ($8.7 million). In 1996, the Company used $20.0 million for capital expenditures, primarily for the Company's cart delivery program ($6.6 million) and computer system upgrades ($9.5 million). Cash used in investing activities was $175.6 million in 1995, primarily to fund the NAD acquisition for $170.3 million and capital expenditures of $5.7 million (primarily for cart delivery equipment and computer systems upgrades). The Company anticipates capital expenditures of approximately $19.0 million in 1998 (consisting primarily of $9.6 million for computer system upgrades and $7.4 million for distribution facilities and equipment); however, there can be no assurance that capital expenditures will not exceed such amount.

         On November 15, 1996 the Company completed an initial public offering of 3,400,000 shares of its Class A Common Stock. The net proceeds of the offering of $43.2 million were used primarily to prepay $25.3 million in outstanding indebtedness under subordinated notes payable and repay $16.6 million of outstanding indebtedness under the Company's previous credit facility. The reduction of outstanding indebtedness with the proceeds resulted in a reduction of interest expense in 1997.

         In March 1997, the Company entered into five-year loan agreements aggregating $225 million with a group of financial institutions to replace its previous credit facility. The agreements, which consist of a $150 million accounts receivable securitization facility and a $75 million revolving-credit facility, bear interest based on either the prime rate or LIBOR plus an additional spread based on certain financial ratios and mature on March 14, 2002. The effective rate at December 27, 1997 was 7.34%. The Company is required to comply with various covenants and borrowings are subject to calculations based on accounts receivable and inventory. These agreements are secured by liens on substantially all of the Company's assets and contain various restrictions on, among other things, the Company's ability to pay dividends and dispose of assets. ProSource Receivables Corporation ("PRC"), a subsidiary of ProSource Services Corporation, the Company's principal operating subsidiary ("PSC"), is the legal borrower for the accounts receivable securitization facility. Pursuant to the terms of the accounts receivable securitization facility PSC sells, on an ongoing basis and without recourse, an undivided interest in a designated pool of trade accounts receivable to PRC. In order to maintain the designated balance in the pool of accounts receivable sold, PSC is obligated to sell undivided interests in new receivables as existing receivables are collected. PSC has retained substantially the same credit risk as if the receivables had not been sold. PSC, as agent for PRC, retains collection and administrative responsibilities on the receivables sold to PRC. The creditors for this facility have security interests in PRC's assets (consisting primarily of accounts receivable purchased from PSC) and are entitled to be satisfied by such assets prior to equity holders.

         The Company borrowed an additional $61.6 million in 1997 under its credit facilities to fund its operating, investing and other financing activities and increase its cash and cash equivalents by $9.7 million. The Company paid approximately $4.6 million in 1997 for fees associated with the early extinguishment of its previous credit facility and for deferred loan fees on its new credit facilities, which closed in March 1997. Approximately $0.6 million was paid in 1997 to acquire and retire treasury stock.

         The Company believes that the combination of cash flow generated from operations and borrowings under the existing credit facilities are sufficient to satisfy its anticipated capital expenditures and working capital needs for at least twelve months. Management may determine that it is necessary or desirable to obtain financing for growth through additional bank borrowings or the issuance of new debt or equity securities.

         The Company is a holding company with no independent operations or assets other than an investment in its operating subsidiaries and, as such, is dependent on its operating subsidiaries to obtain cash flow. The Company's credit agreements include certain restrictive covenants which limit the flow of funds from the Company's subsidiaries to the parent company. Such covenants are not expected to have a material effect on the ability of the parent to meet its cash obligations.

IMPACT OF FLUCTUATION IN PRODUCT COST AND INFLATION

         A majority of the restaurants served by the Company purchase products from the Company based on product cost plus a negotiated fixed dollar amount per unit of measure. As a result, the Company's gross margin percentage may be positively or negatively impacted as the product cost per unit of measure decreases or increases, respectively. The Company's product mix changed substantially in 1995 as a result of the NAD acquisition because casual dining chain restaurants (which constituted the substantial portion of restaurants served by NAD), particularly those which serve seafood, have a higher average product cost per unit of measure than quick service chain restaurants, thereby reducing gross margin as a percentage of sales. Similarly, periods of inflation in food and other product prices result in higher sales values and product costs per unit of measure. While such increases do not affect the Company's gross profit, they do result in a lower gross profit percentage. However, inflation in operating expenses without corresponding productivity improvements can have a negative effect on the Company's operating results as operating expenses increase while gross profit remains constant. Conversely, periods of deflation can have a positive effect on the Company's results.

INFORMATION SYSTEMS AND THE IMPACT OF THE YEAR 2000

         Since 1995, the Company has been actively engaged in a program to replace and/or upgrade its significant transaction processing systems. This effort was initiated to effect the integration of acquired businesses. As a result of this program, the Company believes that it will be Year 2000 compliant on all of its significant applications by the end of 1998. In addition, the Company at this time does not believe that the cost of Year 2000 remediation for its transaction processing systems will have a material financial impact on the Company's financial operations over the next two years. The Company has engaged a firm to conduct an outside review to ensure the Company's entire enterprise compliance readiness. Until this review is complete, however, there can be no assurance that significant efforts will not be required to ensure Year 2000 compliance, including with respect to its customer and vendor relationships. See "Liquidity and Capital Resources."

QUARTERLY RESULTS AND SEASONALITY

         Set forth is summary information with respect to the Company's operations for the most recent eight fiscal quarters. Historically, the restaurant and foodservice business is seasonal with lower sales in the first calendar quarter. Furthermore, the Company may experience quarterly fluctuations in net sales depending on the timing of any acquisitions or lost accounts. Management believes the Company's quarterly results will continue to be impacted by the seasonality of the restaurant business and the timing of any future acquisitions or lost business.

         The 1996 and first three quarters of 1997 income (loss) per share amounts have been restated to comply with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". For further discussion of this and the impact of Statement No. 128, see the notes to the consolidated financial statements.


                                                                           Fiscal Year Ended 1997
                                                       ---------------------------------------------------------------
                                                             1st             2nd             3rd             4th
                                                           Quarter       Quarter (a)       Quarter         Quarter
                                                       --------------- --------------- --------------- ---------------
                                                                    (In millions, except per share data)
Net sales                                                $1,017.0        $  970.8      $  945.8     $  967.6
Gross profit                                                 80.6            76.2          77.3         75.7
Income (loss) from operations                                 2.5             2.6           4.3         (1.7)
Income (loss) before extraordinary item and
     cumulative effect of a change in
     accounting principle                                     0.2             0.1           0.7         (2.0)
Net income (loss)                                            (6.1)            0.1           0.7         (8.4)
Net income (loss) per common share - basic
     and diluted                                            (0.64)            0.01          0.08       (0.90)

                                                                           Fiscal Year Ended 1996
                                                       ---------------------------------------------------------------
                                                             1st             2nd             3rd             4th
                                                           Quarter         Quarter         Quarter         Quarter
                                                       --------------- --------------- --------------- ---------------
                                                                    (In millions, except per share data)
Net sales                                                 $   968.7      $ 1,045.4       $ 1,053.5       $ 1,057.4
Gross profit                                                   73.2           81.9            80.8            82.3
Income (loss) from operations                                 (26.9)           5.6             5.8           (11.8)
Income (loss) before extraordinary item                       (19.2)           1.2             1.4            (8.4)
Net income (loss)                                             (19.2)           1.2             1.4            (7.8)
Net income (loss) per common share - basic                     (3.61)          0.23            0.26           (1.07)
Net income (loss) per common share - diluted                   (3.61)          0.23            0.25           (1.07)


(a) Includes the effects resulting from the Company's decision to terminate its distribution contract with ARCOP, the purchasing cooperative for Arby's, effective April 1, 1997.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.





                                 PROSOURCE, INC.

                   Index to Consolidated Financial Statements








Independent Auditors' Report...........................................V-17

Audited Consolidated Financial Statements:

         Consolidated Balance Sheets...................................V-18

         Consolidated Statements of Operations.........................V-19

         Consolidated Statements of Stockholders' Equity...............V-20

         Consolidated Statements of Cash Flows.........................V-21

         Notes to Consolidated Financial Statements....................V-22

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
ProSource, Inc.:



We have audited the accompanying consolidated balance sheets of ProSource, Inc. and subsidiaries as of December 27, 1997 and December 28, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 27, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ProSource, Inc. and subsidiaries as of December 27, 1997 and December 28, 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 27, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 13 to the consolidated financial statements, the Company changed its method of capitalization of business process reengineering activities in the fourth quarter of 1997.

KPMG PEAT MARWICK LLP

/s/KPMG PEAT MARWICK LLP

Miami, Florida
February 20, 1998

                                 PROSOURCE, INC.
                           CONSOLIDATED BALANCE SHEETS
                     December 27, 1997 and December 28, 1996
                 (In thousands, except share and per-share data)


                                    Assets                                           1997           1996
                                    ------                                           ----           ----
Current assets:
    Cash and cash equivalents                                                    $    12,501    $     2,763
    Accounts receivable, net of allowance for doubtful accounts of
       $4,085 and $2,334 respectively                                                222,247        219,340
    Inventories                                                                      160,621        144,040
    Deferred income taxes, net                                                         7,190         10,914
    Prepaid expenses and other current assets                                          8,434          7,373
                                                                                 -----------    -----------
                  Total current assets                                               410,993        384,430

Property and equipment, net                                                           59,961         49,637
Intangible assets, net                                                                39,883         41,436
Deferred income taxes, net                                                            28,802         16,100
Other assets                                                                           8,462         12,121
                                                                                 -----------    -----------

                  Total assets                                                   $   548,101    $   503,724
                                                                                 ===========    ===========
                     Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable                                                             $   277,953    $   254,907
    Accrued liabilities                                                               27,012         42,475
    Current portion of long-term debt                                                    --           1,500
                                                                                 -----------    -----------
                  Total current liabilities                                          304,965        298,882

Long-term debt, less current portion                                                 174,200        111,084
Other noncurrent liabilities                                                           4,521         15,243
                                                                                 -----------    -----------
                  Total liabilities                                                  483,686        425,209
                                                                                 -----------    -----------


Commitments and contingencies

Stockholders' equity:
    Preferred stock, $.01 par value
        Authorized 10,000,000 shares: none issued                                        --             --
    Class A common stock, $.01 par value
       Authorized 50,000,000 shares; issued and outstanding 3,496,499
       shares and 3,400,000 shares, respectively                                          35             34
    Class B common stock, $.01 par value
       Authorized 10,000,000 shares; issued and outstanding 5,856,756
       shares and 5,963,856 shares, respectively                                          58             60
    Additional paid-in capital                                                       104,934        105,256
    Accumulated deficit                                                              (40,580)       (26,901)
    Accumulated foreign-currency translation adjustments                                 (32)            66
                                                                                 -----------    -----------

                  Total stockholders' equity                                          64,415         78,515
                                                                                 -----------    -----------

                  Total liabilities and stockholders' equity                     $   548,101    $   503,724
                                                                                 ===========    ===========


See accompanying notes to consolidated financial statements.

                                PROSOURCE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         Years ended December 27, 1997,
                     December 28, 1996 and December 30, 1995
                 (In thousands, except share and per-share data)


                                                                                          1997           1996               1995
                                                                                          ----           ----               ----
Net sales                                                                          $ 3,901,165    $ 4,125,054        $ 3,461,837

Cost of sales                                                                        3,591,368      3,806,811          3,193,270
                                                                                   -----------    -----------        -----------
       Gross profit                                                                    309,797        318,243            268,567

Operating expenses, including management fees to Onex of
    $0, $729 and $808, respectively                                                    302,080        301,295            255,216

Loss on impairment of long-lived assets                                                   --           15,733               --

Restructuring and contract-termination charges                                            --           28,466                711
                                                                                   -----------    -----------        -----------

       Income (loss) from operations                                                     7,717        (27,251)            12,640

Interest expense, including interest to Onex of $0, $1,888
    and $1,738, respectively                                                           (11,745)       (14,824)           (14,678)

Interest income                                                                          2,552          1,694              1,339
                                                                                   -----------    -----------        -----------

       Loss before income taxes, extraordinary items and
          cumulative effect of a change in accounting
             principle                                                                  (1,476)       (40,381)              (699)

Income tax benefit (provision)                                                             485         15,410                (85)
                                                                                   -----------    -----------        -----------

       Loss before extraordinary items and cumulative
          effect of a change in accounting principle                                      (991)       (24,971)              (784)

Extraordinary (loss) gain on early retirement of debt, net of income tax benefit
    (provision) of $4,073, $(397) and $502,
    respectively                                                                        (6,262)           610               (772)

Cumulative effect of a change in accounting principle, net
    of income tax benefit of $3,293                                                     (6,426)          --                 --
                                                                                   -----------    -----------        -----------


       Net loss                                                                    $   (13,679)   $   (24,361)       $    (1,556)
                                                                                   ===========    ===========        ===========

Net loss per common share (basic and diluted):

Loss before extraordinary items and cumulative
    effect of a change in accounting principle                                     $     (0.11)   $     (4.31)       $     (0.18)

Extraordinary items, net                                                                 (0.67)          0.11              (0.17)

Cumulative effect of a change in accounting principle, net                               (0.69)          --                 --
                                                                                   -----------    -----------        -----------

       Net loss per common share                                                   $     (1.47)   $     (4.20)       $     (0.35)
                                                                                   ===========    ===========        ===========


Weighted average number of shares                                                    9,333,527      5,795,676          4,440,692


See accompanying notes to consolidated financial statements.

                                PROSOURCE, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                         Years ended December 27, 1997,
                     December 28, 1996 and December 30, 1995
                        (In thousands, except share data)



                                                                                        Additional
                                                                 Common Stock            paid-in       Accumulated
                                                                 Class A   Class B       capital         deficit
                                                                 -------   -------       -------         -------
Balance, December 25, 1994                                        $--       $ 23        $  23,504        $   (984)

    Issuance of 2,858,500 Class B shares                           --         29           28,556            --
    Acquisition and retirement of 23,000 Class B shares            --        --              (222)           --
    Net loss                                                       --        --              --            (1,556)
    Foreign-currency translation adjustments                       --        --              --              --
                                                                  ---       ----        ---------        --------

Balance, December 30, 1995                                         --         52           51,838          (2,540)

    Issuance of 3,400,000 Class A shares, net                      34        --            43,193            --
    Amendment to 1995 Option Plan                                  --        --             1,224            --
    Issuance of 285,714 Class B shares to Onex                     --          3            3,997            --
    Conversion of subordinated notes payable to Onex
       into 459,242 Class B shares                                 --          5            4,594            --
    Issuance of 61,500 Class B shares                              --        --               615            --
    Acquisition and retirement of 20,000 Class B shares            --        --              (205)           --
    Net loss                                                       --        --              --           (24,361)
    Foreign-currency translation adjustments                       --        --              --              --
                                                                  ---       ----        ---------        --------

Balance, December 28, 1996                                         34         60          105,256         (26,901)

    Issuance of 33,799 Class A shares under the Employee
       Stock Purchase Plan                                         --        --               204            --
    Acquisition and retirement of 44,400 Class B shares            --         (1)            (554)           --
    Conversion of 62,700 Class B shares into 62,700 Class A
       shares                                                       1         (1)            --              --
    Compensation expense accrued under the 1997
       Directors Stock Option Plan                                 --        --                28            --
    Net loss                                                       --        --              --           (13,679)
    Foreign-currency translation adjustments                       --        --              --              --
                                                                  ---       ----        ---------        --------

Balance, December 27, 1997                                        $35       $ 58        $ 104,934        $(40,580)
                                                                  ===       ====        =========        ========

                                                                     Accumulated
                                                                       foreign-
                                                                       currency
                                                                     translation
                                                                     adjustments      Total
                                                                     -----------      -----
Balance, December 25, 1994                                             $--         $ 22,543

    Issuance of 2,858,500 Class B shares                                --           28,585
    Acquisition and retirement of 23,000 Class B shares                 --             (222)
    Net loss                                                            --           (1,556)
    Foreign-currency translation adjustments                             71              71
                                                                       ----        --------

Balance, December 30, 1995                                               71          49,421

    Issuance of 3,400,000 Class A shares, net                           --           43,227
    Amendment to 1995 Option Plan                                       --            1,224
    Issuance of 285,714 Class B shares to Onex                          --            4,000
    Conversion of subordinated notes payable to Onex
       into 459,242 Class B shares                                      --            4,599
    Issuance of 61,500 Class B shares                                   --              615
    Acquisition and retirement of 20,000 Class B shares                 --             (205)
    Net loss                                                            --          (24,361)
    Foreign-currency translation adjustments                             (5)             (5)
                                                                       ----        --------

Balance, December 28, 1996                                               66          78,515

    Issuance of 33,799 Class A shares under the Employee
       Stock Purchase Plan                                              --              204
    Acquisition and retirement of 44,400 Class B shares                 --             (555)
    Conversion of 62,700 Class B shares into 62,700 Class A
       shares                                                           --             --
    Compensation expense accrued under the 1997
       Directors Stock Option Plan                                      --               28
    Net loss                                                            --          (13,679)
    Foreign-currency translation adjustments                            (98)            (98)
                                                                       ----        --------

Balance, December 27, 1997                                             $(32)       $ 64,415
                                                                       ====        ========


See accompanying notes to consolidated financial statements.

                                 PROSOURCE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                         Years ended December 27, 1997,
                     December 28, 1996 and December 30, 1995
                 (In thousands, except share and per-share data)


                                                                                                      1997        1996         1995
                                                                                                      ----        ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                                     $ (13,679)   $(24,361)   $  (1,556)
    Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
       Depreciation and amortization                                                                11,231      10,937       12,693
       Bad debt expense                                                                              2,275       1,682        1,845
       Loss (gain) on early retirement of debt                                                      10,335      (1,007)       1,274
       Cumulative effect of a change in accounting principle                                         9,719        --           --
       Deferred income tax benefit                                                                  (8,978)    (14,085)      (1,749)
       Loss on impairment of long-lived assets                                                        --        15,733         --
       Noncash contract-termination charges                                                           --         5,224         --
       Gain on sales of property and equipment                                                        (655)       (154)        (184)
       Changes in operating assets and liabilities, net of effects of companies acquired
              (Increase) decrease in accounts receivable                                            (5,182)      9,067      (13,441)
              (Increase) decrease in inventories                                                   (16,581)     (3,608)       7,706
              Increase in prepaid expenses and other assets                                         (3,949)    (13,854)      (1,208)
              Increase in accounts payable                                                          23,046      12,262       43,518
              (Decrease) increase in accrued and other noncurrent liabilities                      (25,952)     23,450        1,099
                                                                                                 ---------    --------    ---------
                 NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES                               (18,370)     21,286       49,997
                                                                                                 ---------    --------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                                           (29,997)    (19,987)      (5,683)
    Proceeds from sales of property and equipment                                                    1,786         154          362
    Payment for purchase of net assets acquired                                                       --          --       (170,279)
                                                                                                 ---------    --------    ---------
                 NET CASH USED IN INVESTING ACTIVITIES                                             (28,211)    (19,833)    (175,600)
                                                                                                 ---------    --------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayments of long-term debt to Onex                                                              --       (15,000)      (2,085)
    Repayments of long-term debt to others                                                        (589,701)   (558,902)    (578,813)
    Borrowings on long-term debt from Onex                                                            --          --         18,750
    Borrowings on long-term debt from others                                                       651,317     528,633      660,491
    Fees incurred in conjunction with long-term debt                                                (4,644)       --           --
    Proceeds from issuance of common stock to Onex                                                    --         7,000       26,500
    Proceeds from issuance of common stock to others                                                  --        37,464        2,085
    Payments to acquire and retire treasury stock                                                     (555)       (205)        (222)
                                                                                                 ---------    --------    ---------
                 NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                56,417      (1,010)     126,706
                                                                                                 ---------    --------    ---------

Effect of exchange-rate changes on cash                                                                (98)         (5)          71
                                                                                                 ---------    --------    ---------
                 NET INCREASE IN CASH AND CASH EQUIVALENTS                                           9,738         438        1,174
                                                                                                 ---------    --------    ---------

Cash and cash equivalents at beginning of year                                                       2,763       2,325        1,151
                                                                                                 ---------    --------    ---------
Cash and cash equivalents at end of year                                                         $  12,501    $  2,763    $   2,325
                                                                                                 =========    ========    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION: Cash paid during the year for:
       Interest to Onex                                                                          $    --      $  2,927    $      41
                                                                                                 =========    ========    =========
       Interest to others                                                                        $  10,938    $ 16,435    $  12,291
                                                                                                 =========    ========    =========
       Income taxes, net of refunds                                                              $    --      $   --      $     993
                                                                                                 =========    ========    =========


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

In October 1997, the Company issued 33,799 Class A common shares to employees under the 1997 Employee Stock Purchase Plan at $6.035 per share in exchange for accrued compensation totaling $204.

During 1997, the Company recognized $28 of compensation expense associated with the 1997 Directors Stock Option Plan.

See accompanying notes to consolidated financial statements.

                                 PROSOURCE, INC.
                   Notes to Consolidated Financial Statements
     Years Ended December 27, 1997, December 28, 1996 and December 30, 1995

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      THE BUSINESS

                  ProSource, Inc. (the "Company") provides foodservice distribution services to chain restaurants in North America and provides purchasing and logistics services to the foodservice market. The Company's 3,400 associates serve approximately 12,700 restaurants, consisting primarily of Burger King, Red Lobster, Long John Silver's, Olive Garden, TGIFriday's, Chick-fil-A, Chili's, Sonic, TCBY and Wendy's restaurant concepts, from 34 distribution centers and its Corporate Support Center in Coral Gables, Florida.

                  The Company operates through ProSource Services Corporation ("PSC"), a wholly owned subsidiary, and PSC's four main wholly-owned operating subsidiaries, ProSource Distribution Services Limited ("ProSource Canada"), BroMar Services, Inc. ("BroMar"), ProSource Receivables Corporation ("PRC"), and PSD Transportation Services, Inc. ("PSD"). PSC commenced operations in July 1992. PRC and PSD commenced operations during fiscal 1997. The consolidated financial statements include the results of the operations of PSC, PRC and PSD from their inception and the results of operations of ProSource Canada and BroMar, which were formed or acquired by the Company in connection with the acquisition of the National Accounts Division ("NAD") of The Martin-Brower Company ("Martin-Brower"), since the date of acquisition. The Company is a subsidiary of Onex Corporation (collectively with its affiliates, "Onex"), a company traded on the Toronto and Montreal stock exchanges.

                  The Company operates on a 52- to 53-week accounting year, ending on the last Saturday of each calendar year.

         (b)      PRINCIPLES OF CONSOLIDATION

                  The consolidated financial statements include the accounts of the Company and its subsidiaries. Operations of the companies and businesses acquired have been included in the accompanying consolidated financial statements from their respective dates of acquisition. All significant intercompany accounts and transactions have been eliminated in consolidation.

         (c)      USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 PROSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (d)      CASH AND CASH EQUIVALENTS

                  Cash on hand and in banks and short-term securities with maturities of three months or less when purchased are considered cash and cash equivalents.

         (e)      INVENTORIES

                  Inventories, consisting primarily of food items, are stated at the lower of cost or net realizable value. Cost is determined using the weighted-average-cost method and the first-in, first-out method. Cost of inventory using the weighted-average-cost method represents 34%, 32% and 32 % of inventories in 1997, 1996, and 1995, respectively.

         (f)      PROPERTY AND EQUIPMENT

                  Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the lease term or estimated useful lives of the related assets.

                  Costs of normal maintenance and repairs are charged to expense when incurred. Replacements or betterments of properties are capitalized. When assets are retired or otherwise disposed of, their cost and the applicable accumulated depreciation and amortization are removed from the accounts, and the resulting gain or loss is reflected in the consolidated statements of operations.

         (g)      INTANGIBLE ASSETS

                  Intangible assets are amortized using the straight-line method over the following periods:

                           Goodwill                                    40 years
                           Noncompete agreements                        5 years
                           Customer lists                              12 years

                  Goodwill represents the excess of cost over fair value of net assets acquired. The Company periodically evaluates the recoverability of recorded costs for goodwill based upon estimations of future undiscounted related operating income from the acquired companies. Should the Company determine it probable that future estimated undiscounted related operating income from any of its acquired companies will be less than the carrying amount of the associated goodwill, an impairment of goodwill would be recognized, and goodwill would be reduced to the amount estimated to be recoverable. The Company believes that no material impairment existed at December 27, 1997 and December 28, 1996.

                                 PROSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (h)      DEFERRED DEBT-ISSUANCE COSTS

                  Included in other assets are deferred debt-issuance costs which are amortized over the term of the related debt.

         (i)      SELF-INSURANCE

                  The Company self-insures up to certain retention limits under its workers' compensation (except for a period during 1996-1997), auto liability and medical and dental insurance programs. Costs in excess of retention limits are insured under various contracts with insurance carriers. Estimated costs for claims for which the Company is responsible are determined based on historical claims experience, adjusted for current trends. The liability related to workers' compensation is discounted to net present value using a risk-free treasury rate for maturities that match the expected settlement periods. At December 27, 1997 and December 28, 1996, the estimated accrued liabilities related to workers' compensation were approximately $3.3 million and $4.4 million, respectively, net of a discount of approximately $1.0 million and $1.6 million, respectively.

         (j)      NET LOSS PER COMMON SHARE

                  In February 1997, Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" was issued. SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform with the requirements of SFAS No. 128.

         (k)      INCOME TAXES

                  The Company and its wholly-owned domestic subsidiaries file consolidated federal and state tax returns in the United States. Separate foreign tax returns are filed for the Company's Canadian subsidiary. The Company follows the asset and liability method of accounting for income taxes prescribed by SFAS No. 109, "Accounting for Income Taxes". Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the year that includes the enactment date.

                                 PROSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (l)      TRANSLATION OF FOREIGN CURRENCY

                  The accounts of ProSource Canada are translated into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation". Consequently, all balance sheet accounts are translated at the current exchange rate. Income and expense accounts are translated at the average exchange rates in effect during the year. Adjustments resulting from the translation are included in accumulated foreign-currency translation adjustments as a component of stockholders' equity.

         (m)      IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

                  In June 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components. In June 1997, the FASB also issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for reporting information about a company's operating segments and related disclosures about its products, services, geographic areas of operations and major customers. Both statements will be adopted by the Company in 1998. Management believes the adoption of these statements will not materially impact the Company's results of operations, cash flows or financial position.

         (n)      FAIR VALUE OF FINANCIAL INSTRUMENTS

                  The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of their short-term maturities. The carrying amounts reported for long-term debt approximate fair value because they are variable-rate instruments that reprice monthly.

         (o)      RECLASSIFICATIONS

                  Certain amounts previously presented in the financial statements of prior years have been reclassified to conform to the current year presentation.

(2)      BUSINESS COMBINATIONS

         On March 31, 1995, the Company completed the acquisition of substantially all of the assets and the assumption of certain liabilities of NAD from Martin-Brower. The total cost of the acquisition of $170 million was funded through a borrowing of $116 million under the Company's previous revolving credit facility, a $9 million note payable to Martin-Brower (net of a discount to reflect a constant interest rate), $18.5 million in notes payable to Onex, and the issuance of 2,650,000 shares of the Company's Class B common stock, valued at approximately $26.5 million. The acquisition has been accounted for under the purchase method of accounting. The accompanying consolidated financial statements include the assets acquired of approximately $232 million, consisting primarily of accounts receivable and inventories, and liabilities assumed of approximately $87 million,

                                 PROSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995

(2)      BUSINESS COMBINATIONS (CONTINUED)

         consisting primarily of trade accounts payable, based on their estimated fair values at the acquisition date. As a result of this transaction, the Company recorded goodwill of approximately $25 million. In addition, the Company incurred an extraordinary charge relating to the write-off of approximately $0.8 million of unamortized deferred-debt issuance costs on debt repaid at the acquisition date.

         On March 30, 1996, the Company revised its estimates of certain costs related to the acquisition by $12 million. The effect of the revision increased acquisition-related liabilities by $12 million, deferred tax assets by approximately $4.4 million and goodwill by approximately $7.6 million. During 1997, the Company reviewed the adequacy of its reserve associated with the NAD acquisition and concluded that the costs of integrating NAD would be higher than originally anticipated, principally due to employee related costs. As a result, in 1997 the Company increased the acquisition reserve by reclassifying $3.4 million from the restructuring reserve (see note 3). Management believes that the recorded acquisition reserve at December 27, 1997 is sufficient to cover all remaining costs associated with the integration of NAD.

(3)      RESTRUCTURING, TERMINATION CHARGES AND IMPAIRMENT OF LONG-LIVED ASSETS

         In conjunction with the NAD acquisition, the Company incurred restructuring costs of approximately $0.7 million in 1995 primarily relating to costs incurred to consolidate and integrate certain functions and operations. In 1996, as a result of a study to analyze, among other things, ways to integrate the NAD operations, improve customer service, reduce operating costs and increase existing warehouse capacity, the Company adopted a plan, which was approved by its Board of Directors, to consolidate and integrate its corporate and network operations, including the closing of 19 distribution facilities under lease agreements and 11 owned distribution facilities. As a result, in the first quarter of 1996, the Company accrued restructuring charges of $10.9 million, primarily related to the termination of the existing facility leases and employee related costs. The Company began the integration of some of these facilities, including communications to its employees and its customers in 1996. During 1997, the Company undertook a thorough evaluation of each specific facility's return on investment and alternative uses. As a result, the Company now intends to close 10 distribution facilities currently leased and 9 distribution facilities currently owned. The Company expects to complete the plan in stages through the year 2002. During 1997 and 1996, the Company paid in the aggregate $1.7 million and $2.8 million, respectively, in costs primarily related to facility leases and relocation costs. In addition, during 1997 the Company reclassified $3.4 million to acquisition related liabilities, which had no impact on 1997 operating results. As of December 27, 1997, the Company had approximately $3.0 million of accrued unpaid restructuring charges. Management believes that the remaining accrued restructuring charges, which consist primarily of costs associated with the termination of existing facility leases, are adequate to complete its plans.

         The significant change brought about by the plan to integrate and consolidate the existing distribution network impaired the value of long-lived assets to be held and used until the plan is completed. As a result, in conjunction with the recording of the restructuring reserves in the first quarter of 1996, the Company recognized a loss on impairment in value of long-lived assets. The loss consisted of $7.3 million of land and owned buildings, $4.3 million of furniture and equipment and leasehold improvements management plans to hold and use through the completion of the plan,

                                 PROSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995

(3) RESTRUCTURING, TERMINATION CHARGES AND IMPAIRMENT OF LONG-LIVED ASSETS (CONTINUED)

         and $4.1 million of capitalized software costs which do not meet the long-term information technology strategy of the Company. The Company measured the amount of the loss by comparing fair value of the land and the owned buildings (determined by independent appraisals and updated with current comparisons to similar assets) to capitalized cost. The carrying value of furniture and equipment and capitalized software costs was written down to net realizable value since it is being replaced.

         The Company discontinued its distribution services to Arby's restaurants effective April 1, 1997. In connection therewith, as of December 28, 1996, the Company accrued approximately $10.6 million of costs associated with the termination of this agreement. During 1997, the Company paid and charged in the aggregate $9.1 million in costs primarily related to lease costs in connection with idle equipment and warehouse space and costs associated with rerouting the Company's transportation fleet required as a result of the loss of the Arby's business. In addition, the Company reclassified approximately $1.2 million to the allowance for doubtful accounts receivable to reserve against outstanding Arby's accounts receivable. As of December 27, 1997, the Company had approximately $0.3 million of accrued unpaid termination charges which management believes will be paid during 1998.

(4)      PROPERTY AND EQUIPMENT

         Property and equipment and related depreciable lives were as follows (in thousands):

                                                   December 27,      December 28,        Depreciable
                                                      1997              1996                Lives
                                                   -----------       ------------     ---------------
        Land                                       $ 3,662           $ 3,636                 --
        Buildings and improvements                  17,092            16,413           15 to 40 years
        Warehouse and transportation
            equipment                               25,592            24,465           3 to 10 years
        Computer software                            7,391             4,262           1 1/2to 5 years
        Leasehold improvements                       8,966             4,384           3 to 13 years
        Office equipment                             8,209             7,261           3 to 7 years
        Projects in progress                        18,456            11,760                 --
                                                   -------           -------

                                                    89,368            72,181
        Less accumulated
        depreciation                                29,407            22,544
                                                   -------           -------
            and amortization
        Property and equipment, net                $59,961           $49,637
                                                   =======           =======


(5)      INTANGIBLE ASSETS

         Intangible assets consisted of the following (in thousands):

                                 PROSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995

                                         December 27,     December 28,
                                             1997             1996
                                         -----------     ------------
        Goodwill                          $41,298           $41,298
        Identifiable intangibles            3,870             3,870
                                          -------           -------
                                           45,168            45,168
        Less accumulated amortization       5,285             3,732
                                          -------           -------
        Intangible assets, net            $39,883           $41,436
                                          =======           =======

(6)      LONG-TERM DEBT

         Long-term debt consisted of the following loan agreements with banks (in thousands):

                                                                   December 27,        December 28,
                                                                       1997               1996
                                                                   ------------        ------------
     $150 million accounts receivable securitization facility,
              due March 14, 2002                                    $125,000             $     --
     $75 million revolving credit facility, due March 14, 2002        49,200                   --
     $210 million revolving credit facility, retired and repaid
              March 14, 1997                                              --               84,834
     $15 million term-loan facility, retired and repaid
              March 14, 1997                                              --               12,750
     $15 million term-loan facility, retired and repaid
              March 14, 1997                                              --               15,000
                                                                    --------             --------
              Total long-term debt                                   174,200              112,584
     Less current portion                                                 --                1,500
                                                                    --------             --------
              Long-term debt, less current portion                  $174,200             $111,084
                                                                    ========             ========

         (a)      EXISTING CREDIT FACILITIES

                  In March, 1997, the Company entered into two five-year loan agreements aggregating $225 million (the "Existing Credit Facilities") with a group of financial institutions to replace its previous credit facility. In connection with this early retirement of long-term debt, the Company recorded a pre-tax extraordinary charge of $10.3 million ($6.3 million net of taxes) in the first quarter of fiscal 1997. This charge reflected the write-off of deferred financing costs of $6.3 million, prepayment penalties of $2.7 million and $1.3 million in costs associated with the termination of interest-rate protection agreements.

                  The Existing Credit Facilities bear interest based on either the prime rate or LIBOR plus an additional spread based on certain financial ratios and mature on March 14, 2002. The effective rate at December 27, 1997 was 7.34%. The Company is required to comply with various covenants in connection with the Existing Credit Facilities and borrowings are subject to calculations based on accounts receivable and inventory. The revolving credit facility is secured by liens on substantially all of the Company's assets and contains various restrictions on, among other things, the Company's ability to pay dividends and dispose of assets. Additionally, in the event of a change in control, the outstanding principal amount of these facilities shall become due and payable. PRC is the legal borrower for the accounts

                                 PROSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995

(6)      LONG-TERM DEBT(CONTINUED)

                  receivable securitization facility. Pursuant to the terms of the accounts receivable securitization facility PSC sells, on an ongoing basis and without recourse, an undivided interest in a designated pool of trade accounts receivable to PRC. In order to maintain the designated balance in the pool of accounts receivable sold, PSC is obligated to sell undivided interests in new receivables as existing receivables are collected. PSC has retained substantially the same credit risk as if the receivables had not been sold. PSC, as agent for PRC, retains collection and administrative responsibilities on the receivables sold to PRC. The creditors for this facility have security interests in PRC's assets (consisting primarily of accounts receivable purchased from PSC) and are entitled to be satisfied by such assets prior to equity holders. The Company pays a quarterly variable commitment fee, as defined in the agreements, based on the unused portion of the facilities which fee averaged 0.33% of such unused portion during 1997. At December 27, 1997, the Company had approximately $35 million available under the Existing Credit Facilities.

         (b)      PREVIOUS CREDIT FACILITY

                  On March 31, 1995, in conjunction with the acquisition of NAD, the Company entered into a $240 million Loan and Security Agreement (the "Previous Credit Facility") with a group of banks that was retired and repaid before its maturity on March 14, 1997. The Previous Credit Facility provided for a revolving-credit facility of up to $210 million and term loans aggregating $30 million. The interest rate on the Previous Credit Facility was reset every month to reflect current market rates. The effective rate during fiscal 1996 and 1995 was 8.7 percent. This rate reflected the effect of interest-rate protection agreements, which were terminated on March 14, 1997 in connection with the retirement of this facility.

(7)      LEASES

         The Company leases certain of its facilities, vehicles and other equipment under long-term operating leases. Certain transportation equipment leases call for contingent rental payments based upon total miles. Future minimum lease payments under non-cancelable operating leases as of December 27, 1997, by fiscal year are as follows (in thousands):

              1998                                   $ 28,600
              1999                                     25,183
              2000                                     22,222
              2001                                     18,342
              2002                                     13,581
              Thereafter                               36,315
                                                     --------
              Total                                  $144,243
                                                     ========

         Rent expense, including contingent rental expense, was approximately $36.8 million, $39.3 million and $30.6 million during fiscal years 1997, 1996 and 1995, respectively.

                                 PROSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995

(8)      INCOME TAXES

         The income tax benefit (provision) before extraordinary items and cumulative effect of a change in accounting principle for fiscal years 1997, 1996 and 1995, respectively, consisted of the following (in thousands):

                                                            1997            1996            1995
                                                          --------        --------        --------
        Current taxes:
             Federal                                      $   (582)       $    937        $ (1,236)
             State                                            (545)             (9)           (408)
                                                          --------        --------        --------
                 Total current taxes                        (1,127)            928          (1,644)
                                                          --------        --------        --------

        Deferred taxes, excluding other components:
              Federal                                        1,170          11,449           1,126
              State                                            404           3,217             264
                                                          --------        --------        --------
                 Total deferred taxes, excluding
                   other components                          1,574          14,666           1,390
                                                          --------        --------        --------

        Other:
              Alternative minimum tax-credit
                  (utilization) carryforwards                   38            (184)            666
              Utilization of operating-loss                                     --            (497)
                                                                          --------        --------
              carryforwards                                     --
                                                          --------
                 Total other                                    38            (184)            169
                                                          --------        --------        --------

        Income tax benefit (provision)                    $    485        $ 15,410        $    (85)
                                                          ========        ========        ========

         The following table summarizes the differences between the Company's effective income tax rate and the statutory Federal income tax rate for fiscal years 1997, 1996 and 1995:

                                                                1997           1996           1995
                                                              -------        -------         -----
        Statutory federal income tax rate                       34.0%          34.0%          34.0%
        Increase (decrease) resulting from:
              State income taxes (net of federal taxes)          5.0            5.2          (16.9)
              Goodwill amortization                             (0.7)          (0.3)         (10.9)
              Other                                             (5.4)          (0.7)         (18.4)
                                                              ------         ------         ------
                                                                32.9%          38.2%         (12.2)%
                                                              ======         ======         ======

                                 PROSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995

(8)      INCOME TAXES (CONTINUED)


         The tax effects of each type of temporary difference that gave rise to the Company's deferred tax assets and deferred tax liabilities at December 27, 1997 and December 28, 1996 are as follows (in thousands):

                                                                            1997            1996
                                                                         --------        --------
        Deferred tax assets:
             Acquisition-related expenses                                $  1,262        $  3,567
             Accounts receivable, principally due to allowance for
                 doubtful accounts                                          2,011           1,222
             Property, plant and equipment, principally due to
                 differences in depreciation                                1,063           1,935
             Self-insurance reserves                                        3,355           3,493
             Impairment of long-lived assets                                3,231           4,036
             Restructuring and contract-termination charges                 3,224           8,121
             Benefit of federal and state net operating-loss
                 carryforwards                                             23,933           5,797
             Other                                                          2,682           2,025
                                                                         --------        --------
                 Total deferred tax assets                                 40,761          30,196
             Less valuation allowance                                          --              --
                                                                         --------        --------
                 Total deferred tax assets, net                          $ 40,761        $ 30,196
                                                                         ========        ========

        Deferred tax liabilities:
             Computer software                                           $ (3,225)       $ (1,811)
             Acquisition-related liabilities                               (1,138)           (803)
             Other                                                           (406)           (568)
                                                                         --------        --------

                 Total deferred tax liabilities                            (4,769)         (3,182)
                                                                         --------        --------

                 Net deferred tax assets                                 $ 35,992        $ 27,014
                                                                         ========        ========

         In order to fully realize the net deferred tax assets at December 27, 1997, the Company will need to generate future taxable income of approximately $90 million. Management believes that it is more likely than not that the Company's deferred tax asset will be realized as a result of future taxable income, expected to be generated based on the Company's reasonable projections of future earnings. The Company anticipates that increases in taxable income will result primarily from
         (i) future projected revenue and gross margin growth through the addition of new restaurant chains and the expansion of services provided to new and existing restaurant chains, (ii) a reduction in interest expense due to a reduction in its indebtedness, (iii) cost savings through its corporate and network consolidation plan and (iv) other cost-reduction initiatives. In addition, management believes reasonable tax planning strategies and other potential transactions will be available that could be used to realize the deferred tax asset before the expiry of any material net operating losses, which will not begin to occur until after 2010.

                                 PROSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995

(8)      INCOME TAXES (CONTINUED)

         At December 27, 1997 and December 28, 1996, other current assets included income taxes receivable of approximately $0.4 million and $1.5 million, respectively, which consisted primarily of overpayments of tax liabilities and pending carryback refund claims. United States federal income tax returns for fiscal years 1992 and 1993 are currently under examination by the Internal Revenue Service. A preliminary assessment is pending which is not material to the consolidated financial position or results of operations as of December 27, 1997.

(9)      EMPLOYEE BENEFIT PLANS

         (a)      DEFINED-CONTRIBUTION PLANS

                  On January 1, 1997, the Company's defined contribution plan, which covers substantially all employees, was renamed the ProSource Retirement Advantage Plan. Eligible employees can contribute up to 15% of base compensation, with the following benefits: (i) Company contributions of 2 percent, (ii) additional Company matching of 50 percent of the first 6 percent contributed by the employee, and (iii) vesting of Company contributions ratably over four years of service.

                  The Company also had a Money Purchase Plan which covered those former NAD salaried employees not covered by a defined-benefit plan. Under this plan, the Company contributed 10 percent of eligible salary. The Money Purchase Plan was terminated effective December 1996.

                  The amount of contribution expense incurred by the Company for these plans was approximately $1.5 million, $2.7 million and $2.2 million for fiscal years 1997, 1996 and 1995, respectively.

         (b)      DEFINED-BENEFIT PENSION PLANS

                  In conjunction with the changes to the ProSource Retirement Advantage Plan in 1997, the Company terminated all three noncontributory defined-benefit pension plans covering substantially all employees except those covered by multiemployer pension plans under collective-bargaining agreements. The Company settled all pension obligations related to these terminated plans in 1997 through (i) the purchase of annuities, (ii) lump-sum payments, or (iii) the transfer of plan benefits into the ProSource Retirement Advantage Plan, at the participant's discretion. In 1997, the Company recognized no gain or loss associated with the termination of these defined-benefit pension plans. At December 27, 1997, the Company's remaining accrual of $9,000 combined with excess plan assets of approximately $46,000 are expected to cover any remaining costs relating to the termination of these plans.

                  Pension costs of approximately $1.1 million and $0.9 million reflected in the consolidated statements of operations for fiscal years 1996 and 1995, respectively, were determined based on actuarial studies. The Company's pension expense for contributions to the various

                                 PROSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995

                  multiemployer pension plans under collective-bargaining agreements was approximately $1.1 million, $1.2 million, and $0.9 million for fiscal years 1997, 1996 and 1995, respectively.

(10)     STOCKHOLDERS' EQUITY

         Under the ProSource, Inc. Employee Stock Purchase Plan (the "Stock Plan"), officers and key employees of the Company ("Management Employees") purchased a total of 408,100 shares of Class B common stock at $10.00 per share in 1992, 132,500 shares of Class B common stock at $11.00 per share in 1993 and 1994, and 270,000 shares of Class B common stock at $10.00 per share in 1995 and 1996. In connection with the purchases of Class B common stock, each Management Employee entered into a Management Shareholders Agreement with the Company and Onex.

         The ProSource, Inc. Amended Management Option Plan (1995) (the "1995 Option Plan") provides certain Management Employees with options to purchase one-half the number of shares of Class B common stock purchased under the Stock Plan at the same price per share paid by such stockholder (either $10.00 or $11.00). Subject to the 1995 Option Plan, options granted under the 1995 Option Plan are exercisable until December 31, 2000. No additional options will be granted under the 1995 Option Plan. The 1995 Option Plan was amended in November 1996 to provide that all unvested options vest at a rate of 10% per year through December 31, 1999, when all remaining options vest. As a result, the Company recorded a pretax charge in 1996 of $1.2 million reflecting the difference between the market price of the Company's Class A common stock on the date of amendment and the exercise price of such options.

         Under the 1996 Stock Option Plan (the "1996 Option Plan"), the Company may grant options to its employees for up to 550,000 shares of Class B common stock. In 1997 and 1996, the Company granted options to purchase 16,000 and 358,000 shares, respectively, of Class B common stock at $14.00 per share. Options under the 1996 Option Plan vest ratably over four years from the date of grant. These options cannot be exercised, however, until the earlier of (i) the date on which the market value of the Company's common stock is 25% greater than the exercise price and
         (ii) the eighth anniversary of the date of grant. Subject to the provisions of the 1996 Option Plan, vested options may be exercised for a period of up to 10 years from the date of grant.

         Under the ProSource, Inc. 1997 Directors Stock Option Plan (the "1997 Directors Plan"), which was approved by the shareholders in April 1997, the Company may grant options to its directors, who so elect to receive such options in lieu of fees, to purchase shares of Class A common stock at $4.00 per share below the stated fair market value on the date of grant. Options to purchase up to 100,000 shares of Class A common stock may be granted under this plan. In April 1997, the Company granted options to purchase 10,500 shares of Class A common stock at $5.25 per share. Options under the 1997 Directors Plan vest and become exercisable one year from the date of grant, provided that the holder thereof is still a director of the Company at such time. Subject to the provisions of the 1997 Directors Plan, options may be exercised for a period of up to 10 years after the vesting date. During the year ended December 27, 1997, the Company recognized $28,000 of compensation expense associated with this plan.

                                 PROSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995

(10)     STOCKHOLDERS' EQUITY (CONTINUED)

         A summary of the status of the Company's three option plans for the years ended December 27, 1997, December 28, 1996, and December 30, 1995 is as follows:

                                                     Weighted                  Weighted                  Weighted
                                                     Average                   Average                    Average
                                          1997       Exercise        1996      Exercise      1995         Exercise
                                         Shares       Price         Shares      Price       Shares         Price
                                         ------       -----         ------      -----       ------       --------
        Options outstanding -
           beginning                     706,450     $  12.10      327,700     $  10.16      237,450     $  10.22
        Options granted                   26,500        10.53      388,750        13.69      101,750        10.00
        Options exercised                     --           --         (125)       10.00           --           --
        Options canceled                 (93,300)       11.91       (9,875)       10.00      (11,500)       10.00
                                        --------     --------     --------     --------     --------     --------
        Options outstanding -
           ending                        639,650     $  12.06      706,450     $  12.10      327,700     $  10.16
                                        ========     ========     ========     ========      =======     ========
        Options exercisable -
           year-end                      176,449     $  11.86       78,401     $  10.13       41,500     $  10.12
                                        ========     ========     ========     ========     ========     ========

         The following table summarizes information about stock options outstanding at December 27, 1997:

                          Options Outstanding                                    Options Exercisable
     -------------------------------------------------------------------   ------------------------------
                      Number           Weighted Avg.                         Number
      Exercise      Outstanding          Remaining         Weighted Avg.   Exercisable     Weighted Avg.
       Prices       at 12/27/97      Contractual Life     Exercise Price   at 12/27/97    Exercise Price
       ------       -----------      ----------------     --------------   -----------    --------------
      $  5.25          10,500          9 years              $   5.25            -          $   5.25
        10.00         262,100          3 years                 10.00          87,034          10.00
        11.00          33,050          3 years                 11.00           9,915          11.00
        14.00         334,000          9 years                 14.00          79,500          14.00
                      -------          -------              --------          ------       --------

       Totals         639,650          6 years              $  12.06         176,449       $  11.86
                      =======          =======              ========         =======       ========


         During fiscal year 1996, the Company adopted SFAS No. 123. Under the provisions of the new standard, the Company elected to continue using the intrinsic-value method of accounting for stock-based compensation plans granted to employees under Accounting Principles Board Opinion No. 25 and provide pro-forma disclosure for the fair-value based method of accounting for compensation costs related to stock-option plans and other forms of stock-based compensation under SFAS No.
         123.

         The Company estimated the weighted-average fair value of each option granted during 1997, 1996 and 1995 at $5.41, $7.34 and $8.27, respectively. The fair value of these options was computed at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997, 1996 and 1995, respectively: risk-free interest rates of 6.3%, 6.2% and 6.3%; dividend yields of 0.0% for all years presented, volatility factors of the expected market price of the Company's common stock of 33.0% for all years presented and a weighted-average expected life of the options of 5, 7 and 7 years, respectively.

                                 PROSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995

(10)     STOCKHOLDERS' EQUITY (CONTINUED)

         The Black-Scholes option valuation model was developed for use in computing the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         For purposes of pro forma disclosures, the computed fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands, except per share data).

                                                                   1997               1996               1995
                                                               -----------        -----------        -----------
        Pro forma net loss                                     $   (13,943)       $   (23,817)       $    (1,587)

        Pro forma net loss per share - basic and diluted       $     (1.49)       $     (4.10)       $     (0.35)


         In conjunction with the acquisition of NAD, the Company issued warrants to Martin-Brower. At December 27, 1997 and December 28, 1996, the warrants were exercisable for 283,425 shares of Class B common stock at $12.35 per share during the period from April 1, 1997 through March 31, 2000, and upon consummation of certain transactions.

         On November 15, 1996, the Company completed the issuance of 3,400,000 shares of Class A common stock (at a price of $14.00 per share) through an initial public offering, resulting in net proceeds to the Company of approximately $43.2 million, after deducting underwriting discounts and commissions, and other offering costs of approximately $4.4 million. The net proceeds of the offering were used: (i) to prepay $15 million in outstanding principal and $1.1 million in accrued interest under a subordinated note payable to Onex; (ii) to prepay, at a discount, $10 million in outstanding principal and $0.1 million in accrued interest under a subordinated note payable to Martin-Brower for a total payment of $9.2 million and (iii) to repay $16.6 million of outstanding indebtedness under the Company's revolving-credit facility, after deducting a $1.3 million payment concurrent with the offering for the termination of a consulting agreement between the Company and certain former owners of an acquired company. Also in connection with the initial public offering, the Company incurred a noncash charge of $4 million resulting from the issuance to Onex of 285,714 shares of Class B common stock valued at the initial public-offering price in exchange for the agreement of Onex to relinquish its rights to receive an annual fee, previously paid in cash, for management services rendered to the Company.

         Under the ProSource, Inc. 1997 Employee Stock Purchase Plan, which was approved by the shareholders in April 1997, employees of the Company purchased a total of 33,799 shares of Class A common stock at $6.035 per share in 1997. In January 1998, an additional 30,336 shares of Class A common stock were purchased by employees at $6.035 per share under this plan.

                                PROSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995

(11)     CONTINGENCIES AND GUARANTEES

         The Company has guaranteed the principal due on certain loans obtained by its officers and employees in connection with the purchase of common stock under the Stock Plan. At December 27, 1997, such guarantees amounted to approximately $0.8 million and were covered by a letter of credit. At December 27, 1997, the Company was also obligated for $15.0 million in other letters of credit issued on behalf of the Company primarily as a guarantee of payment for obligations arising from workers' compensation claims. At December 27, 1997, the Company had $9.2 million available in unused letters of credit under its Existing Credit Facilities.

         The Company and its subsidiaries are parties to various legal actions arising in the ordinary course of business. Management believes that the outcome of such cases will not have a material adverse effect on the consolidated results of operations or the financial position of the Company.

(12)     CONCENTRATIONS OF CREDIT RISK

         Burger King Corporation ("BKC") owned and franchisee-owned Burger King restaurants collectively accounted for 46%, 41% and 45% of the Company's sales in fiscal years 1997, 1996 and 1995, respectively. Sales to BKC-owned restaurants represented approximately 5% of sales for each of the aforementioned years. Amounts due from BKC-owned restaurants at December 27, 1997 and December 28, 1996 were $5.8 million and $5.5 million, respectively.

         In addition, sales to Darden Restaurants, Inc. (owner of Red Lobster and Olive Garden restaurants) accounted for 21%, 20%, and 18% of the Company's sales in fiscal years 1997, 1996 and 1995, respectively. Amounts due from Darden Restaurants, Inc. at December 27, 1997 and December 28, 1996, were approximately $41.4 million and $41.1 million, respectively.

         Sales to Arby's restaurants (primarily franchisee-owned) accounted for 10% of Company sales in fiscal years 1996 and 1995. No other customer or restaurant concept accounted for more than 10% of the Company's sales in fiscal years 1997, 1996 or 1995. The Company periodically performs credit evaluations on its customers' financial condition and generally does not require collateral.

(13)     CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE

         During the fourth quarter of 1997, the Financial Accounting Standards Board's Emerging Issues Task Force reached a consensus on Issue No. 97-13, "Accounting for Costs Incurred in Connection with a Consulting Contract or an Internal Project that Combines Business Process Reengineering and Information Technology Transformation." The consensus requires that the cost of business process reengineering activities, whether done internally or by third parties, is to be expensed as incurred. As a result, any remaining unamortized portion of previously capitalized business process reengineering costs is required to be written off. The cumulative impact of initially conforming to this new standard in the fourth quarter of 1997 was reported as a change in accounting principle in the accompanying consolidated statements of operations, with a cumulative charge, net of tax, of $6.4 million, or $0.69 per share.

                                 PROSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995


(14)     NET LOSS PER SHARE

         For all years presented in the accompanying consolidated statements of operations, all stock options and other potential common shares were excluded from the calculation of diluted loss per share, since they would produce anti-dilutive results. As a result, there are no reconciling items to the numerator and denominator of the basic and diluted loss per share computations.

         The following were outstanding during fiscal 1997, but were excluded from the computation of diluted net loss per common share for fiscal 1997.

                                     Related Number of           Conversion
                                    Common Stock Shares        Price per Share        Expiration
                                    -------------------        ---------------        ----------
Options - 1995 Option Plan          288,650 shares - Class B    $10.00 or $11.00      December 2000
Options - 1996 Option Plan          340,500 shares - Class B    $14.00                November 2006 to January 2007
Options - 1997 Director's Plan       10,500 shares - Class A    $ 5.25                April 2007
Stock Warrants                      283,425 shares - Class B    $12.35                March 2000
$0.5 million convertible             25,000 shares - Class A
   subordinated note                                            $20.00                November 1999

(15)     SUBSEQUENT EVENT

         On January 29, 1998, the Company signed a definitive merger agreement with AmeriServe Food Distribution, Inc. ("AmeriServe"). Under the terms of the agreement, AmeriServe has agreed to pay $15.00 in cash for each outstanding share of the Company's common stock. In addition, under the agreement, all outstanding options will be accelerated and option holders will receive $15.00 less the applicable exercise for each share issuable upon exercise of the options. AmeriServe has indicated that it intends to refinance all of the Company's outstanding debt.

         The merger is subject to regulatory approvals and other customary conditions to closing. Onex Corporation and certain of its affiliates, which own approximately 61% of the Company's outstanding stock, representing approximately 85% of the voting power, have committed to vote in favor of the merger, which will assure the necessary shareholder approval. The merger is expected to close in the second quarter of fiscal 1998.

                          INDEPENDENT AUDITORS' REPORT
                        ON FINANCIAL STATEMENT SCHEDULES


The Board of Directors and Stockholders
ProSource, Inc.:

Under date of February 20, 1998, we reported on the consolidated balance sheets of ProSource, Inc. and subsidiaries as of December 27, 1997 and December 28, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 27, 1997, which are included in the Company's Annual Report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedules in the Company's Annual Report on Form 10-K. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


KPMG PEAT MARWICK LLP

/s/KMPG PEAT MARWICK LLP

Miami, Florida
February 20, 1998

                          PROSOURCE, INC. (PARENT ONLY)
           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                      CONDENSED BALANCE SHEETS INFORMATION
                     DECEMBER 27, 1997 AND DECEMBER 28, 1996
                             (DOLLARS IN THOUSANDS)

                                   ASSETS                              1997             1996
                                                                    ---------        ---------
Current assets:
      Cash and cash equivalents .............................       $     689        $     670
      Due from subsidiaries .................................           2,621            2,936
                                                                    ---------        ---------
                Total current assets ........................           3,310            3,606
Investment in subsidiaries ..................................          58,735           72,526
Deferred income taxes .......................................           2,387            2,383
                                                                    ---------        ---------
                Total assets ................................       $  64,432        $  78,515
                                                                    =========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accrued liabilities ...................................       $      17        $      --
                                                                    ---------        ---------
      Total current liabilities .............................              17               --
                                                                    ---------        ---------
Commitments and contingencies
Stockholders' equity:
      Preferred stock .......................................              --               --
      Class A Common Stock ..................................              35               34
      Class B Common Stock ..................................              58               60
      Additional paid-in capital ............................         104,934          105,256
      Accumulated deficit ...................................         (40,580)         (26,901)
      Accumulated foreign currency translation adjustments ..             (32)              66
                                                                    ---------        ---------
                Total stockholders' equity ..................          64,415           78,515
                                                                    ---------        ---------
                Total liabilities and stockholders' equity ..        $ 64,432        $  78,515
                                                                    =========        =========


SEE ACCOMPANYING NOTES TO CONDENSED FINANCIAL INFORMATION.

                          PROSOURCE, INC. (PARENT ONLY)
           SCHEDULE 1 - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
            CONDENSED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
          (DEFICIT) INFORMATION FOR THE YEARS ENDED DECEMBER 27, 1997,
                     DECEMBER 28, 1996 AND DECEMBER 30, 1995
                             (DOLLARS IN THOUSANDS)

                                                                                      1997           1996            1995
                                                                                   --------       --------        --------
                                                                                  (52 WEEKS)      (52 WEEKS)      (52 WEEKS)
Revenues ...................................................................       $     --        $     --        $     --
Operating expenses .........................................................             --              --              (3)
Contract termination charges ...............................................             --          (5,224)             --
Interest expense ...........................................................             --            (748)           (729)
Interest income ............................................................             18              33              53
Equity in losses of subsidiaries ...........................................        (13,693)        (21,418)         (1,294)
                                                                                   --------        --------        --------
   Loss before income taxes and extraordinary item .........................        (13,675)        (27,357)         (1,973)
Income tax (provision) benefit .............................................             (4)          2,386             417
                                                                                   --------        --------        --------
   Loss before extraordinary item ..........................................        (13,679)        (24,971)         (1,556)
Gain on early retirement of debt net of tax provision of $397  .............             --             610              --
                                                                                   --------        --------        --------
   Net loss ................................................................        (13,679)        (24,361)         (1,556)
Retained earnings (deficit), beginning of year .............................        (26,901)         (2,540)           (984)
                                                                                   --------        --------        --------
Retained earnings (deficit), end of year ...................................       $(40,580)       $(26,901)       $ (2,540)
                                                                                   ========        ========        ========

See accompanying notes to condensed financial information.

                          PROSOURCE, INC. (PARENT ONLY)
           SCHEDULE 1 - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                  CONDENSED STATEMENTS OF CASH FLOW INFORMATION
          FOR THE YEARS ENDED DECEMBER 27, 1997, DECEMBER 28, 1996 AND
                                DECEMBER 30, 1995
                             (DOLLARS IN THOUSANDS)

                                                                                      1997            1996            1995
                                                                                    --------        --------        --------
                                                                                   (52 WEEKS)      (52 WEEKS)      (52 WEEKS)
Cash flows from operating activities:
Net loss ...................................................................       $(13,679)       $(24,361)       $ (1,556)
Adjustments to reconcile net loss to net cash provided by (used in)
     operating activities:
     Undistributed losses of subsidiaries ..................................         13,693          21,418             914
     Contract termination charges ..........................................             --           5,224              --
     Dividends received from subsidiaries ..................................             --              --           7,208
     Deferred income taxes .................................................             (4)         (1,989)           (103)
     Gain on early retirement of debt ......................................             --          (1,007)             --
     Amortization of note discount .........................................             --             740             592
     Changes in operating assets and liabilities:
       Decrease in other current assets ....................................             --              --              58
       Increase (decrease) in accrued liabilities ..........................             17            (110)            100
                                                                                    --------        --------        --------
         Net cash provided by (used in) operating activities ...............             27             (85)          7,213
                                                                                    --------        --------        --------
Cash flows from investing activities:
   Capital contributions to subsidiaries ...................................             --         (31,802)        (38,897)
   Advances to/from subsidiaries ...........................................             90          (2,870)         (7,170)
                                                                                    --------        --------        --------
         Net cash provided by (used in) investing activities ...............             90         (34,672)        (46,067)
                                                                                    --------        --------        --------
Cash flows from financing activities:
   Issuance of long-term debt ..............................................             --              --          12,326
   Repayments of long-term debt ............................................             --          (9,766)         (2,085)
   Proceeds from issuance of common stock ..................................             --          44,464          28,585
   Payments to acquire and retire treasury stock ...........................             --            (205)           (222)
                                                                                   --------        --------        --------
       Net cash provided by financing activities ...........................             --          34,493          38,604
                                                                                   --------        --------        --------
Effect of exchange-rate changes on cash ....................................            (98)             (5)             71
                                                                                   --------        --------        --------
       Net increase (decrease) in cash and cash equivalents ................             19            (269)           (179)
Cash and cash equivalents, beginning of year ...............................            670             939           1,118
                                                                                   --------        --------        --------
Cash and cash equivalents, end of year .....................................       $    689        $    670        $    939
                                                                                   ========        ========        ========
Supplemental disclosures of cash flow information:
Cash paid during the year for:
       Interest ............................................................       $     --        $     --        $     41
                                                                                   ========        ========        ========
       Income taxes, net of refunds ........................................       $     --        $     --        $      1
                                                                                   ========        ========        ========




SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     In October 1997, the parent issued 33,799 Class A common shares to employees under the 1997 Employee Stock Purchase Plan at $6.035 per share in exchange for a reduction in advances owed by subsidiaries of $204.

     During 1997, the parent recognized $28 of compensation expense (included in equity in losses of subsidiaries) associated with the 1997 Directors Stock Option Plan.

     During 1997, the parent retired treasury stock totalling $555 in exchange for a reduction in advances owed by subsidiaries. A subsidiary remitted this amount to the affected stockholders.

           See accompanying notes to condensed financial information.

                          PROSOURCE, INC. (PARENT ONLY)
           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                    NOTES TO CONDENSED FINANCIAL INFORMATION
           DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995

(1)      BASIS OF PRESENTATION

         In the parent company-only financial statements, the Company's investment in subsidiaries is stated at cost plus equity in undistributed earnings (losses) of subsidiaries since the date of acquisition. The parent company-only financial statements should be read in conjunction with the ProSource, Inc. consolidated financial statements.

(2)      STOCKHOLDERS' EQUITY

         In November 1996, the Parent changed its capital structure to 10,000,000 authorized shares of $0.01 par value Preferred Stock, 50,000,000 authorized shares of $0.01 par value Class A Common Stock and 10,000,000 authorized shares of $0.01 par value Class B Common Stock. Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes. In addition, each share of Class B Common Stock is convertible at the option of the holder thereof into one share of Class A Common Stock and will automatically convert into one share of Class A Common Stock upon certain events.

         In November 1996, the Parent's board of directors declared a 100-to-1 stock split. The Parent's additional paid-in capital account and the Class B Common Stock account have been restated to retroactively reflect the stock split.

         On November 15, 1996, the Parent completed the issuance of 3,400,000 shares of Class A Common Stock (at a price of $14 per share) through an initial public offering, resulting in net proceeds of approximately $43.2 million, after deducting underwriting discounts and commissions, and other offering costs of approximately $4.4 million. The net proceeds of the offering were partially used to pay a $10 million subordinated note and the remainder was advanced as a capital contribution to ProSource Services Corporation, a wholly-owned subsidiary.

(3)      TERMINATION OF CONTRACT AGREEMENTS

         In connection with the initial public offering, the Parent incurred a noncash charge of $4 million resulting from the issuance to Onex of 285,714 shares of Class B Common Stock valued at the initial public offering price in exchange for the agreement of Onex to relinquish its right to receive an annual fee, previously paid in cash, for management services rendered to the Company.

         In November 1996, the Parent amended the ProSource, Inc. Management Option Plan (1995) to provide for unvested options to vest at a rate of 10% per year through December 31, 1999, when all remaining options will vest. In connection with this amendment, the Parent Company recorded a pre-tax charge of $1.2 million reflecting the difference between the market price of the Company's Class A Common Stock on the date of amendment and the exercise price of such options.

                          PROSOURCE, INC. (PARENT ONLY)
           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
              NOTES TO CONDENSED FINANCIAL INFORMATION (CONTINUED)
           DECEMBER 27, 1997, DECEMBER 28, 1996 AND DECEMBER 30, 1995


(4)      RECLASSIFICATION

         Certain amounts previously presented in the financial statements of prior years have been reclassified to conform to the current year presentation.

                                 PROSOURCE, INC.
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                     FOR THE YEARS ENDED DECEMBER 30, 1995,
                       DECEMBER 28, 1996 AND DECEMBER 27,
                           1997 (DOLLARS IN THOUSANDS)

ALLOWANCE FOR DOUBTFUL ACCOUNTS
BALANCE, December 31, 1994 .....................       $ 2,911
         Acquired allowance of NAD .............         1,893
         Additions charged to costs and expenses         1,845
         Recoveries ............................           153
         Write-offs ............................        (4,217)
                                                       -------

BALANCE, December 30, 1995 .....................       $ 2,585
         Additions charged to costs and expenses         1,682
         Recoveries ............................           709
         Write-offs ............................        (2,642)
                                                       -------

BALANCE, December 28, 1996 .....................       $ 2,334
         Additions charged to costs and expenses         2,275
         Recoveries ............................           268
         Reclassifications .....................         1,160
         Write-offs ............................        (1,952)
                                                       -------
BALANCE, December 27, 1997 .....................       $ 4,085
                                                       =======

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         None.


ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

Set forth below are the directors and executive officers of the Company.

Name                                         Age               Position
-----                                     --------    ----------------------------------
David R. Parker                              54       Chairman of the Board of Directors
Thomas C. Highland                           56       President, Chief Executive Officer and Director
Daniel J. Adzia                              55       Vice-Chairman, Chief Marketing Officer and Director
Gerald W. Schwartz                           55       Director
Anthony R. Melman                            50       Director
Michael Carpenter                            50       Director
Anthony Munk                                 37       Director
C. Lee Johnson                               65       Director
R. Geoffrey P. Styles                        67       Director
William F. Evans                             50       Executive Vice President, Chief Financial Officer
Robert S. Donaldson                          42       Executive Vice President, Chief Operating Officer, ProSource
                                                         Distribution Operations
Paul A. Garcia de Quevedo                    43       Vice President, Treasurer and Secretary
Maurice L. Ambler                            50       Senior Vice President, Human Resources
Dennis T. Andruskiewicz                      44       Senior Vice President, Operations Support
Bruce O. Burnham                             54       Senior Vice President, Procurement and Supply Chain Services
John E. Foley                                48       Senior Vice President, Chief Information Officer
John P. Gainor                               40       Senior Vice President, Logistics and Chief Operating Officer,
                                                          PSD Transportation Services


         David R. Parker Mr. Parker has served as Chairman of the Board of Directors since the formation of the Company in 1992. From July 1, 1991 to July 1, 1992, Mr. Parker was an independent investor, working primarily on the formation of the Company and the acquisition of BKDS from BKC. Prior to such time, he was Senior Executive Vice President of Ryder System, Inc. and President of the Vehicle Leasing and Services Division. Previously, he was Chief Operating Officer of Ryder's Business Services Group which included the company's worldwide aviation support businesses and its insurance management services businesses. Before joining Ryder System in 1984, Mr. Parker was Executive Vice President and Sector Executive of American Can Company (Primerica). Mr. Parker serves on the Boards of Directors of Premark International, Inc., SunTrust Bank, Miami, N.A. and Tupperware Corporation.

         Thomas C. Highland Mr. Highland has served as President, Chief Executive Officer and a Director of the Company since its formation in 1992. Before serving in this capacity, Mr. Highland was President of BKDS from 1988 to 1992. Prior thereto, he held various executive positions at Warner Lambert Company, including Vice President, U.S. Distribution, Director, Distribution Operations, Pharmaceutical Group and Director, Distribution Center Operations from 1963 to 1988.

         Daniel J. Adzia Mr. Adzia has served as Vice-Chairman, Chief Marketing Officer of the Company since the acquisition of NAD in March 1995 and a Director of the Company since April 1995. From 1975 to 1995, Mr. Adzia served in various executive capacities at Martin-Brower including President of NAD. Prior to joining Martin-Brower, Mr. Adzia held various sales and sales management positions with Oscar Mayer & Co.

         Gerald W. Schwartz Mr. Schwartz has served as a Director of the Company since its formation in 1992. Mr. Schwartz is Chairman of the Board, President and Chief Executive Officer of Onex Corporation and has served in such capacity since its formation in 1983. Mr. Schwartz serves on the Board of Directors of Alliance Communications Corporation. He is Vice-Chairman and Member of the Executive Committee of Mount Sinai Hospital and is a Director or Governor of a number of other organizations, including Junior Achievement, Canadian Council of Christians and Jews, and The Starlight Foundation.

         Anthony R. Melman Mr. Melman has served as a Director of the Company since its formation in 1992. Mr. Melman has been Vice President of Onex Corporation since 1984. Prior to joining Onex, Mr. Melman held various executive positions at Canadian Imperial Bank of Commerce and Union Acceptances Limited, a South African merchant banking organization. Mr. Melman serves on the Board of Directors of Purolator Courier Ltd., Celestica, Inc., BT Bank of Canada and AlphaNet Telecom, Inc.

         Michael Carpenter Mr. Carpenter has served as a Director of the Company since October 1992. Since January 1995, he has been Chairman and Chief Executive Officer of Travelers Life and Annuity Company. He also serves as Executive Vice President of Travelers Group, Inc., responsible for business development and planning. Mr. Carpenter was Chairman of the Board, President and Chief Executive Officer of Kidder, Peabody Group Inc., a wholly owned subsidiary of General Electric Company from January 1989 to June 1994. Mr. Carpenter serves on the Board of Directors of General Signal, Inc., a diversified manufacturing company.

         Anthony Munk Mr. Munk has served as a Director of the Company since January 1995. He joined Onex Corporation in April 1988, and is currently a Vice President. During the period January 1995 to September 1995, Mr. Munk served as Senior Vice President of The Horsham Corporation, a Canadian based company which has interests in gold, real estate and refining ventures, and is currently a Director of Barrick Gold Corporation.

         C. Lee Johnson Mr. Johnson has served as a Director of the Company since October 1992. Since October 1997, he has been President Emeritus of Limited Distribution Services (a subsidiary of The Limited, Inc.), where he was President from 1986 to 1997. From 1984 to 1986, he was Senior Vice President, Beatrice U.S. Food Corporation and the President, Beatrice Distribution, Inc. Mr. Johnson serves on the Executive Committee and Board of Directors of the Columbus Chamber of Commerce.

         R. Geoffrey P. Styles Mr. Styles has served as a Director of the Company since October 1992 and is a director of Onex Corporation. From 1990-1996, he served as Chairman of the Board of Directors of Drivers Jonas (Canada) Ltd. He serves as Chairman and Director of Grosvenor International Holdings Limited and is on the Boards of Directors of Royal Trust Company, The Geon Company, Echo Bay Mines Ltd., Fairwater Capital Corporation and Working Ventures Canadian Fund Inc.

         William F. Evans Mr. Evans has served as Executive Vice President, Chief Financial Officer of the Company since July 1995. Prior to joining the Company, he was the Senior Vice President, Corporate Operations of H&R Block, Inc. from August 1992 to June 1995. Prior to 1992, Mr. Evans served in executive capacities at D&B Software Services, Inc. from 1990 to 1992, Management Science America, Inc.

from 1989 to 1990 and Electromagnetic Sciences, Inc. from 1985 to 1989. From June 1980 to November 1985, Mr. Evans served as a partner of KPMG Peat Marwick LLP, the Company's independent auditors. Mr. Evans serves as a Director of Interim Services, Inc. Mr. Evans is a certified public accountant.

         Robert S. Donaldson Mr. Donaldson has served as Executive Vice President Chief Operating Officer, ProSource Distribution Operations since January 1998. From January 1995 to January 1998, he served as Senior Vice President, Field Operations of the Company. From January 1993 to December 1994, he served as Vice President of Business Development of the Company. Prior to joining the Company, Mr. Donaldson was the President of Institution Food House, Inc., a broadline foodservice distributor from 1986 to 1993 and Vice President of Sky Brothers, Inc., a foodservice distributor from 1973 to 1986.

         Paul A. Garcia de Quevedo Mr. Garcia has served as Vice President, Treasurer and Secretary of the Company since its formation in 1992. Prior to such time, Mr. Garcia served as Vice President, Finance, for BKDS. Mr. Garcia joined BKDS in January 1986. Mr. Garcia is a certified public accountant.

         Maurice L. Ambler Mr. Ambler has served as Senior Vice President of Human Resources of the Company since January 1997. From July 1992 to December 1996, Mr. Ambler served as Vice President of Human Resources. Prior to such time, Mr. Ambler was Senior Director of Human Resources of BKDS from April 1991 to June 1992, and Director of Human Resources for BKDS from July 1990 to April 1991. Prior to joining BKDS, Mr. Ambler held various human resources positions at ITT Sheraton, Pepsico Inc.'s Pizza Hut and Frito-Lay divisions and Miller Brewing Company.

         Dennis T. Andruskiewicz Mr. Andruskiewicz has served as Senior Vice President, Operations Support of the Company since September 1996 and Vice-President, Field Operations since the acquisition of NAD in March 1995. Before serving in such capacity, Mr. Andruskiewicz was the Vice President of Distribution for Martin-Brower from 1990 to 1995 and the Director of Distribution for the Planters Life Savers Division of RJR Nabisco from 1987 to 1990.

         Bruce O. Burnham Mr. Burnham joined the Company in December 1997 and serves as the Senior Vice President, Procurement and Supply Chain Services. Mr. Burnham has twenty years of experience in distribution, supply chain management and strategic purchasing. From July 1994 to December 1997, Mr. Burnham served as Vice President, Purchasing and Distribution for Boston Chicken, Inc. From May 1990 to July 1994, Mr. Burnham served as Corporate Vice President of Procurement for Service America Corporation.

         John E. Foley Mr. Foley has served as Senior Vice President, Chief Information Officer since January 1998. From August 1995 to January 1998, he served as Senior Vice President, Operations Development of the Company and Senior Vice President, Finance and Systems, Chief Financial Officer from April 1994 to July 1995. Prior to joining the Company, Mr. Foley was the Senior Vice President, Grand Metropolitan Computer Systems for Grand Metropolitan, PLC from 1992 to 1995 and Vice President, MIS for BKC from 1990 to 1992.

         John P. Gainor Mr. Gainor has served as Senior Vice President, Logistics and Chief Operating Officer, PSD Transportation Services, the Company's transportation subsidiary, since January 1998, Senior Vice President, Logistics and Purchasing from November 1995 to January 1998, Vice President, Operations Support from July 1992 to May 1993 and from November 1994 to November 1995 and Eastern Region, Vice President from June 1993 to October 1994. Prior to joining the Company in April 1992, he held various executive positions, including Director, Transportation and Planning, Manager, Transportation, Manager, Private Carriage Operations and Regional Transportation Manager, at Warner Lambert Company since 1982.

         Each director is elected annually by the Company's stockholders and holds office until the next annual meeting of stockholders and until his successor is elected and qualified. Each executive officer is elected annually by the Board of Directors and holds office until his successor is elected and qualified. There are no family relationships among any of the directors or executive officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's Class A Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that, except for the Initial Statement on Form 3 for Maurice L. Ambler, Senior Vice President, Human Resources, which was filed late, all filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with during the year ended December 27, 1997.

ITEM 11.  EXECUTIVE COMPENSATION.

         The following table sets forth certain information regarding compensation earned during the Company's three most recently completed fiscal years by the chief executive officer and each of the five other most highly compensated executive officers during 1997, including one former executive officer (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM
                                                                                                     COMPENSATION
                                                                                                        AWARDS/
                                                                                  OTHER ANNUAL        SECURITIES         ALL OTHER
                                               FISCAL          ANNUAL             COMPENSATION        UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION                    YEAR         COMPENSATION             ($)(1)         OPTIONS(#)(2)         ($)(3)
---------------------------                    ------     -----------------       ------------      -------------      ------------
                                                           SALARY     BONUS
                                                           ($)       ($)
                                                          --------   ------
                                               1997       450,000         -             (4)                  -              7,950
David R. Parker                                1996       324,038         -          35,148             25,000             90,500
   Chairman of the Board of Directors........  1995       300,000   150,000             (4)              5,000            153,120
                                               1997       450,000         -             (4)                  -              7,950
Thomas C. Highland                             1996       324,038         -          33,104             25,000             90,500
   President, Chief Executive Officer........  1995       300,000   150,000             (4)              3,750            103,120
                                               1997       320,000         -          47,406                  -              7,950
Daniel J. Adzia                                1996       310,000         -          61,448             15,000             15,000
   Vice Chairman, Chief Marketing Officer....  1995(5)    225,385   112,500             (4)             22,500             21,410
William F. Evans                               1997       315,000         -          60,333                  -              7,950
   Executive Vice President, Chief Financial   1996       287,500         -          44,548             15,000            135,051
   Officer...................................  1995(6)    116,346    82,282             (4)             22,500                  -
Robert S. Donaldson                            1997       199,550         -             (4)                  -             25,155
   Executive Vice President, Chief Operating   1996       175,961         -             (4)             10,000             30,601
   Officer, ProSource Distribution Operations  1995       157,500    58,575             (4)                  -             13,749
William G. Berryman                            1997       177,187    35,000             (4)                  -             43,689
   Senior Vice President, Information          1996       117,789    35,000             (4)             10,000             75,320
   Technology(7).............................

------------------

(1) The amounts shown in the "Other Annual Compensation" column consist of the following (i) Mr. Parker: For 1996, $14,000 car allowance, $13,000 perquisite allowance and $8,148 of interest paid by the Company in respect of an outstanding loan, (ii) Mr. Highland: For 1996, $14,000 car allowance, $13,000 perquisite allowance and $6,104 of interest paid by the Company in respect of an outstanding loan, (iii) Mr. Adzia: For 1997 and 1996, respectively, $14,400 and $4,528 car allowance, $13,000 and $16,283 perquisite allowance and $20,006 and $40,637 of interest paid by the Company in respect of an outstanding loan, and (iv) Mr.
         Evans: For 1997 and 1996, respectively, $14,400 and $11,100 car allowance, $5,000 and $5,000 perquisite allowance and $40,933 and $28,448 of interest paid by the Company in respect of an outstanding loan. The loans referred to in the previous sentence were provided by a third party lender to finance, in part, certain purchases of Common Stock by employees, including the Named Executive Officers, and were guaranteed by the Company. Effective as of March 21, 1997 (November 20, 1997 with respect to Mr. Adzia), the lender released the Company from its guaranty of such loans and took a pledge of the shares as security for the loans. As of December 27, 1997, the Company continued to guarantee the loan to Mr. Evans.

(2)      Options to acquire shares of Class B Common Stock.

(3) The amounts shown in the "All Other Compensation" column for each Named Executive Officer in 1997 consist of $7,950 in the Company's contributions to its defined contribution plan, plus $17,205 in educational payments in the case of Mr. Donaldson, and $35,739 in relocation payments, in the case of Mr. Berryman. See "Defined Contribution Plans." Amounts for 1995 and 1996 have been restated to reflect the reversal of accruals previously made for the benefit of the Named Executive Officers under the Company's proposed Supplemental Executive Retirement Plan. The Company subsequently determined not to adopt such plan.

(4) Excludes perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer.

(5) Represents amounts paid from April 1, 1995 through the end of 1995. Prior to such time Mr. Adzia was employed by NAD.

(6) Represents amounts paid from July 28, 1995 through the end of 1995. Prior to such time Mr. Evans was not employed by the Company.

(7) 1996 represents amounts paid from April 29, 1996 through the end of 1996. Prior to such time Mr. Berryman was not employed by the Company. Due to a change in responsibilities, Mr. Berryman was not reelected as an executive officer in January 1998.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements (each an "Employment Agreement") with each of Messrs. David R. Parker, Thomas C. Highland, Daniel J. Adzia, Paul A. Garcia de Quevedo, Dennis T. Andruskiewicz and John E. Foley (each an "Employee"). Each Employment Agreement provides that the Employee will receive an annual salary (subject to increase at the discretion of the Board of Directors), a cash bonus calculated in accordance with the Company's management bonus or incentive compensation plan in effect from time to time and certain benefits. The term of each Employment Agreement is three years (one year in the case of Mr. Andruskiewicz), with automatic one year extensions unless terminated earlier by the Company or the Employee upon prior written notice. In the event that the Company terminates the Employee's employment for disability or without cause, the Employee is entitled to receive his salary, a pro rata portion of the actual incentive payment that he would have received under the management incentive plan for the year in which termination occurs and all other benefits in effect for senior management employees at the time of termination ("Termination Benefits") for a period of one year from the date of termination, except in the case of Mr. Highland. In the event that the Company terminates Mr. Highland's employment for disability or without cause, he is entitled to receive payment in an amount equal to 150% of the sum of the Termination Benefits for a period of eighteen months from the date of termination.

         Effective April 1, 1998, Mr. Adzia's current employment agreement will terminate and he will become a consultant to the Company. Under the terms of this consulting agreement, Mr. Adzia will receive annual compensation of $75,000 through April 1, 2000. In addition, Mr. Adzia will be eligible for an incentive bonus of up to $200,000 based on achieving certain agreed upon targets. All benefits, bonuses and other types of compensation previously provided under his employment contract, with the exception of medical coverage and existing stock options, will terminate on March 31, 1998.

         Each Employee is also subject to a one-year covenant not to compete effective upon termination of employment for any reason, except in the case of Mr. Highland (eighteen months).

DIRECTOR COMPENSATION

         Directors who are not officers or employees of the Company or Onex are entitled to receive an annual fee of $14,000, plus $1,500 for each Board of Directors meeting attended, $1,000 for each committee meeting attended and a $2,500 annual fee for serving as chairman of a committee. All directors are reimbursed for out-of-pocket expenses.

         1997 Directors Stock Option Plan. Under the 1997 Directors Stock Option Plan (the "Directors Plan"), each outside director may elect to receive in lieu of all or any portion of such director's annual retainer fee, a stock option exercisable for a number of shares of Class A Common Stock equal to the amount of such fee or portion thereof divided by $4.00. The exercise price for such stock option will be equal to $4.00 per share below the Fair Market Value of a share of Class A Common Stock on the date of grant; provided, however, that in no event will the exercise price of such Stock Option be less than 50% of the Fair Market Value of a share of Class A Common Stock on the date of the grant. "Fair Market Value" is defined as the average closing price of a share of Class A Common Stock on the Nasdaq National Market (or such other exchange on which shares of Class A Common Stock are listed) for the five trading days immediately preceding the applicable date. The duration of the Directors Plan is ten years. The number of shares of Class A Common Stock currently available for use in the Directors Plan is 89,500.

         The date of grant of a stock option is the date of the annual meeting of stockholders of the Company. A stock option vests and becomes exercisable on the day prior to the date of the next annual meeting of stockholders after the date of grant. In the event that a stock option grantee is not a member of the Board on the vesting date, any stock option which has not become vested and exercisable as of such time will expire without vesting. Vested stock options may be exercised for 10 years from the date of grant.

         The Directors Plan may be amended by the Board of Directors; provided, however, that approval of the stockholders is required to (i) materially increase the benefits accruing to participants under the Directors Plan, (ii) materially increase the number of securities which may be issued under the Directors Plan or (iii) materially modify the requirements as to eligibility for participation in the Directors Plan. The Directors Plan may be terminated at any time by the Board of Directors or by the approval of the stockholders.

         The Directors Plan contains provisions designed to preserve for directors the benefits of grants in the event of a Change of Control (as defined in the Directors Plan). Upon a Change of Control any unvested option will vest. A director may surrender any option and receive cash equal to the excess of the Change of Control Price (as defined in the Directors Plan) over the exercise price.

         Currently, three members of the Board of Directors (Messrs. Carpenter, Johnson and Styles) are eligible to participate in the Directors Plan and such directors received options totaling 10,500 during 1997. Messrs. Carpenter, Johnson and Styles have elected to receive 50%, 100% and 100%, respectively, of their annual retainer fee for 1998 in stock options. In light of the fact that, if the proposed merger is consummated, the Company will not hold an annual meeting in 1998, the Company has waived such elections and in lieu thereof agreed to pay the directors the annual retainer to which they would otherwise be entitled in cash. See "Business--Merger Agreement."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation and Nominating Committee consists of Messrs. Johnson, Melman and Parker. The Equity Compensation Committee (the "Committee") consists of Messrs. Carpenter, Johnson and Styles. Mr. Parker is Chairman of the Board of ProSource.

OPTION PLANS AND OTHER EQUITY BASED COMPENSATION PLANS

         Amended Management Option Plan (1995). The Amended Management Option Plan (1995) (the "1995 Option Plan") provides for the grant of "non-qualified stock options" ("NQSO's") to management employees of the Company ("1995 Employee Participants") at the time that such employees purchase Class B Common Stock. Options granted under the 1995 Option Plan have an exercise price equal to the price at which the 1995 Employee Participant purchased such stock. Options are exercisable for shares of Class B Common Stock. The 1995 Option Plan provides for it to be administered by the Board of Directors of the Company or a committee thereof, and currently is administered by the Committee. Options granted under the 1995 Option Plan are not transferable or assignable.

         Options vest according to the following schedule: ten percent at the end of years 1995 through 1999, with the remaining 50% vesting at the end of such five-year period. Options granted under the 1995 Option Plan remain exercisable until December 31, 2000. In the event the Company sells substantially all of its assets or all of the Company's or any of its principal subsidiaries' shares of Common Stock in a transaction in which the consideration is principally other than common stock and results in Onex earning certain specified rates of return on its initial purchase of Common Stock, then all unexercised options under the 1995 Option Plan with respect to periods not yet ended are deemed earned and exercised immediately prior to the date the triggering transaction closes.

         The 1995 Option Plan terminates on the earlier of (i) December 31, 2000 and (ii) the sale of all of the Common Stock owned by Onex, the sale of all of the issued and outstanding stock of the Company or the sale of all or substantially all of the assets of a subsidiary of the Company.

         At December 27, 1997, options to purchase 295,150 shares of Class B Common Stock were outstanding. Additionally, during 1997, 53,300 options were canceled. No options were granted in 1997, and no additional options will be granted under the 1995 Option Plan.

         1996 Stock Option Plan. Pursuant to the 1996 Option Plan, executive officers and key employees of the Company are eligible to receive awards of stock options. The 1996 Option Plan provides for the award of NQSO's only. The 1996 Option Plan is administered by the Committee. Subject to the provisions of the 1996 Option Plan, the Committee determines when and to whom awards are granted, and the number of shares covered by each award. The Committee may interpret the 1996 Option Plan and may at any time adopt such rules and regulations for the 1996 Option Plan as it deems advisable. In addition, the Committee may cancel or suspend awards. Options granted under the 1996 Option Plan are not transferable or assignable, other than upon death.

         The exercise price for options granted under the 1996 Option Plan is at least 100% of the fair market value of a share of Class B Common Stock on the date of grant. Options vest ratably on each of the first four anniversaries of the date of grant. However, notwithstanding such vesting, no option becomes exercisable until the earlier of (i) the date on which the Market Value of the Class B Common Stock is at least 25% greater than the exercise price of such option and (ii) the eighth anniversary of the date of grant. "Market Value" of the Class B Common Stock is determined by taking the average closing price of the Class A Common Stock on the Nasdaq National Market or the principal securities exchange on which the Common Stock is listed for the five consecutive trading days immediately preceding the applicable date. Subject to the foregoing, vested options may be exercised for a period of up to 10 years from the date of grant.

         The Committee may provide for the payment of the option price in cash, by delivery of other Common Stock having a fair market value equal to the exercise price, by a combination thereof or by such other manner as the Committee shall determine, including a cashless exercise procedure.

         The Board of Directors may at any time and from time to time suspend, amend, modify or terminate the 1996 Option Plan; provided, however, that, to the extent required by Rule 16b-3 promulgated under the Exchange Act or any other law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company's stockholders. In addition, no such change may adversely affect any award previously granted, except with the written consent of the grantee.

         The Company has reserved 550,000 shares of Class B Common Stock for issuance upon exercise of options granted under the 1996 Option Plan. During 1997, the Company granted options to purchase 16,000 shares, none of which went to Named Executive Officers or directors. At December 27, 1997, options to purchase 334,000 shares of Class B Common Stock were outstanding. Additionally, 40,000 options were canceled during 1997. No options may be granted under the 1996 Option Plan after the tenth anniversary of the approval of the 1996 Option Plan.

         1997 Employee Stock Purchase Plan. The 1997 Employee Stock Purchase Plan (the "Employee Plan") was adopted by the Company's stockholders on April 29, 1997. The purpose of the Employee Plan is to permit eligible employees to purchase Class A Common Stock, through payroll deductions, at a specified percentage of the fair market value of the Class A Common Stock. It is intended that the Employee Plan qualify as an employee stock purchase plan under Section 423 of the Code.

         The Employee Plan is administered by the Committee. Subject to the express provisions of the Employee Plan, the Committee, by majority action thereof, is authorized to interpret and prescribe, amend and rescind rules relating to the Employee Plan and to make all other determinations necessary or advisable for the administration of the Employee Plan.

         The Employee Plan generally operates on the basis of a 12-month period beginning July 1 of each year (each a "Plan Year"). The first Plan Year commenced July 1, 1997. With respect to any Plan Year, all full-time employees of the Company and its participating subsidiaries (including officers and directors who are also employees) who have been employed continuously for at least three months prior to July 1 of such Plan Year are eligible to participate in the Employee Plan. No eligible employee may participate in the Employee Plan if after the purchase such employee would own (or have the right to purchase) stock of the Company possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company.

         An eligible employee electing to participate in the Employee Plan may contribute funds for the purchase of Class A Common Stock under the Employee Plan by directing his or her employer to withhold (in increments of 1%) not less than 1% and not more than 15% of his or her Base Earnings (as defined in the Employee Plan). A participant may elect to reduce (but not increase) the amount of rate of withholding for any Plan Year. Amounts withheld will be held by the participant's employer and automatically applied to purchase Class A Common Stock unless refunded to the participant by written election or direction of such participant.

         Amounts withheld from (and not refunded to) a participant in the Employee Plan will be used to purchase Class A Common Stock as of the last business day of each quarter of the Plan Year at a price equal to 85% of the Fair Market Value (as defined in the Employee Plan) of a share of Class A Common Stock on the first business day of such Plan Year.

         No participant in the Employee Plan may purchase Class A Common Stock under the Employee Plan and all other employee stock purchase plans of the Company and any of its subsidiaries at a rate in excess of $25,000 in Fair Market Value of such stock (determined as of the first business day of the Plan Year with respect to which stock is granted) for each calendar year in which any such right to purchase stock granted to such participant is outstanding at any time. If a participant is not entitled to purchase Class A Common Stock under any such other plan during a Plan Year, the total number of shares purchased under the Employee Plan for the participant with respect to that Plan Year may not exceed (1) $25,000 divided by (ii) the Fair Market Value of a share of Class A Common Stock on the first day of such Plan Year.

         The Board of Directors may at any time terminate, amend or modify the Employee Plan, provided that approval of stockholders is required to (i) increase the total amount of Class A Common Stock which may be offered under the Employee Plan (except for adjustments in the outstanding shares of Class A Common Stock by reason of a stock dividend or split, combination, recapitalization, or reclassification), (ii) withdraw the administration of the Employee Plan from the Committee or (iii) permit any member of the Committee to be eligible to participate in the Employee Plan.

         During 1997, 33,799 shares of Class A Common Stock were issued under this plan. Of this amount, Named Executive Officers accounted for 7,275 shares. Currently, 235,865 shares of Class A Common Stock are available to be purchased under the Employee Plan.

         The Employee Plan is scheduled to remain in effect until June 30, 2002.

DEFINED CONTRIBUTION PLANS

         401(k) Plan. The Company maintains the ProSource Retirement Advantage Plan (the "401(k) Plan"), a defined contribution retirement plan with a cash or deferral arrangement as described in Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The 401(k) Plan is intended to be qualified under Section 401(a) of the Code. All regular employees who are at least 21 years old, work at least 1,000 hours a year and are not excluded by a bargaining agreement are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant may make pre-tax elective contributions from 1% to 15% of his or her compensation, subject to statutory limits. The Company contributes to the 401(k) Plan (i) 2% of an eligible employee's compensation, and (ii) fifty cents for every dollar contributed by the employee up to the first 6% of an eligible employee's compensation. All contributions made by participants are fully vested and are not subject to forfeiture. A participant vests in any contributions made by the Company at a rate of 25% for each year of service. Each participant's entire 401(k) account is distributed to the participant or his or her beneficiary, without regard to vesting, upon retirement, death, disability, or termination of employment with the Company after the completion of four years of service. The trustee under the 401(k) Plan, at the direction of each participant, invests the assets of the 401(k) Plan in a number of investment options.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" in the body of the Proxy Statement.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         Shareholders Agreements. All of the Company's employees, including executive officers, and directors who purchased Class B Common Stock from the Company prior to the Company's initial public offering are parties to shareholders agreements (the "Shareholders Agreements") under which all such Class B Common Stock, as well as Class A Common Stock issuable upon conversion thereof and securities convertible into shares of Class B Common Stock (including shares issued upon exercise of options), held by them are subject to certain restrictions on transfer. Such restrictions provide, among other things, that, in the case of employee stockholders, sales through the public markets are subject to a right of first offer in favor of the Company, and, if the Company declines to purchase the shares, limitations on the amount sold. The Shareholders Agreements also provide that, subject to certain exceptions, employee stockholders have the right to participate with Onex in certain sales of Common Stock and that Onex may compel the sale of Common Stock by such stockholders in connection with certain sales of shares by Onex. In addition, the Shareholders Agreements provide employee and director stockholders with "piggyback" registration rights. The Shareholders Agreements terminate if Onex ceases to hold in the aggregate 20% of the outstanding voting capital stock of the Company of if another person or group holds in the aggregate a greater percentage of the outstanding voting capital stock of the Company than Onex.

                                 PROSOURCE, INC.
                              1500 San Remo Avenue
                           Coral Gables, Florida 33146

                    THIS PROXY IS SOLICITED BY THE COMPANY'S
                           BOARD OF DIRECTORS FOR THE
                         SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON WEDNESDAY, MAY 20, 1998


         The undersigned holder of Common Stock of ProSource, Inc., a Delaware corporation (the "Company"), hereby appoints David R. Parker, Thomas C. Highland and Paul A. Garcia de Quevedo and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held on Wednesday, May 20, 1998 at 11:30 a.m. local time, at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, located at 425 Park Avenue, New York, New York, and at any adjournment or postponement thereof.

         The Board of Directors recommends a vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

         1. To approve and adopt the Agreement and Plan of Merger, dated as of January 29, 1998, among AmeriServe Food Distribution, Inc., Steamboat Acquisition Corp. ("Merger Sub") and the Company, and to approve the transactions contemplated thereby, including the merger of Merger Sub with and into the Company, with the Company as the surviving corporation in the Merger (the "Merger").

         /  /  FOR               /  / AGAINST               /  / ABSTAIN


         2. To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. In their discretion, the persons appointed as proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof; provided that such persons will not exercise their discretionary voting authority to vote this proxy in favor of any adjournments or postponements of the Special Meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH IN ITEM 1 AND WITH REGARD TO OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE DISCRETION OF THE PROXYHOLDERS AS DESCRIBED IN THE PROXY STATEMENT; PROVIDED THAT SUCH PERSONS WILL NOT EXERCISE THEIR DISCRETIONARY VOTING AUTHORITY TO VOTE THIS PROXY IN FAVOR OF ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement dated April 30, 1998, relating thereto.



                                            ___________________________________
                                                   (Signature)


                                            ___________________________________
                                                 (Signature if held jointly)


                                            Date_________________________, 1998

                                            Please sign exactly as name appears
                                            hereon and mail it promptly even
                                            though you now plan to attend the
                                            Special Meeting of Stockholders.
                                            When shares are held by joint
                                            tenants, both should sign. When
                                            signing as Attorney, Executor,
                                            Administrator, Guardian or Trustee,
                                            please add your full title as such.
                                            If a corporation, please sign in
                                            full corporate name by president or
                                            other authorized officer. If a
                                            partnership or other entity, please
                                            sign in the name of such partnership
                                            or other entity by authorized
                                            person.


                   PLEASE MARK, SIGN AND DATE THIS PROXY CARD
                AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

                                        2